Filed Pursuant to Rule 424(b)(2)

Registration No. 333-220531

PROSPECTUS

American Church Mortgage Company

$10,000,000 of Series E Secured Investor Certificates

American Church Mortgage Company has operated as a real estate investment trust or “REIT” since its commencement of operations in 1996. We make mortgage loans to churches and other non-profit religious organizations. We also purchase mortgage secured bonds issued by such organizations.

We are offering our Series E Secured Investor Certificates.

This is a best efforts offering. The underwriter is not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. As of July 31, 2019, we have sold 3,390 of Series E Secured Investor Certificates for a total of $3,390,000.

We may offer new certificates with the following maturities: five (5) to fifteen (15) years. Depending on our capital needs, certificates with certain terms may not always be available. We will periodically establish and may change interest rates on the unsold certificates offered in this prospectus. Current interest rates can be found in the “Description of the Certificates” section of this prospectus. Investors are advised to check for prospectus supplements as interest rates are subject to change. However, once a certificate is sold, its interest rate will not change during its term.

The certificates are non-negotiable and may be transferred only in limited circumstances with the consent of our advisor. There is no public market for the certificates. The certificates will not be listed on any securities exchange. Our investors may have difficulty selling certificates prior to their scheduled maturity dates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The certificates are not “Certificates Of Deposit” or similar obligations and are not guaranteed by the FDIC or any other governmental fund or private entity. Investing in certificates involves risks and conflicts of interest. See “Risk Factors” beginning on page six (6) and “Conflicts of Interest” beginning on page fifteen (15). Those risks include the following:

•	If we fail to maintain our REIT status, we will be taxed as a corporation, which could adversely affect our ability to make debt service payments to holders of certificates.
•	We have conflicts of interest with the underwriter and our advisor, which are under common management.
•	You may have difficulty selling your certificates because there is no public market and our advisor must approve all transfers of certificates.
•	Our mortgages and bonds are secured by church property, which is typically special limited use collateral.
•	The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.
Series E Secured Investor Certificates	Price to Public	Selling Commission and Offering Expenses (2)	Proceeds to Us
Minimum Purchase	$1,000 (1)	$48.50	$952
Total	$10,000,000	$485,000	$9,515,000
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(1)	Certificates may be purchased in any multiple of $1,000.
(2)	Assumes the sale of all certificates offered hereby, of which there can be no assurance. Estimated for purposes of this table based on a 2.75% underwriter’s commission, a 0.75% underwriter’s management fee, a $60,000 non-accountable expense fee payable to the underwriter, and $75,000 in other offering expenses.
(3)	See the Plan of Distribution section of the Registration Statement for additional details.

AMERICAN INVESTORS GROUP, INC.

Minnetonka, Minnesota

October 17, 2019

AMERICAN CHURCH MORTGAGE COMPANY
Minnetonka, Minnesota

Table of Contents

PROSPECTUS SUMMARY	1
RISK FACTORS	6
WHO MAY INVEST	12
USE OF PROCEEDS	13
COMPENSATION TO ADVISOR AND AFFILIATES	13
CONFLICTS OF INTEREST	15
DISTRIBUTIONS	17
CAPITALIZATION	19
SELECTED FINANCIAL DATA	20
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	21
OUR BUSINESS	28
MANAGEMENT	48
EXECUTIVE COMPENSATION AND EQUITY COMPENSATION PLANS; DIRECTOR COMPENSATION	50
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	51
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	51
THE ADVISOR AND OUR ADVISORY AGREEMENT	52
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE CERTIFICATES	53
QUALIFICATION AS A REIT FOR FEDERAL INCOME TAX PURPOSES	55
ERISA CONSIDERATIONS	56
DESCRIPTION OF CAPITAL STOCK	56
DESCRIPTION OF THE CERTIFICATES	57
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS	63
PLAN OF DISTRIBUTION	66
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	67
LEGAL MATTERS	67
EXPERTS	68
ADDITIONAL INFORMATION	68
INDEX TO FINANCIAL STATEMENTS	F-i

PROSPECTUS SUMMARY

This summary highlights some information from the prospectus. It may not be all the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements. In this prospectus, American Church Mortgage Company refers to itself as “we,” “us,” and “our.” Our prospective investors are sometimes referred to as “you” or “your.”

American Church Mortgage Company

American Church Mortgage Company operates as a real estate investment trust, or REIT. We make mortgage backed loans from $100,000 to $2,000,000 to churches and other non-profit religious organizations for the purchase, construction/interim or refinancing of real estate and improvements. As of June 30, 2019 we had fifty-two (52) first mortgage loans outstanding aggregating $23,010,933 in principal amount, three (3) second mortgage loans totaling $220,404 in principal amount and a first mortgage bond portfolio with par values aggregating $16,658,937. We intend to continue to lend funds pursuant to our business plan as funds from the sale of our securities become available and as funds become otherwise available, for example through the repayment of loans.

American Church Mortgage Company was incorporated in the State of Minnesota on May 27, 1994. Our executive offices and those of our advisor are located at 10400 Yellow Circle Drive, Suite 102, Minnetonka (Minneapolis), Minnesota 55343. Our telephone number is (952) 945-9455.

Our Advisor

We are managed by Church Loan Advisors, Inc. Church Loan Advisors, Inc. is referred to in this prospectus as our advisor. Church Loan Advisors has served as our advisor since 1994. Our advisor manages our business activities, provides our office space, personnel, equipment and support services. Our advisor assumes most of the normal operating expenses we would otherwise incur if we had our own employees and directly managed our business activities. Pursuant to the advisory agreement between us and our advisor, we pay our advisor advisory fees based on our average invested assets and certain expenses. In addition, our advisor receives up to one half of any origination fees associated with a mortgage loan made or renewed by us. Our advisor is affiliated by common ownership with American Investors Group, Inc., which is the underwriter of this offering (the “Underwriter”).

More Information

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) with respect to the Secured Investor Certificates to be issued in the offering. This prospectus is a part of that registration statement. This Offering expires three years from the date of effectiveness which is November 6, 2020.

The registration statement is, and all of our filings with the SEC (some of which include our financial statements) are, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You can also access many of the documents that are referred to in this prospectus at the web site we maintain at http://www.church loans.net under the heading “Regulatory Filings.”

The Certificates Offered

Issuer	American Church Mortgage Company
Trustee	Herring Bank, Amarillo, Texas
Securities Offered	Series E Secured Investor Certificates
Offering Price	100% of the principal amount per certificate; multiples of $1,000 per certificate.
Maturity	5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 year maturities. Each certificate will mature on the anniversary of the last day of the fiscal quarter in which the certificate was purchased. We may cease offering specified maturities, and begin offering any unavailable maturities, at any time.
Interest Rates	As of the offering date, the interest rates we will pay for each maturity of certificates are set forth in the section entitled “Description of the Certificates” to this prospectus. However, investors are advised to check for prospectus supplements as interest rates are subject to change.

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Interest Payments	Interest will be paid quarterly to certificate holders.
Principal Payment	Unless you renew your certificate, we will pay the entire principal amount of the certificate at maturity.
Redemption	We generally will not be required to redeem outstanding certificates prior to maturity. We may redeem outstanding certificates in the following cases:
In our sole discretion, at any time upon 30 days’ notice.
If you die, your representative may require us to redeem your certificate, subject to an aggregate limit of $25,000 in any calendar quarter for all redemptions.
If we terminate our advisory agreement with Church Loan Advisors, Inc., our current advisor, for any reason, we will be required to offer to redeem all outstanding certificates (but are permitted to redeem fewer than all if holders of our outstanding certificates elect to retain their certificates until maturity).
If we redeem any certificate, we will pay the holder an amount equal to the outstanding principal amount of the redeemed certificate plus accrued but unpaid interest.
Collateral	To secure payment of the certificates, we will assign to the trustee as collateral non defaulted mortgage secured promissory notes and church bonds with an aggregate outstanding principal balance equal to at least 100% of the aggregate outstanding principal amount of the certificates. We may, in our discretion, substitute cash or cash equivalents. Unless there is an event of default, we will not assign underlying mortgages securing the assigned promissory notes. To the extent not collateralized, the certificates will constitute a subordinated claim against the issuer.
Renewal	Certificates are renewable at your option at the interest rates we are offering at the time the certificate matures. We may charge a fee not to exceed 1.25% on renewals. We may cease offering to renew certificates at any time.
Transferability	The certificates are non-negotiable and may be transferred only in limited circumstances with the consent of our advisor.
Absence of Public Market	There is no market for the certificates. We do not believe that a public market will develop. You may not be able to sell your certificates.
Sales Commission, Fees	We will pay the underwriter a commission for assisting us in selling the certificates. The underwriter will receive a sales commission of up to 2.75% and an underwriting management fee equal to 0.75% of the principal amount of certificates sold. In addition, we will pay to the underwriter a non-accountable expense fee of up to $60,000, as further described herein at the section entitled “Use of Proceeds” and offering related costs that we incur including legal and registration fees up to $75,000. We have paid the underwriter $20,000 in non-accountable expenses as of June 30, 2019. We have paid approximately $83,000 in offering related costs as of June 30, 2019.
Outstanding Indebtedness	Our bylaws prohibit us from borrowing in excess of 300% of stockholders’ equity, except under certain circumstances.
At July 31, 2019, the Company had $9,378,000 worth of Series B Secured Investor Certificates outstanding, $6,406,000 worth of Series C Secured Investor Certificates outstanding, $8,234,000 worth of Series D Secured Investor Certificates outstanding and $3,390,000 worth of Series E Secured Investor Certificates Outstanding.
Offering Expiration	The Offering expires November 6, 2020

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Use of Proceeds

We will use the proceeds received from the sale of the certificates principally to fund mortgage loans we make to churches and other non-profit religious organizations and to purchase bonds issued by those organizations. Some of the proceeds may be used to redeem our equity securities and repay maturing certificates.

Our REIT Status

The Company was formed in 1994 and began active operations in 1996. As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended the (“Code”), we are subject to numerous organizational and operational requirements, including a requirement that we distribute to our stockholders at least 90% of our taxable income as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our taxable income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to state and local taxes on our income and property and to federal income and excise taxes on any undistributed income.

Risk Factors

An investment in our certificates involves a degree of risk. See “Risk Factors” for a more complete discussion of factors you should consider before purchasing certificates. Some of the significant risks include:

•	As a “best efforts” offering, all or a material amount of the certificates may not be sold, and consequently, some or all of the additional funds we are seeking may not be available to us.
•	As a “no minimum” offering, there is no minimum number of principal amount of certificates that must be sold. We will receive the proceeds from the sale of certificates as they are sold.
•	If we fail to maintain our REIT status, we will be taxed as a corporation, which could adversely affect our ability to make debt service payments to holders of certificates.
•	Conflicts of interest with the underwriter and our advisor in connection with this offering and our on-going business operations could affect decisions made by our advisor on our behalf.
•	There is no public trading market for the certificates. It is not likely that a market for the certificates will develop after this offering.
•	Fluctuations in interest rates or default in repayment of loans by borrowers could adversely affect our ability to make interest payments on and repay certificates as they mature.

Conflicts of Interest

A number of potential conflicts exist between us and our advisor and its principals. These conflicts include:

•	Our President owns and is the President of both our advisor and the underwriter and thus controls both entities. Our President was formerly our Chief Financial Officer and Treasurer.
•	Our Chief Financial Officer and Treasurer is Chief Financial and Operations Officer of the underwriter and a Vice President of our Advisor and thus is in a position of control of both entities.
•	The underwriter for this offering and our advisor are also under common control.
•	Agreements between us and our advisor and the underwriter were not negotiated at arm’s length.
•	We and the underwriter have common business interests.
•	Negotiations between us and our advisor during the organization and structuring of our operations were not at arm’s length.
•	The advisory agreement was not negotiated at arm’s length, but is subject to annual renewal by our board of directors.
•	We share operations facilities with our advisor and the underwriter.

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Our advisor and its affiliates may engage in businesses similar to ours. We compensate our advisor and its affiliates for services rendered and pay an annual advisory fee of up to 1.25% of average invested assets and up to one half of any origination fee charged to borrowers on mortgage loans made by us.

Our Investment Objectives

Our investment objectives are to provide our certificate holders with:

•	a higher level of distributable income or interest rate than is available in guaranteed or government backed fixed income investments;
•	preservation of their investment capital through portfolio diversification (lending funds to many different borrowers and purchasing bonds issued by numerous issuers);
•	greater security for our portfolio through investment only in mortgage backed loans and securities (providing us with collateral in the event of a borrower’s default); and
•	greater security for our certificate holders by our pledging mortgage secured promissory notes or debt securities that we hold to secure our obligations under the certificates (providing certificate holders with a stream of revenue and potential sale proceeds in the event of our default).

Business Objectives and Policies

We make mortgage loans from $100,000 to $2,000,000 to churches and other non-profit religious organizations throughout the United States. We seek to:

•	find qualified borrowers and make loans in accordance with our Lending Guidelines;
•	lend at rates of interest in excess of our cost of funds;
•	offer competitively attractive mid-term (3-15 years) loans and long-term (20-30 year) loans (although there is no limit on the term of our loans);
•	charge origination fees (i.e. “points”) from the borrower at the outset of a loan and upon any renewal of a loan;
•	make a limited amount of higher interest rate and increased risk second mortgage loans and short term construction/interim loans to qualified borrowers; and
•	purchase a limited amount of mortgage secured debt securities issued by churches and other non-profit religious organizations, typically at par value.

Our policies limit the amount of second mortgage loans to 20% of our average invested assets on the date any second mortgage loan is closed and limit the amount of mortgage secured debt securities to 30% of our average invested assets on the date of their purchase. All other mortgage loans we make are secured by a first mortgage (or deed of trust). We may make fixed interest rate loans having maturities of one to thirty years. We may borrow up to 300% of our stockholders’ equity, unless greater amounts are permitted under certain circumstances.

Lending Guidelines

We follow specified lending guidelines and criteria in evaluating the creditworthiness of potential borrowers. These guidelines and criteria include:

•	Loans we make cannot exceed 75% of the appraised value of the real property and improvements securing the loan.
•	We may not loan more than $2,000,000 to a single borrower.
•	We require appraisals of the property securing our loans.
•	The borrower must furnish us with a mortgagee title policy insuring our interest in the collateral.

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•	The borrower’s long term debt (including the proposed loan) as of the date of the mortgage loan may not exceed four times the borrower’s gross income for its most recent twelve (12) months.
•	The borrower must furnish us with financial statements (balance sheet and income and expense statement) for its last three (3) complete fiscal years and current financial statements for the period within ninety (90) days of the loan closing date. A borrower must have the last complete fiscal year financial statements reviewed by a certified public accountant (CPA) engaged by the borrower and who is independent of the borrower. On loans in excess of $500,000 our advisor may require the last complete fiscal year be audited by a CPA engaged by the borrower and who is independent of the borrower. In lieu of the above requirement, we or our advisor may employ a qualified accountant. The qualified accountant we employ would be required to be independent of the borrower. Our employed qualified accountant would not be independent of us. Compiled financial statements of the borrower are acceptable from our employed qualified accountant. Along with the compiled financial statements of the borrower, our employed qualified accountant would perform partial and targeted review examination procedures for borrowers. On loans in excess of $500,000 the advisor may require partial and targeted audit examination procedures for borrowers.
•	Borrowers in existence for less than three (3) fiscal years must provide financial statements since inception. No loan will be extended to a borrower in operation less than two (2) calendar years absent express approval by our board of directors.

Who May Invest

You may purchase up to $5,000 of certificates only if you have either (i) a minimum annual gross income (without regard to your investment in our shares or certificates) of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $150,000. You may purchase more than $5,000 of certificates only if you have either: (i) a minimum annual gross income (without regard to your investment in our shares or certificates) of at least $70,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $250,000. Suitability standards may be higher in certain states. Please see Exhibit B.

In the case of fiduciary accounts, these minimum standards must be met by the beneficiary of the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares or certificates if the donor or grantor is the fiduciary.

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RISK FACTORS

An investment in our certificates involves various risks. In addition to the other information set forth in the prospectus, you should consider the following factors before making a decision to purchase certificates.

This prospectus contains statements of a forward looking nature relating to future events or our future performance. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “intends,” “will” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements of our plans, strategies and prospects contained in this prospectus.

These forward looking statements are only predictions and are subject to risks and uncertainties that could cause actual events or results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. We assume no obligation to update these forward-looking statements publicly for any reason. Actual results could differ materially from those anticipated in these forward looking statements.

Risks Related to Method and Terms of This Offering

This is a Best Efforts Offering. The underwriter’s obligation to sell the certificates requires only its best efforts to locate purchasers on our behalf. The underwriter is not obligated to purchase any certificates. Less than all of the certificates offered may be sold. If less than all the certificates offered are sold, we will have less cash for working capital and to loan to churches and other non-profit religious organizations.

This is a No Minimum Offering. The distribution agreement does not require that a minimum number of certificates be sold before we receive proceeds from their sale. We will receive proceeds from the sale of certificates when and if they are sold.

We Will Incur Expenses in This Offering. Expenses incurred in connection with this offering will reduce our assets that will be available for working capital and investment.

Risks Related to Us

Our Failure to Qualify as a Real Estate Investment Trust Could Reduce the Funds We Have Available for Investment. We operate as a real estate investment trust. As a REIT, we are allowed a deduction for dividends paid to our stockholders in computing our taxable income. Thus, only our stockholders are taxed on our taxable income that we distribute. This treatment substantially eliminates the “double taxation” of earnings to which many corporations and their stockholders are subject. Qualification as a REIT involves the application of highly technical and complex Code provisions. To qualify and maintain our status as a REIT, we must meet certain share ownership, income, asset and distribution tests on a continuing basis. No assurance can be given that we will satisfy these tests at all times. Further, the requirements for a REIT may substantially affect day to day decision making by our advisor. Our advisor may be forced to take action it would not otherwise take or refrain from action which might otherwise be desirable in order to maintain our REIT status.

If we fail to qualify as a REIT in any taxable year, then we would be subject to federal income tax (including any applicable minimum tax) on our taxable income computed in the usual manner for corporate taxpayers without any deduction for distributions to our stockholders. Unless entitled to relief under specific statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. To renew our REIT qualification at the end of such a four year period, we would be required to distribute all of our current and accumulated earnings and profits before the end of the period.

We intend to continue to operate as a REIT. However, future economic, market, legal, tax or other consequences may disqualify us as a REIT or may cause our board of directors to revoke the REIT election. Loss of REIT status from either our disqualification as a REIT or our revocation of REIT status would not affect whether the certificates are classified as debt for federal income tax purposes, the anticipated federal income tax consequences to U.S. persons (defined below) who hold the certificates or whether we may deduct interest paid to certificate holders for United States federal income tax purposes. To generate funds with which to pay federal income taxes because of the loss of REIT status, however, could reduce our funds that are available for investment, could cause us to incur additional indebtedness, or could cause us to liquidate investments, each of which could affect adversely our ability to make debt service payments to holders of certificates.

Conflicts of Interest Arise From Our Relationship with Our Advisor and the Underwriter. The terms of transactions involving our formation and the formation of our advisor, and our contractual relationship with our advisor, were not negotiated at arm’s length.

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Our non-independent directors and officers may have conflicts of interest in enforcing agreements between us and our advisor or the underwriter. Future business arrangements and agreements between us and our advisor or the underwriter and their affiliates must be approved by our board of directors, including a majority of our independent directors.

Future Changes in Tax Laws May Affect Our REIT Status. In this prospectus, we discuss our tax treatment as a REIT based on existing provisions of the Code, existing and proposed regulations, existing administrative interpretations and existing court decisions. New legislation, regulations, administrative interpretations or court decisions may significantly change the tax laws. Therefore, continuing qualification as a REIT may vary substantially from the treatment we describe in this prospectus, which may impact the consequences of purchasing certificates.

Risks Related to the Certificates

We May Incur More Indebtedness. At July 31, 2019, we had $9,378,000 principal amount of Series B Secured Investor Certificates outstanding, $6,406,000 principal amount of Series C Secured Investor Certificates outstanding, $8,234,000 principal amount of Series D Secured Investor Certificates outstanding and $3,390,000 Series E Secured Investor Certificates outstanding. We may incur additional indebtedness in the future. We may assign or pledge some of our mortgage-secured promissory notes or other collateral in connection with incurring this additional indebtedness. Our ability to incur additional indebtedness is limited to 300% of our Stockholders’ Equity by our bylaws. As of June 30, 2019, we can incur $4,286,000 in additional indebtedness, unless an increased amount is approved by a majority of our Independent Directors and disclosed and justified to our stockholders. Once the threshold is reached (or if approval is not obtained), we will not be able to incur additional indebtedness unless we raise additional equity capital. This limitation could restrict our growth or affect our ability to repay the certificates as they mature.

The Indenture Contains Limited Protection for Holders of Certificates. The indenture governing the certificates contains only limited events of default other than our failure to pay principal and interest on the certificates on time. Further, the indenture provides for only limited protection for holders of certificates upon a consolidation or merger between us and another entity or the sale or transfer of all or substantially all of our assets. The indenture governing the certificates does not prohibit additional indebtedness. While the certificates are secured debt obligations, if the Company takes on additional indebtedness, the Company’s risk of default on the certificates may increase. If we default in the repayment of the certificates or under the indenture, you will have to rely on the trustee to exercise your remedies on your behalf. You will not be able to seek remedies against us directly. The effect of each of these is that recovery of your investment could be difficult if there is a default.

The Company and the Underwriter Have a Limited Track Record with Respect to the Company’s Securities. The Company has engaged in six public offerings of its securities through the underwriter. 2,467,918 shares of common stock were sold between 1996 and 2002 and 1,677,798 shares remain outstanding. $15,000,000, $14,860,000, $7,932,000, $8,234,000 and $3,390,000 principal amount of Series A, Series B, Series C, Series D and Series E Secured Investor Certificates, respectively, were sold from 2002 through July 31, 2019. The Company paid all amounts due under its Series A, Series B, Series C and Series D Investor Certificates in accordance with their terms in cash or renewed into subsequent series certificates if requested by the holder. No Series A Certificates remain outstanding as of July 31, 2019 and $27,408,000 in Series B, Series C, Series D and Series E certificates remain outstanding as of July 31, 2019. Past performance is not necessarily indicative of the results that may be expected for the Series E Secured Investor Certificates. Please see the Secured Investor Certificate table in the “Description of the Certificates” section.

There Are Potential Adverse Effects Associated with Lending Borrowed Funds. We intend to deploy the proceeds from this offering to make loans to or purchase bonds issued by churches and other non-profit religious organizations. Lending borrowed funds is subject to greater risks than in unleveraged lending. The profit we realize from lending borrowed funds is largely determined by the difference, or “spread,” between the interest rates we pay on the borrowed funds and the interest rates that our borrowers pay us. Our spread may be materially and adversely affected by changes in prevailing interest rates. Furthermore, the financing costs associated with lending borrowed funds could decrease the effective spread in lending borrowed funds, which could adversely affect our ability to pay interest on and repay the certificates as they mature.

Fluctuations in Interest Rates May Affect Our Ability to Sell Certificates. If the interest rates we offer on certificates become less attractive due to changes in interest rates for similar investments, our ability to sell certificates could be adversely affected or certificate holders could choose not to renew their certificates upon maturity. Since we may rely on the proceeds from the sales of certificates and renewals of certificates, in part, to pay maturing certificates, a decline in sales of certificates could adversely affect our ability to pay your certificate upon maturity. We may change the interest rates at which we are currently offering certificates in response to fluctuations in interest rates.

There Is No Public Market for the Certificates. There is no market for certificates issued by us. It is unlikely that a market will develop. The certificates will not be listed on any exchange. In addition, the market for REIT securities historically has been less liquid than other types of securities. It may be impossible for you to recoup your investment prior to maturity of the certificates.

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There Will Not Be a Sinking Fund, Insurance or Guarantee Associated with the Certificates. We will not contribute funds to a separate account, commonly known as a sinking fund, to repay principal or interest on the certificates upon maturity or default. The certificates are not certificates of deposit or similar obligations of, or guaranteed by, any depository institution. Further, no governmental or other entity insures or guarantees payment on the certificates if we do not have enough funds to make principal or interest payments. Therefore, if you purchase certificates, you will have to rely on our revenue from operations, along with the security provided by the collateral for the certificates, for repayment of principal and interest on the certificates.

The Collateral for the Certificates May Not Be Adequate if We Default. The certificates will at all times be secured by mortgage-secured promissory notes and church bonds having an outstanding principal balance or cash equal to at least 100% of the outstanding principal balance of the certificates. If we default in the repayment of the certificates, or another event of default occurs, the trustee will not be able to foreclose on the mortgages securing the promissory notes and bonds in order to obtain funds to repay certificate holders. Rather, the trustee will need to look to the revenue stream associated with our borrowers’ payments on or repayment of the promissory notes and bonds or revenue derived from sale of the promissory notes or bonds to repay certificate holders. If the trustee chooses to rely on revenues received from our borrowers, certificate holders may face a delay in payment on certificates in the event of default, as borrowers will repay their obligations to us in accordance with amortization schedules associated with their promissory notes or bonds. If the trustee chooses to sell promissory notes or bonds in the event of our default, the proceeds from the sales may not be sufficient to repay our obligations on all outstanding or defaulted certificates.

The Certificates Are Not Negotiable Instruments and Are Subject to Restrictions on Transfer. The certificates are not negotiable debt instruments. Rights of record ownership of the certificates may be transferred only with our advisor’s prior written consent. You will not be able to freely transfer the certificates.

We Are Obligated to Redeem Certificates Only in Limited Circumstances. You will have no right to require us to prepay or redeem any certificate prior to its maturity date, except in the case of your death or if we replace our current advisor. Further, even in the event of your death, we will not be required to redeem your certificates if we have redeemed at least $25,000 of principal amount of any series certificates outstanding for all holders during the calendar quarter in which your representative notifies us of your death and requests redemption.

We Are Able to Redeem Certificates at Any Time. While we are obligated to redeem certificates in limited circumstances, we are permitted to redeem all or a portion of the outstanding certificates at any time upon thirty (30) days’ notice. While we have no current plans to redeem certificates, and possibly may not redeem any prior to maturity (except in the case of death), there is no guarantee that investors will be able to hold their certificates until maturity.

We May Not Have Sufficient Available Cash to Redeem Certificates if We Terminate Our Advisory Agreement with Our Current Advisor. We will be required to offer to redeem all outstanding certificates if we terminate our advisory agreement with Church Loan Advisors, Inc., our current advisor, for any reason. If the holders of a significant principal amount of certificates request that we redeem their certificates, we may be required to sell a portion of our mortgage loan and church bond portfolio to satisfy the redemption requests. Any such sale would likely be at a discount to the recorded value of the mortgage loans and bonds being sold. Further, if we are unable to sell loans or church bonds in our portfolio, we may be unable to satisfy the redemption obligations.

Risks Related to Management

We Are Dependent Upon Our Advisor. Our advisor, Church Loan Advisors, Inc., manages us and selects our investments subject to general supervision by our board of directors and compliance with our lending policies. We depend upon our advisor and its personnel for most aspects of our business operations. Our success depends on the success of our advisor in locating borrowers and negotiating loans upon terms favorable to us. Among others, our advisor performs the following services for us:

•	mortgage loan marketing and procurement
•	bond portfolio selection and investment
•	mortgage loan underwriting
•	mortgage loan servicing
•	money management
•	developing and maintaining business relationships
•	maintaining “goodwill”
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•	managing relationships with our accountants and attorneys
•	corporate management including payment of office rent, etc.
•	bookkeeping
•	reporting to state, federal, tax and other regulatory authorities
•	reports to stockholders and stockholder relations

Certificate Holders Will Have No Right to Participate in Our Management. Only debt securities are being offered hereby; investors participating in this offering will not become stockholders and will have no voting rights and will have virtually no input regarding management of the Company. You should not purchase certificates unless you are willing to entrust our management to our advisor and our board of directors.

Our Directors May Not Be Held Personally Liable for Certain Actions, Which Could Discourage Stockholder Suits Against Them. Minnesota law and our articles of incorporation and bylaws provide that our directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Minnesota law.

We Have Conflicts of Interest with Our Advisor and the Underwriter. Affiliations and conflicts of interests exist among our officers and directors and the owner and officers and directors of our advisor and the underwriter. Our President, Philip Myers owns and is the President of our advisor and the underwriter and thus controls both entities. Our Chief Financial Officer and Treasurer, Scott J. Marquis is a Vice-President of our advisor and is the Chief Financial and Operations Officer of the underwriter and thus could be considered to be in a position of control of both entities. Our President and the officers and directors of our advisor are involved in the church financing business through their affiliations with the underwriter. The underwriter originates, offers and sells first mortgage bonds for churches. We may purchase first mortgage bonds issued by churches through the underwriter in its capacity as underwriter for the issuing church, or as broker or dealer on the secondary market. In such event, the underwriter would receive commissions (paid by the issuing church) on original issue bonds, or “mark-ups” in connection with any secondary transactions. If we sell church bonds in our portfolio, the bonds will be sold through the underwriter. We would pay the underwriter commissions in connection with such transactions. Generally, mortgage loans we originate are smaller than the bond financings originated by the underwriter. However, there may be circumstances where our advisor and the underwriter could recommend either type of financing to a prospective borrower. The decisions of our advisor and the underwriter could adversely affect the credit quality of our portfolio and decreases to the value of our portfolio could negatively impact the Company’s ability to pay interest on the certificates.

Redemption Obligations Relating to the Certificates May Affect Our Ability to Replace our Advisor. We will be required to offer to redeem all outstanding certificates if we terminate our advisory agreement with Church Loan Advisors, Inc. Our independent directors are required to review and approve the agreement with our advisor on an annual basis. The redemption provision relating to the certificates may have the effect of reducing our ability to replace our current advisor.

Risks Related to Mortgage Lending

We Are Subject to the Risks Generally Associated with Mortgage Lending. Mortgage lending involves various risks, many of which are unpredictable and beyond our control and foresight. It is not possible to identify all potential risks associated with mortgage lending. Some of the more common risks encountered may be summarized as follows:

•	low demand for mortgage loans
•	interest rate and real estate valuation fluctuations
•	changes in the level of consumer confidence
•	availability of credit worthy borrowers
•	demographic and population patterns
•	zoning regulations
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•	taxes and tax law changes
•	availability of alternative financing and competitive conditions
•	factors affecting specific borrowers
•	national and local economic conditions
•	state and federal laws and regulations
•	bankruptcy or insolvency of a borrower
•	borrower misrepresentation(s) and/or fraud

Losses Associated with Default, Foreclosure of a Mortgage and Sale of Mortgaged Property Pose Additional Risks. We have experienced losses associated with default, foreclosure of mortgages, and sales of mortgaged properties. The time frame to foreclose on a property varies from state to state, and delays can occur due to backlog in court dockets. We have experienced delays from 12 to 18 months. Such delays have and can cause the value of the mortgaged property to further deteriorate due to lack of maintenance. Theft and vandalism have also occurred on our foreclosed properties. Some borrowers have removed fixtures and furnishings including sound systems, chairs, pulpits, appliances, mechanical and electrical systems prior to vacating the facility which further reduces the value of our collateral. The properties also incur operating expenses pending their sale (property insurance, security, real estate taxes, repairs and maintenance) and these expenses could be substantial if we cannot readily dispose of the property. Expenses related to the foregoing could prevent us from recovering the full value of a loan in the event of foreclosure, which shortfall would decrease the value of assets held by the Company and could negatively impact the Company’s ability to pay interest on the certificates.

Real Estate Taxes Resulting from a Foreclosure May Prevent Us from Recovering the Full Value of a Loan. If we foreclose on a mortgage and take legal title to a church’s real estate, real estate taxes could be levied and assessed against the property since the property would no longer be owned by a non-profit entity. These expenses would be our financial responsibility, and could be substantial in relation to our prior loan if we cannot readily dispose of the property. Such expenses could prevent us from recovering the full value of a loan in the event of foreclosure, which shortfall would decrease the value of assets held by the Company and could negatively impact the Company’s ability to pay interest on the certificates.

Second Mortgage Loans Pose Additional Risks. Our Lending Guidelines allow us to make second mortgage loans. The principal amount of such loans may not exceed 20% of our average invested assets. Second mortgage loans entail more risk than first mortgage loans, as foreclosure of senior indebtedness or liens could require us to pay the senior debt or risk losing our mortgage.

Fixed Rate Debt Can Result in Yield Fluctuations. Fixed rate debt obligations carry certain risks. A general rise in interest rates could make the yield on a particular mortgage loan lower than prevailing rates. This could negatively affect our value and consequently the value of the certificates. Neither we nor our advisor can predict changes in interest rates. We attempt to reduce this risk by borrowing through the issuance of intermediate and long term certificates with set interest rates and making loans with this capital for intermediate and long terms that lock in certain target interest rate spreads. We do not intend to borrow funds or sell certificates if the cost of such borrowing exceeds the income we believe we can earn from lending the funds.

The Mortgage Banking Industry Is Highly Competitive. We compete with a wide variety of lenders, including banks, religious denominations, credit unions, insurance companies, pension funds and fraternal organizations for mortgage loans. Many competitors have greater financial resources, access to lower cost capital, larger staffs and longer operating histories than we have, and thus may be a more attractive lender to potential borrowers.

Fluctuations in Interest Rates May Affect Our Ability to Repay the Certificates. Prevailing market interest rates impact borrower decisions to obtain new loans or to refinance existing loans, possibly having a negative effect upon our ability to originate mortgage loans. If interest rates decrease and the economic advantages of refinancing mortgage loans increase, then prepayments of higher interest mortgage loans in our portfolio would likely reduce our portfolio’s overall rate of return (yield).

We Are Subject to the Risks Associated with Fluctuations in National and Local Economic Conditions. The mortgage lending industry is subject to increased credit risks and rates of foreclosures during economic downturns. In addition, because we provide mortgages to churches and other religious organizations who generally receive financing through charitable contributions, our financial results are subject to fluctuations based on a lack of consumer confidence or a severe or prolonged national or regional recession. As a result of these and other circumstances, our potential borrowers may decide to defer or terminate plans for financing their properties. In addition, during such economic times we may be unable to locate as many credit worthy borrowers. In addition, we believe the risks associated with our business are more severe during periods of economic slowdown or recession if these periods are accompanied by

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declining values in real estate. For example, declining real estate values would likely reduce the level of new loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens, which could result in higher default rates. Higher default rates could adversely affect the Company’s results of operations, which could negatively impact the Company’s ability to pay interest on the certificates. Further, declining real estate values significantly increase the likelihood that we will incur losses in the event of default because the value of our collateral may be insufficient to cover our basis in the investment.

The Company Faces Certain Risks and Uncertainties Related to Financing and Liquidity, and These Volatilities Could Have an Impact on its Operations and its Ability to Maintain its Long Term Capital Needs and/or Secure Additional Financing. The Company faces certain risks and uncertainties, particularly during volatile market conditions. These volatilities could have an impact on operations to the extent that the Company experiences slower maturities or repayment of mortgage loans, illiquid markets for our bond portfolio, or a higher redemption rate on our Secured Investor Certificates than has been the case historically.

The Company’s operating performance is affected by our ability to earn interest and origination fees in excess of what we pay and to match maturities of our long-term debt with maturities of our mortgage loans and bond portfolio. We may incur additional indebtedness, particularly through the sale of Secured Investor Certificates, but the success of such an offering is uncertain.

Our Business May Be Adversely Affected if Our Borrowers Become Insolvent or Bankrupt. If any of our borrowers become insolvent or bankrupt, the borrower’s mortgage payments will be delayed and may cease entirely. For example, due to difficult economic conditions, church members may have reduced pay or may be unemployed and unable to find new employment. As such, members may make fewer or no contributions to our borrowers, which could result in the borrower’s inability to make mortgage payments or make them on time. In those situations, we may be forced to foreclose on the mortgage and take legal title to the real estate and incur expenses related to the foreclosure and disposition of the property. Such increased expenses paired with possible lower real estate values (having been reduced by the foregoing expenses) could adversely affect our results of operations, which could negatively impact our ability to pay interest on the certificates.

We Have Fluctuating Earnings. As mortgage lenders, we make provision for losses relating to our loan portfolio and sometimes take impairment charges due to our borrowers defaulting or declaring bankruptcy. If national and local economies worsen, increases in the occurrence of such events can result in greater fluctuation of our earnings, which can reduce our net income. Our earnings are also impacted by non-performing assets and the carrying cost of maintaining such assets (taxes, insurance and maintenance). Inconsistent earnings could adversely affect our financial condition and results of operations, which could increase the risk of us defaulting on the indenture and/or could negatively impact our ability to pay interest on the certificates or to pay such interest in a timely manner.

Risks Related to Mortgage Lending to Churches

Churches Rely on Member Contributions to Repay Our Loans. Churches rely on member contributions for their primary source of income. Member contributions are used to repay our loans. The membership of a church or the per capita contributions of its members may not increase or remain constant after a loan is funded. For example, in difficult economic conditions, church members may have reduced pay or may be unemployed and unable to find new employment. As such, members may make fewer or no contributions to our borrowers. A decrease in a church’s income could result in its inability to pay its obligation to us, which may affect our ability to pay interest due on or repay the certificates. We have no control over the financial performance of a borrowing church after a loan is funded.

Churches Depend upon Their Senior Pastors. A church’s senior pastor usually plays an important role in the management, spiritual leadership and continued viability of that church. A senior pastor’s absence, resignation or death could have a negative impact on a church’s operations, and thus its continued ability to generate revenues sufficient to service its obligations to us.

The Limited Use Nature of Church Facilities Limits the Value of Our Mortgage Collateral. Our loans are secured principally by first mortgages upon the real estate and improvements owned or to be owned by churches and other religious and non-profit organizations. Although we require an appraisal of the premises as a pre-condition to making a loan, the appraised value of the premises cannot be relied upon as being the actual amount which might be obtained in the event of a default by the borrower. The actual liquidation value of church, school or other institutional premises could be adversely affected by, among other factors: (i) its limited use nature; (ii) the availability on the market of similar properties; (iii) the availability and cost of financing, rehabilitation or renovation to prospective buyers; (iv) the length of time the seller is willing to hold the property on the market; or (v) the availability in the area of the mortgaged property of congregations or other buyers willing to pay the fair value for a church facility.

Risks Related to Environmental Laws

We May Face Liability under Environmental Laws. Under federal, state and local laws and regulations, a secured lender (like us) may be liable, under certain limited circumstances, for the costs of removal or remediation of certain hazardous or toxic substances

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and other costs (including government fines and injuries to persons and adjacent property). Liability may be imposed whether or not the owner or lender knew of, or was responsible for, the presence of hazardous or toxic substances. The costs of remediation or removal of hazardous or toxic substances, or of fines for personal or property damages, may be substantial and material to our business operations. The presence of hazardous or toxic substances, or the failure to promptly remediate such substances, may adversely affect our ability to resell real estate collateral after foreclosure or could cause us to forego foreclosure. This is a changing area of the law. The courts have found both in favor and against lender liability in this area under various factual scenarios. We may require an environmental database check on all properties to be used as collateral for our mortgage loans.

The Collateral for Our Loans and Our Lenders May Be Subject to Environmental Claims. If there are environmental problems associated with the real estate securing any of our loans, the associated remediation or removal requirements imposed by federal, state and local laws could affect our ability to realize value on our collateral or our borrower’s ability to repay its loan.

WHO MAY INVEST

Who May Purchase Certificates. You should purchase certificates only if you are prepared to hold the certificates until maturity, only if you have significant financial means, and only if you have no immediate need for liquidity of your investment. We have established financial suitability standards for investors desiring to purchase certificates. You may purchase up to $5,000 of certificates only if you have either (i) a minimum annual gross income (without regard to your investment in shares or certificates) of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $150,000. You may purchase more than $5,000 of certificates only if you have either: (i) a minimum annual gross income of (without regard to your investment in shares or certificates) at least $70,000 and a net worth (exclusive of home, home furnishings and automobiles) of $70,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $250,000. Suitability standards may be higher in some states. Please see Exhibit B. We may not complete a sale of certificates until five days after you have received a prospectus. During this time frame, we will refund your investment upon your request, which we must receive within five days after you subscribe, if you received a prospectus only at the time of subscription.

Fiduciary Accounts. In the case of fiduciary accounts, these minimum standards must be met by the beneficiary of the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares or certificates if the donor or grantor is the fiduciary.

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USE OF PROCEEDS

The following represents our estimate of the use of the offering proceeds from the sale of the certificates, assuming that all the offered certificates are sold.

	Total	Percent
Gross Offering Proceeds (1)	$10,000,000	100.00%
Less Expenses
Selling Commissions (2)	350,000	3.50%
Underwriter’s Expense Allowance (3)	60,000.60%
Offering Expenses (4)	75,000.75%
Total Public Offering-Related Expenses	485,000	4.85%
Amount Available for Investment	$9,515,000	95.15%
________________________________________
(1)	We are offering the certificates on a “best efforts” basis through the underwriter. There is no assurance that any or all certificates will be sold. As of July 31, 2019, we have sold 3,390 certificates totaling $3,390,000.
(2)	We will pay the underwriter a sales commission of 2.75% and an underwriting management fee equal to 0.75% of the principal amount of certificates sold.
(3)	We will pay the underwriter a non-accountable expense allowance of up to $60,000, if all of the certificates are sold, payable as follows: (i) $10,000 is payable upon the sale of each $1,000,000 of certificates up to the sale of $5,000,000 of certificates; and (ii) $1,000 is payable upon the sale of each additional $1,000,000 of certificates up to completion of the sale of all certificates offered hereby or the termination of this offering, whichever is first. As of July 31, 2019, we have paid a total non-accountable expense allowance of $20,000 to the underwriter.
(4)	These figures are our best estimates of the legal, accounting, printing, filing fees and other expenses attendant to this offering, all of which have been or will be paid to independent professionals and service providers.

The principal purpose of this offering is to raise capital to allow us to make mortgage loans to churches and/or to other non-profit religious organizations and to purchase mortgage bonds issued by churches. We presently expect to use all of the net proceeds for this purpose, regardless of the amount of proceeds raised in this offering. Because it is possible that it may take time to invest the proceeds in this manner, however, we would in that case invest the net proceeds in permitted temporary investments and may use some portion for working capital purposes including, but not limited to: redeeming our equity securities and repaying maturing certificates. The Series B, C, D and E Secured Investor Certificates bear interest at rates ranging from 3.25% to 7.50% and have maturities ranging from 3 months to 15 years.

COMPENSATION TO ADVISOR AND AFFILIATES

This table discloses all the compensation our advisor and its affiliates can receive either directly or indirectly. In accordance with applicable state law, the total of all acquisition fees and expenses we pay in connection with our business cannot exceed 6% of the amount loaned, unless a majority of the directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being commercially competitive, fair and reasonable to us. Our total operating expenses cannot (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of our average invested assets; or (b) 25% of our net income for the year. Our independent directors may, upon a finding of unusual and nonrecurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year.

ADVISOR COMPENSATION
ITEM OF COMPENSATION	RECIPIENT	AMOUNT OR METHOD OF COMPENSATION

Advisory Fee	Advisor	Up to 1.25% annually, paid monthly, of our average invested assets up to $35 million. This fee is reduced to 1.00% on assets from $35 million to $50 million and to .75% on assets over $50 million. Our advisor received advisory fees in the amount of $321,678 and $324,941 for the years ended December 31, 2018 and 2017, respectively and $158,599 for the six month period ended June 30, 2019. Although our Advisor can charge up to 1.25% annually, the Advisor charged .0709% for the year ended December 31, 2018 and .0710% for the year ended December 31, 2017, respectively. Assuming we had borrowed the maximum amount permitted under our bylaws (not in excess of 300% of stockholders’ equity, except under certain circumstances), which at June 30, 2019 would have been an additional $4,286,000 and assuming our average invested assets were $45,152,000, the advisory fee could be as high as $513,640 per year.

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Acquisition Fees/Expenses	Advisor	In connection with mortgage loans we make, borrowers may be required to pay our advisor’s expenses for closing and other loan-related expenses, such as accounting fees and appraisal fees paid by our advisor to independent service providers. Our advisor may retain payments made by the borrower in excess of costs, but our bylaws limit the total of all acquisition fees and acquisition expenses to a reasonable amount and in no event in excess of six percent (6%) of the funds advanced to the borrower.

Advisor Loan Origination Fee	Advisor	Up to one-half of the origination fees collected from the borrower at closing in connection with each mortgage loan we make. Our advisor received origination fees in the amount of $0 and $8,200 for the year ended December 31, 2018 and 2017, respectively and $40,000 for the six month period ended June 30, 2019. We cannot estimate the total amount of loan origination fees that may be realized by our advisor, but assuming all of the remaing certificates totaling 4,286 are sold and we invest the net proceeds of $4,286,000 in mortgage loans with an average origination fee of 3%, the loan origination fees payable to our advisor in such year could be up to $128,580. As our fifty five loans mature or are otherwise repaid, we may make new loans to borrowers. Loan origination fees would also be payable to our advisor if we make new loans from these funds to borrowers.
AFFILIATE COMPENSATION
ITEM OF COMPENSATION	RECIPIENT	AMOUNT OR METHOD OF COMPENSATION

Commissions on the Sale of Certificates in this Offering	Underwriter	2.75% of the principal amount of the certificates. The underwriter may re-allow all or a portion of this amount to other participating broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”).

Non-Accountable Expense Allowance Relating to the Sale of Certificates in this Offering	Underwriter	Up to $60,000 to cover the underwriter’s costs and expenses relating to the offer and sale of the certificates in this offering, payable as follows: (i) $10,000 paid upon the sale of each $1,000,000 of certificates up to the sale of $5,000,000 of certificates, and (ii) $1,000 payable upon the sale of each additional $1,000,000 of certificates up to the Offering completion of sale of all certificates offered hereby or the termination of this offering, whichever occurs first. We have paid $20,000 to the underwriter in non-accountable expenses as of June 30, 2019.

Underwriter’s Management Fee Commissions and Expenses on First Mortgage Bonds Purchased	Underwriter	0.75% of the principal amount of the certificates sold, payable only upon original issuance. Underwriter customary mark-ups and mark-downs on first mortgage church bonds we purchase and sell through the underwriter on the secondary market, and commissions earned on church bonds we purchase in the primary market are not in connection with this offering and are not in connection with the underwriter’s 0.75% management fee.

Underwriter’s Renewal Fee	Underwriter	1.25% of the principal amount of the certificates renewed.

Underwriter’s Legal Fees	Underwriter	Underwriter will receive no more than $5,000 worth of legal fees paid for by issuer.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising from our relationship with our advisor and the underwriter. Our President, Philip J. Myers, is the President of both our advisor and the underwriter and thus is in a position of control of both entities. In addition, Mr. Myers owns 100% of the underwriter and advisor. Our Chief Financial Officer and Treasurer, Scott J. Marquis is the Chief Financial Officer and Chief Operating Officer of the underwriter and thus also in a position of control of both entities. Our advisor, its affiliates, our directors and the directors of our advisor are not restricted from engaging for their own accounts in business activities similar to

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ours. Occasions may arise when our interests would be in conflict with those of one or more of the directors, our advisor or their affiliates. Our directors, a majority of whom are independent, will endeavor to exercise their fiduciary duties in a manner that will preserve and protect our rights and the interests of the stockholders in the event any conflicts of interest arise. Any transactions between us and any director, our advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of our business, of church bonds from or through the underwriter, will require the approval of a majority of the directors, including a majority of our independent directors, who are not interested in the transaction.

Transactions with Affiliates and Related Parties

We compensate our advisor and its affiliates for services they provide to us. Our board of directors has the responsibility to ensure that such services are provided on terms no less favorable than we could obtain from unrelated persons or entities. The underwriter may receive commissions from our transactions in church bonds, and our principals and our advisor may receive a benefit in connection with such transactions due to their affiliation with the underwriter.

Compensation to Our Advisor and Conflicts of Interest

We pay our advisor an annual advisory fee equal to a 1.25% of our average invested assets up to $35 million. This fee is reduced to 1.00% on assets from $35 million to $50 million and to .75% on assets over $50 million. The fee is not dependent on our advisor’s performance. Our advisor receives a portion of the fees we make when we make or renew a mortgage loan based upon a percentage of the amount paid by a mortgage borrower as “points,” or origination fees. Accordingly, a conflict of interest could arise since the retention, acquisition or disposition of a particular loan could be advantageous to our advisor, but detrimental to us, or vice-versa. Because origination fees are payable upon the closing of the loan or its renewal, and the amount is dependent upon the size of the mortgage loan, our advisor may have a conflict of interest in negotiating the terms of the loan and in determining the appropriate amount of indebtedness to be incurred by the borrower.

We and our advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the advisory agreement must be renewed annually by the affirmative vote of a majority of the independent directors. The independent directors may determine not to renew the advisory agreement if they determine that our advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of possible conflicts of interest will be one of the factors for the directors to consider in determining the action we will take.

Compensation to the Underwriter and Conflicts of Interest

We will pay the underwriter commissions based on the gross amount of the certificates it sells on our behalf in this offering. A conflict of interest could arise from this compensation arrangement, as the underwriter may be incented to sell certificates at a time when we may not be able to immediately deploy the resulting proceeds to fund mortgage loans or purchase church bonds.

Our Affiliates May Compete with Us

Any of our directors or officers may have personal business interests that conflict with our interests and may engage in the church lending business or any other business. A director or officer may have an interest in an entity we engage to render advice or services, and may receive compensation from such entity in addition to compensation received from us. However, there have been no personal business interests of our officers or directors which have conflicted with the Company’s interests thus far.

The underwriter provides financing to churches and other not-for-profit religious organizations. Therefore, a conflict could arise if the underwriter were to pursue and secure a lending opportunity otherwise available to us. However, the average size of first mortgage bond financings undertaken by the underwriter is approximately $1.75 million, with $1,000,000 being its stated (but not required) minimum financing. We focus on financings ranging from $100,000 to $1,000,000 in size, though we are permitted to make loans up to $2,000,000. Conflicts of interest between the underwriter and us likely will be reduced by virtue of the targeted size of loans pursued by each. We have agreed with the underwriter that financing prospects of less than $1,000,000 will be first directed to us for consideration. If we determine that the loan is not suitable or decline to make the loan for any reason, or if the prospective borrower independently declines to accept our lending, then the underwriter or its affiliates will have the opportunity to provide financing to that prospective borrower.

Neither our advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in our advisor’s and its affiliates’ allocation of time and resources among various projects.

Non Arm’s-Length Agreements

Many agreements and arrangements we have with our advisor and its affiliates, including those relating to compensation, were not negotiated at arm’s-length. The conflicts or potential conflicts arising from these agreements and arrangements are mitigated by the

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following factors: (i) our bylaws limit our operating expenses to an amount that does not exceed the greater of 2% of our average invested assets or 25% of our net income unless the independent directors approve a higher amount and disclose the justification for the higher expenses to our investors; (ii) our advisor seeks to structure its business relationships so as to be competitive with other programs in the marketplace; and (iii) the agreements and arrangements are subject to approval by a majority of our independent directors.

Lack of Separate Legal Representation

The law firm of Winthrop & Weinstine, P.A., Minneapolis, Minnesota, is counsel to us in connection with this offering and may in the future act as counsel to us, the underwriter, our advisor, our affiliates, and various affiliates of our advisor with respect to other matters. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us and the underwriter, our advisor or any of its affiliates, or our affiliates, separate counsel for such matters will be retained as and when appropriate.

Legal Proceedings

There are presently no legal actions against us, pending or threatened.

Shared Operations Facilities

We are located in the leased offices of the underwriter, American Investors Group, Inc., in Minnetonka (Minneapolis), Minnesota. We expect to continue to be housed in these or similar leased premises along with the underwriter and its affiliates. We are not separately charged for rent or related expenses. Our advisor incurs our occupancy expense and many of our operating expenses in exchange for the advisory fee.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Outstanding Securities

As of July 31, 2019, 1,677,798 shares of our common stock and $27,408,000 of Secured Investor Certificates were issued and outstanding.

Holders of Our Common Shares

As of July 31, 2019, we had 531 record holders of our $.01 par value common stock.

Lack of Liquidity for our Shares and Inconsistent Public Market Price

There is only a thinly-traded market for our common shares and no market for the certificates. It is not expected that a material liquid market for the shares will develop any time soon. In addition, the market for REIT securities historically has been less liquid than non-real estate types of publicly-traded equity securities. Because of such illiquidity and the fact that the shares would be valued by market-makers (if a market develops) based on market forces which consider various factors beyond our control, there can be no assurance that the market value of the shares at any given time would be the same or higher than the public purchase price of our shares. In addition, the market price, if a market develops, could decline if the yields from other competitive investments exceed the actual dividends paid by us on our shares. Our common stock is not currently listed or traded on any exchange or market.

Our Class A Common Stock, $.01 par value per share, has traded on the over-the-counter market Pink Sheets at certain isolated times under the symbol “ACMC.PK” through July 31, 2019. The last sale price was $2.45 per share on July 25, 2019. The following table sets forth the high bid quotation and the low bid quotation as quoted by the Pink Sheets in 2017, 2018 and for the six month period ended June 30, 2019. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

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	High	Low
Calendar Year 2019
First Quarter	$2.64	$2.05
Second Quarter	$2.65	$2.02

Calendar Year 2018
First Quarter	$2.94	$2.48
Second Quarter	$2.94	$2.34
Third Quarter	$2.85	$2.00
Fourth Quarter	$2.50	$2.00

Calendar Year 2017
First Quarter	$2.68	$1.90
Second Quarter	$2.46	$2.03
Third Quarter	$2.53	$2.01
Fourth Quarter	$3.60	$2.02

DISTRIBUTIONS

In order to qualify for the beneficial tax treatment afforded real estate investment trusts by the Code, we are required to pay dividends in annual amounts which are equal to at least 90% of our “real estate investment trust taxable income.” We intend to make distributions that meet this requirement. Annual distributions will be estimated for the first three quarters of each fiscal year and adjusted annually based upon our audited year-end financial report.

Note: Investors who purchase certificates in this offering will not be entitled to receive dividends from us as they will not own any of our common stock.

We began making regular quarterly distributions to our stockholders for the period of operations ended June 30, 1996. Distributions for prior years, and the yield and annualized yield, respectively, represented by such distributions (assuming shares were purchased for $10.00 per share), are as follows:

For Year Ended:	Dollar Amount Distributed Per Share: (1)	Yield Per Share Represented:
December 31, 1996	0.6646	9.375%
December 31, 1997	0.9475	9.475%
December 31, 1998	0.8906	8.906%
December 31, 1999	0.8500	8.50%
December 31, 2000	0.8250	8.25%
December 31, 2001	0.8313	8.3125%
December 31, 2002	0.7688	7.6875%
December 31, 2003	0.6500	6.50%
December 31, 2004	0.6688	6.6875%
December 31, 2005	0.6188	6.1875%
December 31, 2006	0.5875	5.875%
December 31, 2007	0.2625	2.625%
December 31, 2008	0.3500	3.50%
December 31, 2009	0.4000	4.00%
December 31, 2010	0.4000	4.00%
December 31, 2011	0.4000	4.00%
December 31, 2012	0.3800	3.80%
December 31, 2013	0.4000	4.00%
December 31, 2014	0.3700	3.70%
December 31, 2015	0.2550	2.55%
December 31, 2016	0.2400	2.40%
December 31, 2017	0.2800	2.80%
December 31, 2018	0.2150	2.15%
Quarter ended March 31, 2019	0.0550	2.20%
Quarter ended June 30, 2019	0.0600	2.40%

________________________________________

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(1)	Yield calculated for shares originally purchased for $10.00 per share.

As a Real Estate Investment Trust, we make regular quarterly distributions to stockholders. The amount of distributions to our stockholders must equal at least 90% of our “real estate investment trust taxable income” in order for us to retain REIT status. Stockholder distributions are estimated for our first three quarters each fiscal year and adjusted annually based upon our preliminary audited year-end financial report. Cash available for distribution to our stockholders is derived primarily from the interest portion of monthly mortgage payments we receive from churches borrowing money from us, from origination and other fees paid to us by borrowers in connection with loans we make, interest income from mortgage-backed securities issued by churches and other non-profit religious organizations purchased and held by us for investment purposes, and earnings on any permitted temporary investments made by us. All dividends are paid by us at the discretion of the board of directors and will depend upon our earnings and financial condition, maintenance of real estate investment trust status, funds available for distribution, results of operations, economic conditions, and such other factors as our board of directors deems relevant.

During any period where our shares of common stock are being offered and sold and the proceeds therefrom accumulated for the purpose of funding loans to be made by us, the relative yield generated by such capital, and, thus, dividends (if any) to stockholders, could be less than expected until we have fully invested such funds into loans. We seek to address this issue by (i) collecting from borrowers an origination fee at the time a loan is made, (ii) timing our lending activities to coincide as much as possible with sales of our securities, and (iii) investing our undeployed capital in permitted temporary investments that offer the highest yields together with safety and liquidity. However, there can be no assurance that these strategies will improve current yields to our stockholders. In order to qualify for the beneficial tax treatment afforded to real estate investment trusts by the Code, we are required to pay dividends to holders of our shares in annual amounts which are equal to at least 90% of our “real estate investment trust taxable income.” For the fiscal year ended December 31, 2018, we distributed 100% of our taxable income to our stockholders in the form of quarterly dividends. We intend to continue distributing virtually all of such income to our stockholders on a quarterly basis, subject to (i) limitations imposed by applicable state law, and (ii) the factors identified above. The portion of any dividend that exceeds our earnings and profits will be considered a return of capital (non-dividend distributions) and will not currently be subject to federal income tax to the extent that such dividends do not exceed a Stockholders’ basis in their shares.

Funds available to us from the repayment of principal (whether at maturity or otherwise) of loans made by us, or from sale or other disposition of any properties or any of our other investments, may be reinvested in additional loans to churches, invested in mortgage-backed securities issued by churches or other non-profit organizations, or in permitted temporary investments, rather than distributed to the stockholders. We can pass through the capital gain character of any income generated by computing its net capital gains and designating a like amount of our distribution to our stockholders as “capital gain dividends.” The distribution requirement to maintain qualification as a real estate investment trust does not require distribution of net capital gains, if generated. Thus, if we have a choice of whether to distribute any such gains, undistributed net capital gains (if any) will be taxable to us. The board of directors, including a majority of the Independent Directors, will determine whether and to what extent the proceeds of any disposition of property will be distributed to our stockholders.

Equity Compensation Plans

We do not have any equity compensation plans under which equity securities of the Company are authorized for issuance.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2018, June 30, 2019 and as adjusted to give effect to the sale of all of the certificates offered hereby, of which there can be no assurance.

	December 31, 2018	June 30, 2019	June 30, 2019
	Actual	Actual	As Adjusted (1)
		(Unaudited)	(Unaudited)
Long Term Debt	$24,394,589	$23,233,480	$27,519,480
Current Liabilities	4,852,489	5,573,492	5,573,492
Stockholders’ Equity Common Stock, $.01 par value per share; 30,000,000 shares authorized; issued and outstanding 1,677,798 at December 31, 2018, June 30, 2019 and as adjusted	16,778	16,778	16,778
Additional Paid-In Capital	19,113,458	19,113,458	19,113,458
Accumulated Deficit	(8,353,688)	(8,580,715)	(8,580,715)
Total Stockholders’ Equity	10,776,548	10,549,521	10,549,521
Total Capitalization	$40,023,626	$39,356,493	$38,069,001

________________________________________

(1) This is a best-efforts, no minimum offering. If less than all of the certificates offered hereby are sold, then the Long Term Debt figures in the “As Adjusted” columns would be reduced in proportion to the reduced sales. Assumes the sale of the remaining Series E Secured Investor Certificates totaling $4,286,000 as of June 30, 2019 as adjusted.

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SELECTED FINANCIAL DATA

The selected financial data presented below is derived from our audited financial statements as of and for the years ended December 31, 2018 and 2017 and our unaudited financial statements as of and for the three months ended June 30, 2019 and 2018. The financial statements are included in the appendix. You should refer to the financial statements and notes thereto, for a more detailed presentation of financial information.

	Year Ended December 31,		For the Six Months Ended
	2018	2017	June 30, 2019	June 30, 2018
			(unaudited)	(unaudited)
Statement of Operations
Interest and Other Income	$2,689,405	$2,767,019	$1,346,023	$1,305,368
Interest Expense	1,970,986	1,913,704	920,803	968,978
Net Interest Income	718,419	853,315	425,220	336,390
Provision for losses on mortgage loans receivable	254,310	116,172	48,741	156,734
Net Interest Income after Provision for Mortgage Losses	464,109	737,143	376,479	179,656
Operating Expenses	514,291	584,922	410,559	280,916
Net (Loss) Income	$(50,182)	$152,221	$(34,080)	$(101,260)
Basic and Diluted (Loss) Income Per Share	$(0.03)	$0.09	$(0.02)	$(0.06)
Dividends Declared Per Share	$0.22	$0.28	$0.12	$0.09
Weighted Average Common Shares Outstanding - Basic and Diluted	1,677,798	1,677,798	1,677,798	1,677,798

	Year Ended December 31,		For the Six Months Ended
	2018	2017	2019	2018
			(unaudited)	(unaudited)
Balance Sheet Data:
Assets:
Cash and Cash Equivalents	$2,183,441	$502,490	$1,141,413	$2,929,684
Current maturities of loans receivable, net of allowances and deferred origination fees	2,241,557	1,373,463	987,922	948,929
Current maturities of bond portfolio	167,000	139,000	236,000	147,000
Loans Receivable, net of current maturities, allowance and deferred origination fees	19,422,182	21,071,635	20,311,295	19,916,045
Bonds Receivable, net of current maturities	15,222,807	14,090,755	15,864,937	14,689,755
Accounts Receivable	251,535	260,785	273,895	255,400
Interest Receivable	184,869	176,365	197,021	174,745
Investments	2,410	2,410	2,410	2,410
Prepaid Expense	7,166	2,598	13,675	21,259
Real Estate Held for Sale	340,659	225,872	327,925	225,872
Total Assets	$40,023,626	$37,845,373	$39,356,336	$39,315,099

Liabilities
Accounts Payable	$604,876	$56,847	$203,825	$115,400
Secured Investor Certificates	29,386,000	27,323,000	27,362,000	29,106,000
Line Of Credit	—	—	2,000,000	—
Dividends Payable	142,613	117,446	100,667	33,556
(Less) Deferred Offering Costs	(886,411)	(839,377)	(859,520)	(875,052)
Total Liabilities	$29,247,078	$26,657,916	$28,806,972	$28,379,904

Stockholders’ Equity	10,776,548	11,187,457	10,549,521	10,935,195
Total Liabilities and Stockholders’ Equity	$40,023,626	$37,845,373	$39,356,493	$39,315,099

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this section and elsewhere in this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, (i) trends affecting our financial condition or results of operations; (ii) our business and growth strategies; (iii) the mortgage loan industry and the status of religious organizations; (iv) our financing plans; and other risks detailed in the Company’s other periodic reports filed with the Securities and Exchange Commission. The words “believe”, “expect”, “anticipate”, “may”, “plan”, “should”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance.

Management’s Discussion and Analysis

The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto included in this prospectus beginning at page F-1. We commenced operations as a real estate investment trust in 1996, specializing in providing mortgage loans to churches and other religious non-profit organizations.

Financial Condition – Year Ending December 31, 2018 Compared to the Year Ending December 31, 2017

Our total assets increased from $37,845,373 at December 31, 2017 to $40,023,626 at December 31, 2018. The primary reason for the increase in total assets from December 31, 2017 through December 31, 2018 was due to an increase in our cash position due to the sale of our Secured Investor Certificates. Stockholders’ equity decreased from $11,187,457 at December 31, 2017 to $10,776,548 at December 31, 2018. This was due to a dividend pay-out of $360,727 which was larger than our net (loss) of $(50,182). The larger dividend payout was a result of a distribution of income from ongoing operations (income before items) that was earned during the twelve month period versus what is recognized for the period under generally accepted accounting principles (“GAAP”). Our primary liabilities at December 31, 2018 and 2017 were our Secured Investor Certificates, which were $29,386,000 and $27,323,000, respectively. We also had dividends declared as of the end of the period reported on, but which are not paid until the ensuing month.

Since we began active business operations on April 15, 1996, we have paid 92 consecutive quarterly dividend payments to stockholders. These dividend payments have resulted in an average annual return of 5.368% to stockholders who purchased shares at $10 per share in our public offerings of stock. Each loan funded during the quarter generates origination income which is due and payable to stockholders as taxable income even though origination income is not recognized in its entirety for the period under generally accepted accounting principles (“GAAP”). We anticipate distributing all of our taxable income in the form of dividends to our stockholders in the foreseeable future to maintain our REIT status and to provide income to our stockholders.

Net (loss) income for the Company’s years ended December 31, 2018 and 2017 was $(50,182) and $152,221, respectively, on total interest and other income of $2,689,405 and $2,767,019, respectively. Interest and other income is comprised of interest from loans, interest from bonds, amortization of bond discounts and amortization of loan origination fees. As of December 31, 2018, the Company’s portfolio of loans had interest rates ranging from 0% to 10.25%, with an average, principal-adjusted interest rate of 8.15%. The Company’s bond portfolio has an average current yield of 6.80% at December 31, 2018. As of December 31, 2017, the average, principal-adjusted interest rate on the Company’s portfolio of loans was 8.23% and the Company’s portfolio of bonds had an average current yield of 6.82%. The decrease in interest income was due to natural maturation of our loan portfolio.

Interest expense was $1,970,986 and $1,913,704 for the years ended December 31, 2018 and 2017, respectively. The increase in interest expense was due to issuance of additional Secured Investor Certificates. Net interest margin decreased from 30.83% to 26.71% resulting primarily from a decrease in interest and other income of approximately 2.80% and an increase in interest expense of approximately 2.99%.

Allowance for losses on mortgage loans receivable increased during the year ended December 31, 2018 as we recorded additional allowance against the mortgage loans. We recorded an additional allowance for losses on loans during the year ended December 31, 2018 of $254,310 compared to $116,172 for the year ended December 31, 2017. At December 31, 2018, we reserved $1,672,003 for seventeen mortgage loans, of which eleven are three or more mortgage payments in arrears of which three loans are declared to be in default and two loans were in the foreclosure process.

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Our lending practices limit deployment of our capital to churches and other non-profit religious organizations. The total principal amount of our second mortgage loans is limited to 20% of our average invested assets. We currently have three second mortgage loans aggregating approximately $222,000 in principal amount outstanding. We do not lend to any potential borrowers who have been in operation for less than two years and borrowers must demonstrate that they can service the proposed debt outstanding based on an analysis of the prior three years of financial statements. We do not lend money based on projections or pledge programs. The loan amount to a borrower cannot exceed 75% loan to appraised value. In addition, the borrower’s long term debt (including the proposed loan) cannot exceed four times the borrower’s gross income for the previous twelve month period.

Historically, loans in our portfolio are outstanding for an average of seven years. Our borrowers are typically small independent churches with limited borrowing history. Once a church establishes a payment history with us, they look to refinance their loan at lower interest rates with a local bank, credit union or other financial institution which is willing to provide financing since the borrower has established a payment history and has demonstrated they can meet their mortgage debt obligations.

Operating expenses for the year ended December 31, 2018 decreased to approximately $514,291 compared to $584,922 for the year ended December 31, 2017. The decrease was primarily a result of a decrease in our realized loan loss on real estate held for sale.

Financial Condition – Six Months Ended June 30, 2019 (unaudited) Comparted to the Six Months Ended June 30, 2018 (unaudited)

Our total assets decreased from $40,190,151 at June 30, 2018 to $39,356,336 at June 30, 2019. The primary reason for the decrease in total assets was due to a change in the carrying amount of deferred offering costs on our balance sheet. Stockholders’ equity decreased from $10,935,195 at June 30, 2018 to $10,549,521 at June 30, 2019. This was due to a dividend pay-out of $100,667 which was larger than our net (loss) of $(34,080). The larger dividend payout was a result of a distribution of income from ongoing operations (income before items) that was earned during the three month period versus what is recognized for the period under generally accepted accounting principles (“GAAP”) and origination income earned but not recognized immediately under GAAP. Our primary liabilities at June 30, 2019 and 2018 were our Secured Investor Certificates, which were $27,362,000 and $29,106,000, respectively. We also had dividends declared as of the end of the period reported on, but which are not paid until the ensuing month.

Net (loss) for the Company’s six month period ended June 30, 2019 and 2018 was $(34,080) and $(101,260) respectively, on total interest and other income of $1,346,023 and $1,305,368, respectively. Interest and other income is comprised of interest from loans, interest from bonds, amortization of bond discounts and amortization of loan origination fees. As of June 30, 2019, the Company’s portfolio of loans had interest rates ranging from 0% to 10.25%, with an average, principal-adjusted interest rate of 8.09%. The Company’s bond portfolio has an average current yield of 6.87% at June 30, 2019. As of June 30, 2018, the average, principal-adjusted interest rate on the Company’s portfolio of loans was 8.22% and the Company’s portfolio of bonds had an average current yield of 6.84%. The increase in interest income was due to the increase in our assets under management which includes our loan and bond portfolios.

Interest expense was $920,803 and $968,978 for the six month period ended June 30, 2019 and 2018, respectively. The decrease in interest expense was due to the maturity of our Secured Investor Certificates. Net interest margin increased from 25.77% to 31.59% resulting primarily from an increase in interest and other income of approximately 3.11% and a decrease in interest expense of approximately 4.97%.

Allowance for losses on mortgage loans receivable increased during the six month period ended June 30, 2019 as we recorded additional allowance against the mortgage loans. We recorded an additional allowance for losses on loans during the six month period ended June 30, 2019 of $48,741 compared to $156,734 for the six month period ended June 30, 2018. At June 30, 2019, we reserved $1,620,207 for sixteen mortgage loans, of which ten are three or more mortgage payments in arrears of which three loans are declared to be in default and one loan was in the foreclosure process.

Operating expenses for the six month period ended June 30, 2019 increased to approximately $411,000 compared to $281,000 for the six month period ended June 30, 2018. The increase was primarily a result of an increase in other than temporary impairment on our bond portfolio.

Mortgage Loans and Bond Portfolio

One new bridge loan was funded during the six months ended June 30, 2019 for $2,000,000. A bridge loan typically has a maturity of one year or less. Two new loans were funded during the year ended December 31, 2018. Both loans were short term bridge financing loans with terms of less than one year.

We currently own $529,000 First Mortgage Bonds and $497,000 Second Mortgage Bonds issued by Agape Assembly Baptist Church located in Orlando, Florida. Agape defaulted on its payment obligations to bondholders in September 2010. The aggregate

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amount of the defaulted bonds equals $7,915,000; the total principal amount of First Mortgage Bonds issued by Agape is $7,200,000 and the total principal amount of Second Mortgage Bonds issued is $715,000. The church commenced a Chapter 11 bankruptcy reorganization proceeding regarding the property that secures the First Mortgage Bonds in December 2010. In October 2014, the bondholders of Agape agreed to a modification in the terms of their bonds which resulted in the temporary resumption of both principal and interest payments to both the first and second mortgage bond holders. Both the First Mortgage Bonds and Second Mortgage Bonds were modified to a fully amortized fixed rate, quarterly interest payment of 6.25% with a new maturity date of September 2037 for all the issued and outstanding bonds. We, along with all other bondholders, have a superior lien over all other creditors. The Church subsequently defaulted on their modification agreement in 2016 and no interest payments were made to bondholders during the six month period ended June 30, 2019. We recorded an aggregate other than temporary impairment of $558,000 and $458,000 for the First and Second Mortgage Bonds at June 30, 2019 and December 31, 2018, respectively, which effectively reduces the bonds to the fair value amount management believes will be recovered.

Real Estate Held for Sale/Description of Properties Acquired through Foreclosure

As of June 30, 2019, we acquired one property through the foreclosure process, with an outstanding loan balance of approximately $112,515 and acquired one property via deed in lieu of foreclosure, with outstanding loan balance totaling approximately $226,000. The property acquired through foreclosure is being prepared for sale through a local realtor. The property acquired via deed in lieu of foreclosure is available for sale, however it is currently not listed as we have allowed the church to either obtain financing from another source or list the property for sale. The Church is paying rent while trying to either sell the building or obtain refinancing. This property is being carried at the fair value. The fair value of our real estate held for sale, which represents the carrying value, is approximately $328,000 and $341,000 as of June 30, 2019 and December 31, 2018, respectively after an impairment reserve of approximately $22,000. Once a property is acquired by us, comparable sales information is obtained and a local realtor is engaged to determine demand for our properties. The situation with respect to each property is reviewed periodically with our realtors. The general competitive conditions surrounding the potential sale of our properties are tied, in large part, to the fact that they are special-use properties with variable zoning restrictions. We principally lend to churches, which are commonly exempt from zoning restrictions. However, while a church property may be exempt from zoning restrictions, if it is located in a residential area, it still may only be used as a church, thereby limiting the pool of potential buyers. On the other hand, a church or other property that is zoned for commercial use generally experiences higher demand, as potential buyers can convert the property to their own business use. As such, our properties that are located in residential areas typically experience less demand than those zoned for commercial use. Description of the property owned by us is listed below:

In 2008, we received a deed in lieu of foreclosure on a church located in Pine Bluff, Arkansas and have recorded the deed in the county where the church is located. Due to the value of the property, $360,000 versus the amount owed to us $238,000, we have allowed the church to either obtain financing from another source or list the property for sale in hopes of recovering some of its equity. The church is paying us monthly rent until the property is refinanced or sold. We have included this property in Real Estate Held for Sale at $226,000 at June 30, 2019. This property is located in a residential area.

In 2018, we acquired a church through the foreclosure process. The Church is located in Bethel, Ohio. We have included this property in Real Estate Held for Sale at $112,515 at June 30, 2019. We are in the process of determining the current value of the property. This property is located in a rural area and not subject to typical zoning requirements.

Dividends

We have elected to operate as a real estate investment trust (REIT), therefore we are required, among other things, to distribute to stockholders at least 90% of “Taxable Income” in order to maintain our REIT status. The dividends declared and paid to stockholders may include cash from origination fees even though they are not recognized as income in their entirety for the period under generally accepted accounting principles in the United States. We earned $40,000 in origination income for the six month period ended June 30, 2019 and $24,200 for the year ended December 31, 2018, respectively.

Our Board of Directors declared dividends of $.070 for each share of record on April 30, 2018, $.020 for each share of record on July 31, 2018, $.040 for each share of record on October 29, 2018, $.085 for each share of record on January 28, 2019, $0.055 for each share of record on April 30, 29, 2019 and $.060 for each share of record on July 29, 2019. Based on the quarters ended March 31, 2018, June 30, 2018, September 30, 2018 December 31, 2018, March 31, 2019 and June 30, 2019 and assuming a share purchase price of $10.00, the dividends paid represented a 2.15% annual yield in 2018 and a 2.20% and 2.40% annualized yield for the three month period ended March 31, 2019 and the six month period ended June 30, 2019, respectively. 100% of the dividends paid to stockholders for the tax year 2018 were non-dividend distributions due to the realized (carry-forward) loss of approximately $1,641,000. We expect dividends paid in 2019 to be 100% non-dividend distributions due to the realized (carry-forward) losses totaling approximately $1,449,000 for the period ended December 31, 2019.

We choose to distribute income from ongoing operations in the form of dividends to stockholders. As a Real Estate Investment Trust we are required to distribute up to 90% of our taxable income. The table below reflects taxable income, net income from operations, dividend distributions and the effect of the distributions to stockholders for the periods ended December 31, 2018 and 2017.

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Any amount distributed to stockholders in excess of income from ongoing operations is deemed to be return of principal which results in a reduction of our shareholder equity.

	December 31, 2018	December 31, 2017

Net Taxable Income	$191,319	$255,428
Net Income From Operations (before items)	$301,026	$443,200
Total Dividend Distributions	$360,727	$469,783
Principal Distribution	$59,701	$26,583
Number of Shares Outstanding	1,667,798	1,667,798
Amount of Principal Distributed per Share	$0.04	$0.02

Liquidity and Capital Resources

Our revenue is derived principally from interest income, and secondarily, from origination fees and renewal fees generated by mortgage loans that we make. We also earn income through interest on funds that are invested pending their use in funding mortgage loans or distributions of dividends to our stockholders, and on income generated on church bonds we may purchase and own. We generate revenue through (i) permitted temporary investments of cash, and (ii) making mortgage loans to churches and other non-profit religious organizations. Our principal expenses are advisory fees, legal and auditing fees, communications costs with our stockholders, and the expenses of our transfer agent and registrar.

Our loan portfolio consists primarily of long-term fixed rate loans. We currently do not have any short-term variable rate loans or renewable loans in our portfolio. Historically, loans in our portfolio are outstanding for an average of approximately seven and a half years. Our borrowers are typically small independent churches with little or no borrowing history. Once a church establishes a payment history with us, they often look to re-finance their loan with a local bank, credit union or other financial institution that is willing to provide financing since the borrower has established a payment history and has demonstrated they can meet their mortgage debt obligations.

Currently, our bond portfolio comprises 40% of our assets under management. The total principal amount of mortgage- secured debt securities we purchase from churches and other non-profit religious organizations is limited to 30% of our Average Invested Assets. Excluded from this ratio of 30% for the year ended December 31, 2018 are bonds issued of which we hold 100% of the total bonds outstanding. The total principal amount outstanding was approximately $15,848,000 as of December 31, 2018 and was approximately $14,688,000 as of December 31, 2017. We earned approximately $977,000 on our bond portfolio in 2018 and approximately $873,000 in 2017.

The total principal amount outstanding for the six month period ended June 30, 2019 and 2018 was $16,897,000 and $15,295,000, respectively. We earned approximately $525,000 and $473,000 for the six month period ended June 30, 2019 and 2018, respectively.

In addition, we are able to borrow funds in an amount up to 300% of shareholder’s equity (in the absence of a satisfactory showing that a higher level of borrowing is appropriate; any excess in borrowing over such 300% level must be approved by a majority of the Independent Directors and disclosed to stockholders in the next quarterly report along with justification for such excess) in order to increase our lending capacity.

In September 2017, we filed a registration statement with the Securities and Exchange Commission to offer $10,000,000 worth of Series E Secured Investor Certificates. The offering was declared effective by the SEC on November 6, 2017. The certificates are being offered in multiples of $1,000 with interest rates ranging from 4.00% to 6.50%, subject to changing market rates, and maturities from 5 to 15 years. The certificates are collateralized by certain mortgage loans receivable and church bonds of approximately the same value. From the date of effectiveness of the offering to July 31, 2019, we have sold 3,390 Series E Secured Investor Certificates for a total of $3,390,000.

In July 2014, we filed a registration statement with the Securities and Exchange Commission to offer $10,000,000 worth of Series D Secured Investor Certificates. The offering was declared effective by the SEC on August 12, 2014. The offering was renewed with an effective date of September 23, 2016. The certificates were offered in multiples of $1,000 with interest rates ranging from 4.00% to 6.50%, subject to changing market rates, and maturities from 5 and 7 to 15 years. The certificates are collateralized by certain mortgage loans receivable and church bonds of approximately the same value. At December 31, 2018, approximately 8,234 Series D certificates had been issued and were outstanding for $8,234,000. The offering terminated in August 2017.

We anticipate that funds from maturing loans, our line or credit along with proceeds from the sale of our current secured investor certificate offering will equal or exceed obligations due on our certificates during 2019.

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The table below shows the principal amount of loans and bonds to be paid during 2019 and the number of Secured Investor Certificates maturing in 2019. We can utilize our line of credit to meet our certificate maturity obligations. Another source is the potential sale of bonds in our portfolio. In addition, at June 30, 2019 we held $1,141,413 in cash and cash equivalents and currently have a $4,000,000 working line of credit with a local bank of which $2,000,000 was available to us for the period ended June 30, 2019. This facility was renewed on July 22, 2019 with the lender for another year.

Maturity Schedule July 1, 2019 through June 30, 2020

Contractual maturity schedule mortgage loans	$1,127,113
Contractual maturity schedule bond portfolio	236,000
Total	$1,363,112

Contractual maturity schedule secured investor certificates	3,269,000
Additional funds required to pay maturing certificates	$1,905,888

Holders of our Secured Investor Certificates may renew certificates at the current rates and terms upon maturity at our discretion. Renewals upon maturity are considered neither proceeds from nor issuance of Secured Investor Certificates. Renewals totaled approximately $243,000 for the six month period ended June 30, 2019 and $1,671,000 and $1,282,000 during 2018 and 2017, respectively. These renewals represent 30%, 41% and 46% of the maturing certificates for the six month period ended June 30, 2019 and for the periods ended December 31, 2018 and 2017, respectively. We believe that renewals we offer to maturing certificate holders will reduce the amount of cash needed to pay maturing certificates through June 30, 2020.

Loan Loss Reserve Policy

We follow a loan loss reserve policy on our portfolio of loans outstanding. This critical policy requires complex judgments and estimates. We record mortgage loans receivable at their estimated net realizable value, which is the unpaid principal balance less the allowance for mortgage loans. Our loan policy provides an allowance for estimated uncollectible loans based on an evaluation of the current status of the loan portfolio. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan. Our policy will reserve for the outstanding principal amount of a loan in our portfolio if the amount is in doubt of being collected. Additionally, no interest income is recognized on impaired loans that are declared to be in default and are in the foreclosure process.

The Company will declare a loan to be in default and will place the loan on non-accrual status when the following thresholds have been met: (i) the borrower has missed three consecutive mortgage payments; (ii) the borrower has not communicated to the Company any legitimate reason for delinquency in its payments to the Company and has not arranged for the re-continuance of payments; (iii) lines of communication to the borrower have broken down such that any reasonable prospect of rehabilitating the loan and return of regular payments is gone.

The Company’s policies on payments received and interest accrued on non-accrual loans are as follows: (i) The Company will accept payments on loans that are currently on non-accrual status when a borrower has communicated to us that they intend to meet their mortgage obligations. A payment made on a non-accrual loan is considered a good faith deposit as to the intent to resume their mortgage payment obligation. This good faith deposit is credited back to interest first then principal as stated in the mortgage loan documentation. (ii) A letter outlining the re-payment terms or the restructure terms (if any) of the loan is provided to the borrower. This letter will be signed by the Senior Pastor and all board members of the borrower. This letter resumes the obligation to make payments on non-accrual loans. (iii) The borrower must meet all its payment obligations for the next 120 days without interruption in order to be removed from non-accrual status.

When a loan is declared in default according to the Company’s policy or deemed to be doubtful of collection, the loan committee of the Advisor to the Company will direct the staff to charge-off uncollectable receivables.

At December 31, 2018, we reserved $1,672,003 against seventeen mortgage loans, of which eleven churches were three or more mortgage payments in arrears of which three are declared to be in default and two are in the foreclosure process. At December 31, 2017, we reserved $1,428,155 against nineteen mortgage loans, of which fourteen churches were three or more mortgage payments in arrears.

The total value of impaired loans, which are loans that are in the foreclosure process or are declared to be in default, was approximately $1,498,000 and $2,044,000 at December 31, 2018 and 2017, respectively. We believe that the total amount of non-performing loans is adequately secured by the underlying collateral and the allowance for mortgage loans.

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Of the eleven loans which were three or more payments in arrears, the first impaired loan has an outstanding balance of $161,038. The church is located in Detroit, Michigan. We took possession of this property in the first quarter of 2019 and subsequently sold the property in January 2019 for $65,000.

The second impaired loan has an outstanding balance of $526,495. The church is located in Atlanta, Georgia. This loan is in the foreclosure process. We plan to take possession of the property in 2019 and list the property for sale through a local developer. The church is located in a residential area.

The third impaired loan has an outstanding balance of $543,822. This loan has been declared in default. The church is located in Detroit, Michigan and is located in an area suffering from urban blight and high crime. We are continually assessing our options with a local realtor. This church is located in a commercial area. Therefore, the facility can be converted and used other than as a church.

The fourth impaired loan has an outstanding balance of approximately $221,683. The church is located in Atlanta, Georgia. The Church has defaulted on their monthly mortgage payments. The Church is making sporadic interest only payments while occupying and maintaining the building. We are continually assessing our options regarding the Church.

The fifth impaired loan has an outstanding balance of $44,965. The church is located in Chicago, Illinois. We have a second mortgage loan. We have been made aware that the church defaulted on its first mortgage loan as well. We will wait to see what the outcome with the first mortgage holder will be.

The sixth impaired loan has an outstanding balance of $345,109. The church is located in Raleigh, North Carolina. The church has missed ten mortgage payments since the loan was funded in November 2004, two payments were missed in 2018. We are working with the church to bring its payments current.

The seventh impaired loan has an outstanding balance of $296,783. The church is located in Seagoville, Texas. The church has missed six payments since the loan was funded in August 2006, two payments were missed in 2018. We are working with the church to bring its payments current.

The eighth impaired loan has an outstanding balance of $618,629. The church is located in Dallas, Texas. The church has missed four payments since the loan was funded in September 2008, two payments were missed in 2018. We are working with the church to bring its payments current. This is a commercial property.

The ninth impaired loan has an outstanding balance of $659,416. The church is located in Linton, Indiana. The church has missed three payments since the loan was funded in September 2007. However, the church did not miss any payments in 2018. We are working with the church to bring its payments current.

The tenth impaired loan has an outstanding balance of $699,450. The church is located in Richmond Hills, Texas. The church has missed numerous payments since the loan was funded in November 2004. However, the church has been making regular payments which are being applied to their arrearage. We are continually working with the church to bring its payments current.

The eleventh impaired loan has an outstanding balance of $233,623. The church is located in Kirbyville, Texas. The church has missed three payments since the loan was funded in June 2003. However, the church did not miss any payments in 2018. We are working with the church to bring its payments current.

At June 30, 2019, we reserved $1,620,207 for sixteen mortgage loans, of which ten loans were three or more mortgage payments in arrears and three were declared to be in default and one is in the foreclosure process.

We presently expect our allowance for mortgage loans to be adequate to cover all losses incurred and probable. Listed below is our current loan loss reserve policy:

Incident	Percentage of Loan Reserved	Status of Loan
1.	None	Loan is current, no interruption in payments during history of the loan, (“interruption” means receipt by us more than 30 days after scheduled payment date).
2.	None	Loan current, previous interruptions experienced, but none in the last six month period. Applies to restructured loans or loans given forbearance.

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3.	None	Loan current, previous interruptions experienced, but none in the last 90 day period.
4.	1.00%	Loan serviced regularly, but 2 or 3 payments cumulative in arrears. Delinquency notice has been sent.
5.	5.00%	Loan serviced regularly, but 4 or 5 payments cumulative in arrears. Repayment plan requested.
6.	10.00%	Loan is declared to be in default. Legal counsel engaged to begin foreclosure. Additional accrual of overdue payments and penalties ceased.
7.	The greater of: (i) accumulated reserve during default period equal to principal loan balance in excess of 65% of original collateral value; or (ii) 1% of the remaining principal balance each quarter during which the default remains in effect.	Foreclosure proceeding underway. Accrual of all overdue interest and principal payments including penalties to be expensed. Reserve amount dependent on value of collateral. All expenses related to enforcing loan agreements are expensed.

The Company’s Advisor, on an ongoing basis, will review reserve amounts under the policy stated above and determine the need, if any, to reserve amounts in excess of its current policy. Any additional reserve amounts will be equal to or greater than its current reserve policy. Allowance for mortgage loans are calculated on the remaining principal balance on the date of calculation and recorded on a quarterly basis.

We expect to foreclose on two properties in 2019 and will incur costs to secure and prepare these properties for sale. We seek to exhaust all options available to us to before proceeding to foreclosure.

Our borrowers are typically small independent churches with little or no borrowing history. Small independent churches have limited resources to pay missed mortgage payments. We continually monitor these missed payments and determine on a case by case basis if a restructure of the current loan terms will help the church recover from its payment issues or by communication with the church, or lack thereof, if we should foreclose on the property. We did not see a substantial increase in delinquent payments in 2018. We contribute this to a more stable economy and lower unemployment. However, we can provide no assurance that delinquent loan payments will be paid or a restructure of the loan will result in the borrowing church meeting their payment obligations.

Our loan loss reserve policy requires removal of a borrower from accrual status if the borrowing church misses three payments over a twenty four month period.

Bond Loss Policy

Other than the temporary impairment, the impairment on bonds is estimated by management and is determined by reviewing: (i) payment history, (ii) our experience with defaulted bond issues, (iii) the issuer’s payment history as well as (iv) historical trends.

We currently own $529,000 First Mortgage Bonds and $497,000 Second Mortgage Bonds issued by Agape Assembly Baptist Church located in Orlando, Florida. Agape defaulted on its payment obligations to bondholders in September 2010. The aggregate amount of the defaulted bonds equals $7,915,000; the total principal amount of First Mortgage Bonds issued by Agape is $7,200,000 and the total principal amount of Second Mortgage Bonds issued is $715,000. The church commenced a Chapter 11 bankruptcy reorganization proceeding regarding the property that secures the First Mortgage Bonds in December 2010. In October 2014, the bondholders of Agape agreed to a modification in the terms of their bonds which resulted in the temporary resumption of both principal and interest payments to both the first and second mortgage bond holders. Both the First Mortgage Bonds and Second Mortgage Bonds were modified to a fully amortized fixed rate, quarterly interest payment of 6.25% with a new maturity date of September 2037 for all the issued and outstanding bonds. We, along with all other bondholders, have a superior lien over all other creditors. The Church subsequently defaulted on their modification agreement in 2016 and no interest payments were made to bondholders during the six month period ended June 30, 2019. We recorded an aggregate other than temporary impairment of $558,000 and $458,000 for the First and Second Mortgage Bonds at June 30, 2019 and December 31, 2018, respectively, which effectively reduces the bonds to the fair value amount management believes will be recovered.

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Critical Accounting Policies and Estimates

Preparation of our financial statements requires estimates and judgments to be made that affect the amounts of assets, liabilities, revenues and expenses reported. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. We evaluate these estimates based on assumptions we believe to be reasonable under the circumstances.

The difficulty in applying these policies arises from the assumptions, estimates and judgments that have to be made currently about matters that are inherently uncertain, such as future economic conditions, operating results and valuations as well as management intentions. As the difficulty increases, the level of precision decreases, meaning that actual results can and probably will be different from those currently estimated.

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. The most sensitive estimates relate to the realizability of the mortgage loans receivable and the valuation of the bond portfolio and real estate held for sale. It is at least reasonably possible that these estimates could change in the near term and that the effect of the change, if any, may be material to the financial statements.

We estimate the value of real estate we hold pending re-sale based on a number of factors. We look at the current condition of the property as well as current market conditions in determining a fair value, which will determine the listing price of each property. Each property is valued based on its current listing price less any anticipated selling costs, including for example, realtor commissions. Since churches are single use facilities the listing price of the property may be lower than the total amount owed to us. Attorney fees, taxes, utilities along with real estate commission fees will also reduce the amount we collect from the sale of a property we have acquired through foreclosure. The fair value of the real estate held for sale includes estimates of expenses related to the sale of the real estate.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect that is material to investors on our financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures.

OUR BUSINESS

General

American Church Mortgage Company was established by American Investors Group, Inc. (the “underwriter” or “American”) to service demand that the principals of American identified through the course of its business for mortgage lending to church borrowers in the amount of $100,000 to $2,000,000. Because of the regulatory and administrative expenses associated with bond financing, the economic feasibility of bond financing diminishes for financings under $750,000. As a result, American believed that many churches were forced to either forego the project for which their financing request was made, fund their project from cash flow over a period of time and at greater expense, or seek bank financing on terms which were not always favorable or available to them. We were incorporated in Minnesota on May 27, 1994 to provide a lending source to this segment of the industry, capitalizing on a lack of significant competition in the specialized business of making smaller church loans, the experienced human resources available at American and our advisor, and the marketing, advertising and general goodwill of American. We began making loans in April 1996. We make loans throughout the United States in principal amounts limited in range from $100,000 to $2,000,000. We may invest up to 30% of our average invested assets in mortgage secured debt securities (bonds) issued by churches and other non-profit religious organizations. We intend to lend funds and acquire mortgage secured investments pursuant to our business plan as additional funds become available from this offering, and thereafter as funds from loan repayments, bond maturities and other resources become available.

We utilize American’s unique specialization in procuring, qualifying and servicing church loans to enhance our operations. American has underwritten first mortgage bonds for churches throughout the United States since 1987. In underwriting church bonds, American reviews financing applications, analyzes prospective borrowers’ financial capability, and structures, markets and sells, mortgage-backed bond securities to the investing public. Since its inception, American has underwritten approximately 294 church bond financings, in which approximately $555,670,000 in first mortgage bonds have been sold to public investors. The average size of church bond financings underwritten by American since its inception is approximately $1,890,000.

Since our establishment, we have made 197 loans to 167 churches approximating $105,693,306, with the average principal amount of such loans being approximately $537,000. Of the 197 loans we have made, 142 loans totaling $82,461,969 have been repaid early by the borrowing churches. As of June 30, 2019, we had fifty-two (52) first mortgage loans aggregating $23,010,933 in principal

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amount, three second mortgage loans totaling $220,404 in principal amount and a first mortgage bond portfolio with par values aggregating $16,658,937.

Financing Business

We make first mortgage loans in amounts ranging from $100,000 to $2,000,000, to churches and other non-profit religious organizations, and invest in mortgage-secured debt instruments issued by churches and other non-profit religious organizations, called church bonds. We apply essentially all of our working capital (after adequate reserves determined by our advisor) toward making mortgage loans and investing in church bonds. We seek to:

•	find qualified borrowers and make loans in accordance with our Lending Guidelines;
•	lend at rates of interest in excess of our cost of funds;
•	offer competitively attractive mid-term (5-15 years) loans and long term (20-30 year) loans (although there is no limit on the term of our loans);
•	charge origination fees, or “points,” from the borrower at the outset of a loan and upon any renewal of a loan;
•	make a limited amount of higher interest rate second mortgage loans and construction/interim loans to qualified borrowers; and
•	purchase a limited amount of mortgage-secured debt securities issued by churches and other non-profit religious organizations, typically at par value.

Our policies limit the amount of second mortgage loans to 20% of our average invested assets on the date any second mortgage loan is closed, and limit the amount of mortgage secured debt securities to 40% of average invested assets on the date of their purchase. All other mortgage loans we make (or church bonds purchased for investment) will be secured by a first mortgage or deed of trust on the borrower’s real property. As of June 30, 2019, we had three second mortgage loans outstanding aggregating $220,404 representing 1.00% of loans aggregating a total of $23,231,337 in principal amount outstanding and a first mortgage bond portfolio with par values aggregating $16,658,937. The percentage of average invested assets in mortgage-secured debt securities, was 31.48% of average invested assets of approximately $37,196,000 in assets under management. Excluded from this calculation are bonds issued of which we hold 100% of the total bonds outstanding which totaled $24,032,000 as of June 30, 2019. As we attempt to make mortgage loans that maximize interest income, we may make longer term fixed-rate loans in our discretion in order to reduce the risk of downward interest rate fluctuations.

Our lending and investing decisions, including determination of a prospective borrower’s or church bond issuer’s financial credit worthiness, are made for us by our advisor. We have no employees. Employees and agents of our advisor conduct all aspects of our business, including (i) marketing and advertising; (ii) communication with prospective borrowers; (iii) processing loan applications; (iv) closing loans; (v) servicing loans; and (vi) administering our day-to-day business activities. In consideration of its services, the advisor is entitled to receive a fee equal to 1.25% annually of the Company’s average invested assets up to $35 million. This fee is reduced to 1.00% on assets from $35 million to $50 million. In addition, we pay, to the advisor, one half of any origination fee charged to borrowers on mortgage loans we make. The advisor’s management fees are computed and payable monthly.

Current First Mortgage Loan Terms

We offer prospective borrowers a selection of loan types, which include a choice of fixed or variable rates of interest indexed to the prime rate, the U.S. Treasury 10-Year Notes, or another generally recognized reference index, and having various terms to maturity, origination fees and other terms and conditions. The terms of loans we offer may be changed by our advisor as a result of such factors as (i) the credit quality and experience of the borrowers; (ii) the terms of loans in our portfolio; (iii) competition from other lenders; (iv) anticipated need to increase the overall yield on our mortgage loan portfolio; (v) local and national economic factors; and (vi) actual experience in borrowers’ demand for the loans. We currently make the loan types described in the table below.

This table describes material terms of loans available from us. The table does not purport to identify all possible terms, rates, and fees we may offer. We may modify the terms identified below or offer loan terms different than those identified below. Many loans are individually negotiated and differ from the terms described below.

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Loan Type	Interest Rate (1)	Origination Fee (2)
20/25 Year Term (3)	Fixed @ 7.95%/8.25% respectively	3.5%
20 Year Term (3)	Variable Annually @ Prime + 4.00%	3.5%
3 Year Renewable Term (4)	Fixed @ 7.25%	3.0%
Construction/Interim 1 Year Term	Fixed @ 8.00% to 9.00%	2.0%

________________________________________

(1)	“Prime” means the prime rate of interest charged to preferred customers, as published by a federally chartered bank chosen by us. We may also tie our offered interest rates to other indices.
(2)	These are “target” fees and negotiation of these fees with borrowers can occur. Origination fees are generally based on the original principal amount of the loan and are collected from the borrower at the origination and renewal of loans, one half of which is payable directly to our Advisor.
(3)	Fully amortized repayment term. Amortization terms may vary, as may other loan terms, depending on individual loan negotiations and competitive forces.
(4)	Renewable term loans are repaid based on a 25 year amortization schedule, and are renewable at the conclusion of their initial term for additional like terms up to an aggregated maximum of 25 years. We charge a fee of 1% upon the date of each renewal. If renewed by the borrower, the interest rate is adjusted upon renewal to Prime plus a specified percentage “spread.”

Portfolio of the Company

As of March 31, 2019, we had fifty-two first mortgage loans aggregating $21,769,705 in original principal amount and three second mortgage loans aggregating $221,116 in original principal amount and purchased $16,710,937 principal amount first mortgage bonds issued by churches.

The table below identifies, by state, the loan amounts and amounts outstanding of the Company’s mortgage loans as of June 30, 2019.

American Church Mortgage Company
Current Loan Portfolio

State	Number of Loans in the State	Loan Amount	Principal Balance as of 06/30/19	Percentage of Total
AZ	1	$600,000.00	$553,643.48	2.38%
CA	2	$530,000.00	$477,953.43	2.06%
CT	1	$435,000.00	$391,667.07	1.69%
FL	4	$2,489,500.00	$2,109,019.79	9.08%
GA	3	$1,555,000.00	$1,336,113.59	5.75%
IL	4	$865,250.00	$785,389.77	3.38%
IN	3	$1,505,000.00	$1,500,292.86	6.46%
LA	1	$500,000.00	$452,889.66	1.95%
MA	1	$325,000.00	$214,389.67	0.92%
MD	2	$1,515,000.00	$782,151.98	3.37%
MI	2	$1,158,000.00	$1,077,467.53	4.64%
MN	2	$431,250.00	$352,411.45	1.52%
NC	4	$3,671,718.00	$2,948,459.75	12.69%
NJ	1	$427,500.00	$340,222.69	1.46%
NY	3	$2,415,000.00	$1,702,281.95	7.33%
OH	4	$1,260,000.00	$1,083,843.97	4.67%
OR	1	$445,000.00	$271,623.44	1.17%
PA	2	$1,300,000.00	$710,598.42	3.06%
TX	10	$4,725,500.00	$4,360,078.91	18.77%
VA	3	$1,320,000.00	$1,110,819.12	4.78%
WV	1	$780,000.00	$670,017.63	2.88%

Totals:		$28,253,718.00	$23,231,336.16	100.00%

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The table below identifies the borrowing institutions and certain key terms of the loans comprising our loan portfolio as of June 30, 2019.

Loan	Loan Amount	Term in Years	Interest Rate	Appraised Value	Funding Date

Anchored in Faith Ministries (Refinance)	675,000.00	25 years	9.25%	900,000	09/19/07
Believers New Life Ministries	266,000.00	25 years	8.25%	395,000	07/02/08
Bend Christian Center (Refinance)	445,000.00	25 years	8.65%	101,000	06/19/03
Burning Bush Worship Center	450,000.00	30 years	8.95%	600,000	12/03/07
Calvary Baptist Church of Houston	250,000.00	25 years	8.95%	350,000	06/29/05
Centro Cristiano Carismatico	600,000.00	25 years	8.00%	2,640,000	06/09/14
Christ Wonderful World Outreach	543,000.00	20 years	8.25%	725,000	11/03/04
Christ's Oasis Ministries, Inc.	365,000.00	3 years	7.25%	460,000	08/05/13
Christ's Oasis Ministries, Inc. (2nd Mortgage)	170,000.00	5 years	8.25%	2,050,000	12/20/16
Covenant Love Christian Center	785,000.00	20 years	8.25%	1,200,000	11/10/04
Defenders Faith Center	260,000.00	25 years	8.95%	470,000	11/29/05
Faith Christian Center	475,000.00	20 years	8.65%	746,000	04/21/04
Faithway Baptist Church	225,000.00	25 years	8.00%	300,000	11/12/14
Family Center Church of God in Christ (Includes $15,500 2nd)	249,500.00	25 years	7.50%	600,000	04/29/09
Freewill Christian Center (Second Loan)	596,000.00	20 years	10.00%	797,000	06/22/99
Glad Tidings Community Church	663,000.00	25 years	8.75%	900,000	06/30/03
Grace Christian Center (Refinance)	1,600,000.00	25 years	8.50%	2,225,000	03/30/06
Greater St. Andrews AME Church	440,000.00	30 years	8.95%	1,250,000	11/01/07
Guiding Light Apostolic Church	430,000.00	25 years	8.25%	1,250,000	08/20/08
Holy Tabernacle Ministries	325,000.00	25 years	8.50%	500,000	09/16/04
Hope for You Family Life and Worship Center	470,000.00	25 years	8.95%	637,000	04/29/11
House of Joy and Praise Outreach Center	435,000.00	20 years	9.25%	780,000	12/30/02
Iglesia Emmanuel Antelope Valley	180,000.00	30 years	8.50%	215,000	12/06/13
Iglesia Nueva Vida en Cristo	195,000.00	30 years	8.75%	233,000	06/28/06
Iglesia Pentecosted Alpha & Omega	236,250.00	25 years	8.75%	317,000	09/25/08
Inter-Denominational Fellowship Ministries (Refinance)	315,000.00	25 years	8.75%	491,000	04/06/05
International Deliverance Center	518,000.00	25 years	1.00%	738,000	06/30/05
Life Changing Faith Christian Church	460,000.00	20 years	9.00%	690,000	03/12/03
Living Water Seventh-Day Adventist Church	640,000.00	30 years	8.75%	855,000	05/23/06
Mt. Ararat Baptist Church (Refinance)	215,000.00	25 years	8.95%	1,000,000	04/24/05
New Jerusalem Cathedral (Bridge Loan)	2,040,803.00	1 year	6.95%	2,040,803	06/18/19
New Life Community Church of Truth	570,000.00	20 years	8.25%	790,000	11/30/04
New Maranatha-Karibu SDA Church	427,500.00	30 years	8.95%	570,000	10/18/07
New Stranger's Home Baptist Church	350,000.00	30 years	8.50%	3,000,000	12/22/08
Norman Quintero Ministries	275,000.00	25 years	9.00%	383,000	08/15/06
Norman Quintero Ministries (Kiest Blvd)	645,000.00	5 years	6.50%	1,500,000	09/30/08
Pembroke Park C.O.G.I.C.	1,285,000.00	25 years	8.50%	3,220,000	12/15/14
Praise Christian Center Church	500,000.00	20 years	9.85%	926,000	01/21/00
Praise Christian Center World Outreach	1,680,000.00	20 years	8.25%	2,800,000	11/24/15
Praise Tabernacle Deliverance (Refinance) (Second Mtg)	50,000.00	25 years	8.35%	1,058,000	12/19/03
Praise Tabernacle Jamaica (Refinance)	600,000.00	20 years	8.65%	950,143	11/25/03

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Rock Spring Church	780,000.00	30 years	8.50%	1,425,000	12/12/07
Serenity Church of God in Christ (Refinance)	250,000.00	30 years	8.95%	370,909	06/13/06
Shiloh Temple House of God	500,000.00	20 years	8.25%	710,000	04/29/04
St. Michael House of Prayer	280,250.00	3 years	5.00%	280,250	03/10/16
St. Paul AME Church	200,000.00	20 years	10.25%	325,000	11/02/00
Sword of the Word Evangelistic Ministry	800,000.00	25 years	8.75%	1,650,000	12/20/06
The Church of the Living God - Full Gospel Ministries	1,055,000.00	30 years	8.75%	1,875,000	12/21/06
Treasures From Heaven Ministries, Inc.	500,000.00	5 years	5.50%	630,000	07/12/12
Triple-R-Real Estate (Tyler Texas Property	100,000.00	3 years	0.00%	100,000	02/26/16
True Vine Baptist Church	198,500.00	25 years	8.75%	265,000	06/01/05
Unity of Faith Worship Center (Refinance)	424,915.00	30 years	8.75%	835,150	06/30/05
Victory Church	1,100,000.00	25 years	7.50%	1,500,000	09/05/08
Zion Hill Baptist Church	255,000.00	20 years	8.65%	690,000	05/30/03
Zion Mission	410,000.00	25 years	8.50%	800,000	02/04/05

The following church bonds, which are secured by mortgages, were held by the Company as of June 30, 2019. Each of these bonds is callable at any time by the issuer at par.

Issuer	Principal Amount	Purchase Price	Coupon	Yield to Maturity	Current Yield	Maturity Date	Original Issue Date

AGAPE ASSEMBLY BAPTIST CHURCH*	$487,575	Various	4.00%	4.00%	4.00%	5/15/2037	12/15/2014

AGAPE ASSEMBLY BAPTIST CHURCH (Second Mortgage Bond)*	$538,023	$538,023	4.00%	4.00%	4.00%	9/15/2037	12/15/2004

BETHEL PRESBYTERIAN CHURCH	$89,000	$89,000	7.25%	7.25%	7.25%	8/15/2044	2/15/2019
BETHEL PRESBYTERIAN CHURCH	$89,000	$89,000	7.25%	7.25%	7.25%	2/15/2045	2/15/2019
BETHEL PRESBYTERIAN CHURCH	$96,000	$96,000	7.25%	7.25%	7.25%	8/15/2045	2/15/2019
BETHEL PRESBYTERIAN CHURCH	$96,000	$96,000	7.25%	7.25%	7.25%	2/15/2046	2/15/2019
BETHEL PRESBYTERIAN CHURCH	$102,000	$102,000	7.25%	7.25%	7.25%	8/15/2046	2/15/2019
BETHEL PRESBYTERIAN CHURCH	$103,000	$103,000	7.25%	7.25%	7.25%	8/15/2046	2/15/2019

CALVARY PRESBYTERIAN CHURCH OF GHANA	$44,000	$44,000	8.00%	8.00%	8.00%	1/1/2038	7/1/2014
CALVARY PRESBYTERIAN CHURCH OF GHANA	$45,000	$45,000	8.00%	8.00%	8.00%	7/1/2038	7/1/2014
CALVARY PRESBYTERIAN CHURCH OF GHANA	$48,000	$48,000	8.00%	8.00%	8.00%	1/1/2039	7/1/2014
CALVARY PRESBYTERIAN CHURCH OF GHANA	$48,000	$48,000	8.00%	8.00%	8.00%	7/1/2039	7/1/2014

CALVARY TABERNACLE INC	$13,000	$13,000	5.00%	5.00%	5.00%	6/15/2021	12/15/2013
CALVARY TABERNACLE INC	$35,000	$35,000	5.25%	5.25%	5.25%	12/15/2021	12/15/2013
CALVARY TABERNACLE INC	$41,000	$41,000	5.25%	5.25%	5.25%	6/15/2022	12/15/2013
CALVARY TABERNACLE INC	$13,000	$13,000	5.50%	5.50%	5.50%	12/15/2022	12/15/2013
CALVARY TABERNACLE INC	$11,000	$11,000	5.50%	5.50%	5.50%	6/15/2023	12/15/2013
CALVARY TABERNACLE INC	$21,000	$21,000	5.75%	5.75%	5.75%	12/15/2023	12/15/2013
CALVARY TABERNACLE INC	$35,000	$35,000	5.75%	5.75%	5.75%	6/15/2024	12/15/2013
CALVARY TABERNACLE INC	$45,000	$45,000	6.00%	6.00%	6.00%	12/15/2025	12/15/2013
CALVARY TABERNACLE INC	$58,000	$58,000	6.00%	6.00%	6.00%	6/15/2026	12/15/2013
CALVARY TABERNACLE INC	$52,000	$52,000	6.00%	6.00%	6.00%	12/15/2026	12/15/2013
CALVARY TABERNACLE INC	$61,000	$61,000	6.00%	6.00%	6.00%	6/15/2027	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.00%	6.00%	6.00%	12/15/2027	12/15/2013
CALVARY TABERNACLE, INC.	$34,000	$34,000	6.00%	6.00%	6.00%	12/15/2027	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.25%	6.25%	6.25%	6/15/2028	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.25%	6.25%	6.25%	6/15/2028	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.25%	6.25%	6.25%	12/15/2028	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.25%	6.25%	6.25%	12/15/2028	12/15/2013

32

CALVARY TABERNACLE, INC.	$25,000	$25,000	6.25%	6.25%	6.25%	6/15/2029	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.25%	6.25%	6.25%	6/15/2029	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.25%	6.25%	6.25%	12/15/2029	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.25%	6.25%	6.25%	12/15/2029	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.50%	6.50%	6.50%	6/15/2030	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.50%	6.50%	6.50%	6/15/2030	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.50%	6.50%	6.50%	12/15/2030	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.50%	6.50%	6.50%	12/15/2030	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.50%	6.50%	6.50%	6/15/2031	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.50%	6.50%	6.50%	6/15/2031	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	6.75%	6.75%	6.75%	12/15/2031	12/15/2013
CALVARY TABERNACLE, INC.	$2,000	$2,000	7.00%	7.00%	7.00%	12/15/2033	12/15/2013
CALVARY TABERNACLE, INC.	$18,000	$18,000	7.00%	7.00%	7.00%	6/15/2035	12/15/2013
CALVARY TABERNACLE, INC.	$13,000	$13,000	7.25%	7.25%	7.25%	6/15/2037	12/15/2013
CALVARY TABERNACLE, INC.	$25,000	$25,000	7.25%	7.25%	7.25%	6/15/2037	12/15/2013

CAMP CREEK CHURCH OF CHRIST, INC.	$45,000	$43,988	6.00%	6.22%	6.12%	10/1/2034	10/1/2014

CENTENNIAL STAR OF BETHLEHEM CHURCH	$5,000	$5,000	7.25%	7.25%	7.25%	3/1/2020	3/1/2003
CENTENNIAL STAR OF BETHLEHEM CHURCH	$6,000	$5,820	7.75%	8.51%	7.99%	9/1/2026	3/1/2003

CHRIST BIBLE TEACHING CENTER	$3,000	$2,910	7.75%	8.13%	7.99%	7/15/2024	7/15/2005
CHRIST BIBLE TEACHING CENTER	$3,000	$2,910	8.00%	8.25%	8.34%	7/15/2028	7/15/2005

CHRIST FELLOWSHIP BAPTIST CHURCH	$47,000	$47,000	7.50%	7.50%	7.50%	9/15/2030	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$99,000	$99,000	7.50%	7.50%	7.50%	3/15/2031	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$99,000	$99,000	7.50%	7.50%	7.50%	9/15/2031	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$93,000	$93,000	7.50%	7.50%	7.50%	3/15/2032	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$106,000	$106,000	7.50%	7.50%	7.50%	9/15/2032	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$112,000	$112,000	7.50%	7.50%	7.50%	3/15/2033	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$113,000	$113,000	7.50%	7.50%	7.50%	9/15/2033	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$30,000	$30,000	7.50%	7.50%	7.50%	9/15/2034	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$106,000	$106,000	7.50%	7.50%	7.50%	3/15/2035	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$120,000	$120,000	7.50%	7.50%	7.50%	9/15/2035	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$1,000	$1,000	7.50%	7.50%	7.50%	3/15/2036	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$2,000	$2,000	7.00%	7.00%	7.00%	9/15/2038	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$25,000	$25,000	7.00%	7.00%	7.00%	9/15/2038	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$33,000	$33,000	7.00%	7.00%	7.00%	3/15/2039	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$5,000	$5,000	7.50%	7.50%	7.50%	9/15/2039	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$2,000	$2,000	7.00%	7.00%	7.00%	3/15/2040	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$25,000	$25,000	7.00%	7.00%	7.00%	3/15/2041	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$10,000	$10,000	7.00%	7.00%	7.00%	9/15/2041	9/15/2016
CHRIST FELLOWSHIP BAPTIST CHURCH	$175,000	$175,000	7.00%	7.00%	7.00%	9/15/2041	9/15/2016

CHRISTIAN HERITAGE ACADEMY	$46,000	$39,970	5.50%	6.69%	6.36%	4/1/2040	4/1/2015

CHRIST'S OASIS MINISTRIES, INC	$3,000	$3,000	6.75%	6.75%	6.75%	11/15/2032	11/15/2016
CHRIST'S OASIS MINISTRIES, INC	$9,000	$9,000	4.50%	4.50%	4.50%	11/15/2022	11/15/2016
CHRIST'S OASIS MINISTRIES, INC	$9,000	$9,000	4.75%	4.75%	4.75%	5/15/2023	11/15/2016
CHRIST'S OASIS MINISTRIES, INC	$27,000	$27,000	5.25%	5.25%	5.25%	11/15/2025	11/15/2016
CHRIST'S OASIS MINISTRIES, INC	$29,000	$29,000	5.50%	5.50%	5.50%	5/15/2026	11/15/2016
CHRIST'S OASIS MINISTRIES, INC	$25,000	$25,000	5.50%	5.50%	5.50%	11/15/2026	11/15/2016
CHRIST'S OASIS MINISTRIES, INC	$9,000	$9,000	5.75%	5.75%	5.75%	5/15/2027	11/15/2016
CHRIST'S OASIS MINISTRIES, INC	$32,000	$32,000	5.75%	5.75%	5.75%	11/15/2027	11/15/2016
CHRIST'S OASIS MINISTRIES, INC	$2,000	$2,000	6.00%	6.00%	6.00%	11/15/2028	11/15/2016
CHRIST'S OASIS MINISTRIES, INC	$30,000	$30,000	6.00%	6.00%	6.00%	5/15/2029	11/15/2016
CHRIST'S OASIS MINISTRIES, INC	$12,000	$12,000	6.75%	6.75%	6.75%	5/15/2033	11/15/2016
CHRIST'S OASIS MINISTRIES, INC	$3,000	$3,000	7.00%	7.00%	7.00%	5/15/2036	11/15/2016
CHRIST'S OASIS MINISTRIES, INC.	$16,000	$16,000	7.00%	7.00%	7.00%	5/15/2037	11/15/2016
CHRIST'S OASIS MINISTRIES, INC.	$2,000	$2,000	7.00%	7.00%	7.00%	5/15/2038	11/15/2016
CHRIST'S OASIS MINISTRIES, INC.	$50,000	$50,000	7.00%	7.00%	7.00%	11/15/2039	11/15/2016
CHRIST'S OASIS MINISTRIES, INC.	$50,000	$50,000	7.00%	7.00%	7.00%	5/15/2040	11/15/2016

33

CHRIST'S OASIS MINISTRIES, INC.	$50,000	$50,000	7.00%	7.00%	7.00%	11/15/2040	11/15/2016
CHRIST'S OASIS MINISTRIES, INC.	$3,000	$3,000	7.00%	7.00%	7.00%	5/15/2041	11/15/2016
CHRIST'S OASIS MINISTRIES, INC.	$50,000	$50,000	7.00%	7.00%	7.00%	5/15/2041	11/15/2016
CHRIST'S OASIS MINISTRIES, INC.	$24,000	$24,000	7.00%	7.00%	7.00%	11/15/2041	11/15/2016
CHRIST'S OASIS MINISTRIES, INC.	$50,000	$50,000	7.00%	7.00%	7.00%	11/15/2041	11/15/2016

CULLEN MISSIONARY BAPTIST CHURCH	$42,000	$42,000	8.50%	8.50%	8.50%	5/15/2038	11/15/2008
CULLEN MISSIONARY BAPTIST CHURCH	$43,000	$43,000	8.50%	8.50%	8.50%	11/15/2038	11/15/2008

DIVINE GOSPEL MISSION INTERNATIONAL	$6,000	$6,000	7.25%	7.25%	7.25%	12/15/2019	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$6,000	$6,000	7.25%	7.25%	7.25%	6/15/2020	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$7,000	$7,000	7.25%	7.25%	7.25%	6/15/2021	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$6,000	$6,000	7.25%	7.25%	7.25%	12/15/2021	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$7,000	$7,000	7.25%	7.25%	7.25%	6/15/2022	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$7,000	$7,000	7.25%	7.25%	7.25%	12/15/2022	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$7,000	$7,000	7.25%	7.25%	7.25%	6/15/2023	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$8,000	$8,000	7.25%	7.25%	7.25%	12/15/2023	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$8,000	$8,000	7.25%	7.25%	7.25%	6/15/2024	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$8,000	$8,000	7.25%	7.25%	7.25%	12/15/2024	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$8,000	$8,000	7.25%	7.25%	7.25%	6/15/2025	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$9,000	$9,000	7.25%	7.25%	7.25%	12/15/2025	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$9,000	$9,000	7.25%	7.25%	7.25%	6/15/2026	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$10,000	$10,000	7.25%	7.25%	7.25%	12/15/2026	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$10,000	$10,000	7.25%	7.25%	7.25%	6/15/2027	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$10,000	$10,000	7.25%	7.25%	7.25%	12/15/2027	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$11,000	$11,000	7.25%	7.25%	7.25%	6/15/2028	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$11,000	$11,000	7.25%	7.25%	7.25%	12/15/2028	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$12,000	$12,000	7.25%	7.25%	7.25%	6/15/2029	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$12,000	$12,000	7.25%	7.25%	7.25%	12/15/2029	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$12,000	$12,000	7.25%	7.25%	7.25%	6/15/2030	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$13,000	$13,000	7.25%	7.25%	7.25%	12/15/2030	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$14,000	$14,000	7.25%	7.25%	7.25%	6/15/2031	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$14,000	$14,000	7.25%	7.25%	7.25%	12/15/2031	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$15,000	$15,000	7.25%	7.25%	7.25%	6/15/2032	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$15,000	$15,000	7.25%	7.25%	7.25%	12/15/2032	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$16,000	$16,000	7.25%	7.25%	7.25%	6/15/2033	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$16,000	$16,000	7.25%	7.25%	7.25%	12/15/2033	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$17,000	$17,000	7.25%	7.25%	7.25%	6/15/2034	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$17,000	$17,000	7.25%	7.25%	7.25%	12/15/2034	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$18,000	$18,000	7.25%	7.25%	7.25%	6/15/2035	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$19,000	$19,000	7.25%	7.25%	7.25%	12/15/2035	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$20,000	$20,000	7.25%	7.25%	7.25%	6/15/2036	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$20,000	$20,000	7.25%	7.25%	7.25%	12/15/2036	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$21,000	$21,000	7.25%	7.25%	7.25%	6/15/2037	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$22,000	$22,000	7.25%	7.25%	7.25%	12/15/2037	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$23,000	$23,000	7.25%	7.25%	7.25%	6/15/2038	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$24,000	$24,000	7.25%	7.25%	7.25%	12/15/2038	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$25,000	$25,000	7.25%	7.25%	7.25%	6/15/2039	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$25,000	$25,000	7.25%	7.25%	7.25%	12/15/2039	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$27,000	$27,000	7.25%	7.25%	7.25%	6/15/2040	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$27,000	$27,000	7.25%	7.25%	7.25%	12/15/2040	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$29,000	$29,000	7.25%	7.25%	7.25%	6/15/2041	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$29,000	$29,000	7.25%	7.25%	7.25%	12/15/2041	12/15/2016
DIVINE GOSPEL MISSION INTERNATIONAL	$6,000	$6,000	7.25%	7.25%	7.25%	15/15/2020	12/15/2016

ETERNITY CHURCH INTERNATIONAL	$5,000	$4,450	7.75%	8.96%	8.71%	1/15/2024	7/15/2006
ETERNITY CHURCH INTERNATIONAL	$5,000	$5,000	8.00%	8.00%	8.00%	7/15/2028	7/15/2006
ETERNITY CHURCH INTERNATIONAL	$1,000	$1,000	7.75%	7.75%	7.75%	7/15/2023	7/15/2006

FIRST BAPTIST CHURCH OF CLOVIS CALIFORNIA	$31,000	$30,222	6.00%	6.23%	6.15%	10/1/2036	10/1/2014

FREEDOM OF GRACE FULL GOSPEL CHURCH	$9,000	$9,000	7.00%	7.00%	7.00%	2/15/2038	2/15/2018

34

FREEDOM OF GRACE FULL GOSPEL CHURCH	$4,000	$4,000	7.00%	7.00%	7.00%	8/15/2038	2/15/2018
FREEDOM OF GRACE FULL GOSPEL CHURCH	$5,000	$5,000	7.00%	7.00%	7.00%	8/15/2039	2/15/2018
FREEDOM OF GRACE FULL GOSPEL CHURCH	$3,000	$3,000	7.00%	7.00%	7.00%	2/15/2041	2/15/2018
FREEDOM OF GRACE FULL GOSPEL CHURCH	$21,000	$21,000	7.00%	7.00%	7.00%	2/15/2043	2/15/2018

FROM THE HEART CHURCH MINISTRIES, INC.	$6,000	$6,000	6.25%	6.25%	6.25%	7/15/2019	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$49,000	$49,000	6.25%	6.25%	6.25%	1/15/2020	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$2,000	$2,000	7.25%	7.25%	7.25%	7/15/2020	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$5,000	$5,000	6.25%	6.25%	6.25%	7/15/2020	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$5,000	$5,000	6.25%	6.25%	6.25%	1/15/2021	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$10,000	$10,000	6.25%	6.25%	6.25%	1/15/2021	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$2,000	$2,000	7.25%	7.25%	7.25%	1/15/2022	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$6,000	$6,000	6.25%	6.25%	6.25%	1/15/2022	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$1,000	$1,000	6.25%	6.25%	6.25%	7/15/2022	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$1,000	$1,000	7.25%	7.25%	7.25%	7/15/2022	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$4,000	$4,000	7.25%	7.25%	7.25%	7/15/2024	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$67,000	$67,000	6.25%	6.25%	6.25%	7/15/2024	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$2,000	$2,000	7.25%	7.25%	7.25%	7/15/2026	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$7,000	$7,000	7.25%	7.25%	7.25%	7/15/2028	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$17,000	$17,000	7.25%	7.25%	7.25%	1/15/2029	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$8,000	$8,000	7.25%	7.25%	7.25%	1/15/2030	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$4,000	$4,000	7.25%	7.25%	7.25%	7/15/2030	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$15,000	$15,000	7.25%	7.25%	7.25%	7/15/2030	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$1,000	$1,000	7.25%	7.25%	7.25%	1/15/2031	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$4,000	$4,000	7.25%	7.25%	7.25%	7/15/2031	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$4,000	$4,000	7.25%	7.25%	7.25%	7/15/2031	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$100,000	$100,000	6.25%	6.25%	6.25%	7/15/2031	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$59,000	$59,000	6.25%	6.25%	6.25%	1/15/2032	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$6,000	$6,000	7.25%	7.25%	7.25%	7/15/2032	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$19,000	$19,000	7.25%	7.25%	7.25%	1/15/2033	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$205,000	$205,000	6.25%	6.25%	6.25%	1/15/2033	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$12,000	$12,000	7.25%	7.25%	7.25%	7/15/2033	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$23,000	$23,000	6.25%	6.25%	6.25%	7/15/2033	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$12,000	$12,000	7.25%	7.25%	7.25%	1/15/2034	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$21,000	$21,000	7.25%	7.25%	7.25%	7/15/2034	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$35,000	$35,000	7.25%	7.25%	7.25%	1/15/2035	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$3,000	$3,000	7.25%	7.25%	7.25%	7/15/2035	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$20,000	$20,000	7.25%	7.25%	7.25%	7/15/2035	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$203,000	$203,000	7.25%	7.25%	7.25%	1/15/2036	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$233,000	$233,000	7.25%	7.25%	7.25%	7/15/2036	7/15/2017
FROM THE HEART CHURCH MINISTRIES, INC.	$21,000	$21,000	7.25%	7.25%	7.25%	7/15/2037	7/15/2017

GREATER HOLY TRINITY	$40,000	$40,000	9.65%	9.65%	9.65%	12/15/2019	12/15/2001
GREATER HOLY TRINITY	$42,000	$42,000	9.65%	9.65%	9.65%	6/15/2020	12/15/2001
GREATER HOLY TRINITY	$44,000	$44,000	9.75%	9.75%	9.75%	12/15/2020	12/15/2001
GREATER HOLY TRINITY	$45,000	$45,000	9.75%	9.75%	9.75%	6/15/2021	12/15/2001
GREATER HOLY TRINITY	$56,000	$56,000	9.75%	9.75%	9.75%	12/15/2021	12/15/2001

GREATER ST. MATTHEW BAPTIST CHURCH	$16,000	$16,000	3.75%	3.75%	3.75%	8/1/2019	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$17,000	$17,000	4.00%	4.00%	4.00%	2/1/2020	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$17,000	$17,000	4.00%	4.00%	4.00%	8/1/2020	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$17,000	$17,000	4.25%	4.25%	4.25%	2/1/2021	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$18,000	$18,000	4.50%	4.50%	4.50%	8/1/2021	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$18,000	$18,000	4.75%	4.75%	4.75%	2/1/2022	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$25,000	$25,000	5.00%	5.00%	5.00%	8/1/2022	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$26,000	$26,000	5.25%	5.25%	5.25%	2/1/2023	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$14,000	$14,000	5.50%	5.50%	5.50%	8/1/2023	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$13,000	$13,000	5.75%	5.75%	5.75%	2/1/2024	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$25,000	$25,000	6.00%	6.00%	6.00%	8/1/2024	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$19,000	$19,000	6.00%	6.00%	6.00%	2/1/2025	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$15,000	$15,000	6.00%	6.00%	6.00%	8/1/2025	2/1/2026
GREATER ST. MATTHEW BAPTIST CHURCH	$20,000	$20,000	6.00%	6.00%	6.00%	2/1/2026	2/1/2026

35

GREATER TRAVELER'S REST BAPTIST CHURCH	$143,000	$143,000	5.25%	5.25%	5.25%	1/15/2024	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$2,000	$2,000	8.00%	8.00%	8.00%	3/1/2024	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$100,000	$100,000	5.75%	5.75%	5.75%	1/15/2026	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$400,000	$400,000	6.00%	6.00%	6.00%	1/15/2027	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$100,000	$100,000	6.25%	6.25%	6.25%	1/15/2030	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$200,000	$200,000	6.75%	6.75%	6.75%	1/15/2033	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$50,000	$50,000	7.00%	7.00%	7.00%	1/15/2034	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$10,000	$10,000	7.00%	7.00%	7.00%	7/15/2034	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$69,000	$69,000	7.00%	7.00%	7.00%	1/15/2035	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$300,000	$300,000	7.00%	7.00%	7.00%	1/15/2035	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$78,000	$78,000	7.00%	7.00%	7.00%	7/15/2035	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$100,000	$100,000	7.00%	7.00%	7.00%	7/15/2035	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$106,000	$106,000	7.00%	7.00%	7.00%	7/15/2035	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$500,000	$500,000	7.00%	7.00%	7.00%	1/15/2036	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$50,000	$50,000	7.00%	7.00%	7.00%	7/15/2036	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$141,000	$141,000	7.00%	7.00%	7.00%	7/15/2036	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$21,000	$21,000	7.00%	7.00%	7.00%	1/15/2037	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$550,000	$550,000	7.00%	7.00%	7.00%	1/15/2037	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$100,000	$100,000	7.00%	7.00%	7.00%	7/15/2037	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$570,000	$570,000	7.00%	7.00%	7.00%	1/15/2038	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$30,000	$30,000	7.00%	7.00%	7.00%	1/15/2039	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$550,000	$550,000	7.00%	7.00%	7.00%	1/15/2039	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$101,000	$101,000	7.00%	7.00%	7.00%	7/15/2039	1/15/2015
GREATER TRAVELER'S REST BAPTIST CHURCH	$50,000	$50,000	7.00%	7.00%	7.00%	1/15/2040	1/15/2015

GREATER WORKS CHURCH OF GOD IN CHRIST	$1,000	$1,000	5.00%	5.00%	5.00%	7/1/2020	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$4,000	$4,000	5.00%	5.00%	5.00%	1/1/2021	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$1,000	$1,000	5.25%	5.25%	5.25%	7/1/2021	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$6,000	$6,000	5.25%	5.25%	5.25%	1/1/2022	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$4,000	$4,000	5.50%	5.50%	5.50%	7/1/2022	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$7,000	$7,000	5.50%	5.50%	5.50%	1/1/2023	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$1,000	$1,000	5.75%	5.75%	5.75%	7/1/2023	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$7,000	$7,000	5.75%	5.75%	5.75%	1/1/2024	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$1,000	$1,000	6.00%	6.00%	6.00%	7/1/2025	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$8,000	$8,000	6.00%	6.00%	6.00%	1/1/2026	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$9,000	$9,000	6.00%	6.00%	6.00%	7/1/2026	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$9,000	$9,000	6.00%	6.00%	6.00%	1/1/2027	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$4,000	$4,000	6.00%	6.00%	6.00%	7/1/2027	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$2,000	$2,000	6.25%	6.25%	6.25%	7/1/2028	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$2,000	$2,000	6.25%	6.25%	6.25%	1/1/2029	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$4,000	$4,000	6.25%	6.25%	6.25%	7/1/2029	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$13,000	$13,000	6.50%	6.50%	6.50%	7/1/2032	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$13,000	$13,000	6.50%	6.50%	6.50%	1/1/2033	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$2,000	$2,000	7.00%	7.00%	7.00%	7/1/2038	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$31,000	$31,000	8.00%	8.00%	8.00%	10/15/2038	7/1/2013
GREATER WORKS CHURCH OF GOD IN CHRIST	$41,000	$41,000	8.00%	8.00%	8.00%	4/15/2039	7/1/2013

HIS TABERNACLE FAMILY CHURCH	$20,000	$20,000	6.25%	6.25%	6.25%	4/15/2029	10/15/2013
HIS TABERNACLE FAMILY CHURCH	$20,000	$20,000	6.25%	6.25%	6.25%	10/15/2029	10/15/2013
HIS TABERNACLE FAMILY CHURCH	$2,000	$2,000	6.50%	6.50%	6.50%	4/15/2030	10/15/2013
HIS TABERNACLE FAMILY CHURCH	$25,000	$25,000	6.50%	6.50%	6.50%	4/15/2030	10/15/2013
HIS TABERNACLE FAMILY CHURCH	$22,000	$22,000	6.50%	6.50%	6.50%	10/15/2030	10/15/2013
HIS TABERNACLE FAMILY CHURCH	$30,000	$30,000	6.50%	6.50%	6.50%	10/15/2031	10/15/2013
HIS TABERNACLE FAMILY CHURCH	$42,000	$42,000	6.50%	6.50%	6.50%	4/15/2032	10/15/2013
HIS TABERNACLE FAMILY CHURCH	$27,000	$27,000	6.75%	6.75%	6.75%	4/15/2036	10/15/2013
HIS TABERNACLE FAMILY CHURCH	$20,000	$20,000	7.00%	7.00%	7.00%	4/15/2038	10/15/2013

IGLESIA DE DIOS DEL ESPIRITU SANTO	$4,000	$4,000	3.75%	3.75%	3.75%	11/15/2020	5/15/2017
IGLESIA DE DIOS DEL ESPIRITU SANTO	$5,000	$5,000	4.00%	4.00%	4.00%	5/15/2021	5/15/2017
IGLESIA DE DIOS DEL ESPIRITU SANTO	$8,000	$8,000	4.25%	4.25%	4.25%	11/15/2021	5/15/2017
IGLESIA DE DIOS DEL ESPIRITU SANTO	$1,000	$1,000	4.75%	4.75%	4.75%	11/15/2022	5/15/2017

36

IGLESIA DE DIOS DEL ESPIRITU SANTO	$2,000	$2,000	7.00%	7.00%	7.00%	11/15/2028	5/15/2017
IGLESIA DE DIOS DEL ESPIRITU SANTO	$5,000	$5,000	7.00%	7.00%	7.00%	11/15/2029	5/15/2017
IGLESIA DE DIOS DEL ESPIRITU SANTO	$3,000	$3,000	7.00%	7.00%	7.00%	11/15/2034	5/15/2017

IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$20,000	$20,000	7.50%	7.50%	7.50%	5/15/1939	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$7,000	$7,000	5.00%	5.00%	5.00%	11/15/2019	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$6,000	$6,000	5.00%	5.00%	5.00%	5/15/2020	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$6,000	$6,000	5.00%	5.00%	5.00%	11/15/2020	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$6,000	$6,000	5.00%	5.00%	5.00%	5/15/2021	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$6,000	$6,000	5.00%	5.00%	5.00%	11/15/2021	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$6,000	$6,000	5.00%	5.00%	5.00%	5/15/2022	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$6,000	$6,000	5.00%	5.00%	5.00%	11/15/2022	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$7,000	$7,000	5.00%	5.00%	5.00%	5/15/2023	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$7,000	$7,000	5.00%	5.00%	5.00%	11/15/2023	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$8,000	$8,000	6.00%	6.00%	6.00%	5/15/2024	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$8,000	$8,000	6.00%	6.00%	6.00%	11/15/2024	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$8,000	$8,000	6.00%	6.00%	6.00%	5/15/2025	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$8,000	$8,000	6.00%	6.00%	6.00%	11/15/2025	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$8,000	$8,000	6.00%	6.00%	6.00%	5/15/2026	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$8,000	$8,000	6.00%	6.00%	6.00%	11/15/2026	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$8,000	$8,000	6.00%	6.00%	6.00%	5/15/2027	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$9,000	$9,000	6.00%	6.00%	6.00%	11/15/2027	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$9,000	$9,000	6.00%	6.00%	6.00%	5/15/2028	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$9,000	$9,000	6.00%	6.00%	6.00%	11/15/2028	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$10,000	$10,000	7.00%	7.00%	7.00%	5/15/2029	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$10,000	$10,000	7.00%	7.00%	7.00%	11/15/2029	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$10,000	$10,000	7.00%	7.00%	7.00%	11/15/2030	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$11,000	$11,000	7.00%	7.00%	7.00%	11/15/2030	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$11,000	$11,000	7.00%	7.00%	7.00%	5/15/2031	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$11,000	$11,000	7.00%	7.00%	7.00%	11/15/2031	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$12,000	$12,000	7.00%	7.00%	7.00%	5/15/2032	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$12,000	$12,000	7.00%	7.00%	7.00%	11/15/2032	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$12,000	$12,000	7.00%	7.00%	7.00%	5/15/2033	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$13,000	$13,000	7.00%	7.00%	7.00%	11/15/2033	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$14,000	$14,000	7.00%	7.00%	7.00%	5/15/2034	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$14,000	$14,000	7.00%	7.00%	7.00%	11/15/2034	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$15,000	$15,000	7.00%	7.00%	7.00%	5/15/2035	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$15,000	$15,000	7.00%	7.00%	7.00%	11/15/2035	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$15,000	$15,000	7.00%	7.00%	7.00%	5/15/2036	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$17,000	$17,000	7.00%	7.00%	7.00%	11/15/2036	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$17,000	$17,000	7.00%	7.00%	7.00%	5/15/2037	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$17,000	$17,000	7.50%	7.50%	7.50%	11/15/2037	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$18,000	$18,000	7.50%	7.50%	7.50%	5/15/2038	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$19,000	$19,000	7.50%	7.50%	7.50%	11/15/2038	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$20,000	$20,000	7.50%	7.50%	7.50%	11/15/2039	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$21,000	$21,000	7.50%	7.50%	7.50%	5/15/2040	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$22,000	$22,000	7.50%	7.50%	7.50%	11/15/2040	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$23,000	$23,000	7.50%	7.50%	7.50%	5/15/2041	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$23,000	$23,000	7.50%	7.50%	7.50%	11/15/2041	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$25,000	$25,000	7.50%	7.50%	7.50%	5/15/2042	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$25,000	$25,000	7.50%	7.50%	7.50%	11/15/2042	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$26,000	$26,000	7.50%	7.50%	7.50%	5/15/2043	11/15/2018
IGREJA ASSEMBLEIA DE DUES MINSTERIO MISSAO INC.	$27,000	$27,000	7.50%	7.50%	7.50%	11/15/2043	11/15/2018

MT. JOYNER MISSIONARY BAPTIST CHURCH	$1,000	$1,000	8.00%	8.00%	8.00%	1/15/2023	1/15/2008
MT. JOYNER MISSIONARY BAPTIST CHURCH	$10,000	$10,000	8.00%	8.00%	8.00%	7/15/2028	1/15/2008
MT. JOYNER MISSIONARY BAPTIST CHURCH	$1,000	$1,000	8.25%	8.25%	8.25%	1/15/2035	1/15/2008

MT. OLIVET BAPTIST CHURCH OF PORTLAND OREGON	$80,000	$76,800	7.00%	7.83%	7.29%	10/1/2024	10/1/2004

NEW BEGINNING MISSIONARY BAPTIST CHURCH	$2,000	$2,000	8.00%	8.00%	8.00%	7/15/2031	12/15/2011

37

NEW CREATION OUTREACH MINISTRIES	$3,000	$3,000	5.00%	5.00%	5.00%	7/1/2023	7/1/2015
NEW CREATION OUTREACH MINISTRIES	$15,000	$15,000	5.75%	5.75%	5.75%	7/1/2025	7/1/2015
NEW CREATION OUTREACH MINISTRIES	$27,000	$27,000	6.00%	6.00%	6.00%	1/1/2026	7/1/2015
NEW CREATION OUTREACH MINISTRIES	$9,000	$9,000	6.00%	6.00%	6.00%	7/1/2027	7/1/2015
NEW CREATION OUTREACH MINISTRIES	$19,000	$19,000	6.00%	6.00%	6.00%	1/1/2029	7/1/2015
NEW CREATION OUTREACH MINISTRIES	$12,000	$12,000	6.25%	6.25%	6.25%	7/1/2029	7/1/2015
NEW CREATION OUTREACH MINISTRIES	$20,000	$20,000	6.25%	6.25%	6.25%	1/1/2030	7/1/2015
NEW CREATION OUTREACH MINISTRIES	$23,000	$23,000	6.50%	6.50%	6.50%	7/1/2030	7/1/2015
NEW CREATION OUTREACH MINISTRIES	$29,000	$29,000	6.50%	6.50%	6.50%	1/1/2031	7/1/2015
NEW CREATION OUTREACH MINISTRIES	$2,000	$2,000	6.75%	6.75%	6.75%	7/1/2032	7/1/2015
NEW CREATION OUTREACH MINISTRIES	$20,000	$20,000	6.75%	6.75%	6.75%	7/1/2032	7/1/2015
NEW CREATION OUTREACH MINISTRIES	$15,000	$15,000	6.75%	6.75%	6.75%	1/1/2033	7/1/2015

NEW LIFE CHURCH INTERNATIONAL, INC.	$3,000	$3,000	5.00%	5.00%	5.00%	2/15/2020	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$3,000	$3,000	5.00%	5.00%	5.00%	8/15/2020	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$2,000	$2,000	5.50%	5.50%	5.50%	2/15/2021	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$2,000	$2,000	5.50%	5.50%	5.50%	8/15/2021	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$2,000	$2,000	6.00%	6.00%	6.00%	2/15/2022	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$2,000	$2,000	6.00%	6.00%	6.00%	8/15/2022	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$3,000	$3,000	6.50%	6.50%	6.50%	2/15/2023	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$3,000	$3,000	6.50%	6.50%	6.50%	8/15/2023	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$3,000	$3,000	6.75%	6.75%	6.75%	2/15/2024	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$3,000	$3,000	6.75%	6.75%	6.75%	8/15/2024	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$3,000	$3,000	7.00%	7.00%	7.00%	2/15/2025	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$3,000	$3,000	7.00%	7.00%	7.00%	8/15/2025	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$4,000	$4,000	7.00%	7.00%	7.00%	2/15/2026	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$4,000	$4,000	7.00%	7.00%	7.00%	8/15/2026	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$4,000	$4,000	7.00%	7.00%	7.00%	2/15/2027	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$4,000	$4,000	7.00%	7.00%	7.00%	8/15/2027	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$4,000	$4,000	7.25%	7.25%	7.25%	2/15/2028	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$4,000	$4,000	7.25%	7.25%	7.25%	8/15/2028	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$4,000	$4,000	7.50%	7.50%	7.50%	2/15/2029	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$4,000	$4,000	7.50%	7.50%	7.50%	8/15/2029	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$5,000	$5,000	7.50%	7.50%	7.50%	2/15/2030	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$5,000	$5,000	7.50%	7.50%	7.50%	8/15/2030	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$5,000	$5,000	7.75%	7.75%	7.75%	2/15/2031	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$5,000	$5,000	7.75%	7.75%	7.75%	8/15/2031	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$5,000	$5,000	7.75%	7.75%	7.75%	2/15/2032	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$6,000	$6,000	8.00%	8.00%	8.00%	8/15/2032	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$6,000	$6,000	8.00%	8.00%	8.00%	2/15/2033	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$6,000	$6,000	8.00%	8.00%	8.00%	8/15/2033	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$6,000	$6,000	8.00%	8.00%	8.00%	2/15/2034	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$7,000	$7,000	8.00%	8.00%	8.00%	8/15/2034	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$7,000	$7,000	8.00%	8.00%	8.00%	2/15/2035	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$7,000	$7,000	8.25%	8.25%	8.25%	8/15/2035	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$7,000	$7,000	8.25%	8.25%	8.25%	2/15/2036	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$8,000	$8,000	8.25%	8.25%	8.25%	8/15/2036	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$8,000	$8,000	8.25%	8.25%	8.25%	2/15/2037	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$8,000	$8,000	8.25%	8.25%	8.25%	8/15/2037	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$10,000	$10,000	8.50%	8.50%	8.50%	2/15/2038	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$10,000	$10,000	8.50%	8.50%	8.50%	8/15/2038	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$10,000	$10,000	8.50%	8.50%	8.50%	2/15/2039	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$10,000	$10,000	8.50%	8.50%	8.50%	8/15/2039	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$10,000	$10,000	8.75%	8.75%	8.75%	2/15/2040	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$11,000	$11,000	8.75%	8.75%	8.75%	8/15/2040	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$11,000	$11,000	8.75%	8.75%	8.75%	2/15/2041	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$12,000	$12,000	8.75%	8.75%	8.75%	8/15/2041	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$13,000	$13,000	8.75%	8.75%	8.75%	2/15/2042	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$14,000	$14,000	8.75%	8.75%	8.75%	8/15/2042	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$14,000	$14,000	8.75%	8.75%	8.75%	2/15/2043	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$15,000	$15,000	8.75%	8.75%	8.75%	8/15/2043	2/15/2019
NEW LIFE CHURCH INTERNATIONAL, INC.	$15,000	$15,000	8.75%	8.75%	8.75%	2/15/2044	2/15/2019

38

NORTH CAROLINA COLLEGE OF THEOLOGY	$5,000	$5,000	4.75%	4.75%	4.75%	4/1/2019	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$5,000	$5,000	5.00%	5.00%	5.00%	10/1/2019	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$5,000	$5,000	5.00%	5.00%	5.00%	4/1/2020	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$5,000	$5,000	5.00%	5.00%	5.00%	10/1/2020	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$6,000	$6,000	5.25%	5.25%	5.25%	4/1/2021	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$6,000	$6,000	5.25%	5.25%	5.25%	10/1/2021	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$6,000	$6,000	5.50%	5.50%	5.50%	4/1/2022	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$6,000	$6,000	5.50%	5.50%	5.50%	10/1/2022	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$6,000	$6,000	5.75%	5.75%	5.75%	4/1/2023	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$6,000	$6,000	5.75%	5.75%	5.75%	10/1/2023	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$7,000	$7,000	6.00%	6.00%	6.00%	4/1/2024	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$7,000	$7,000	6.00%	6.00%	6.00%	10/1/2024	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$7,000	$7,000	6.00%	6.00%	6.00%	4/1/2025	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$5,000	$5,000	6.50%	6.50%	6.50%	7/15/2025	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$7,000	$7,000	6.00%	6.00%	6.00%	10/1/2025	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$5,000	$5,000	6.50%	6.50%	6.50%	1/15/2026	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$7,000	$7,000	6.25%	6.25%	6.25%	4/1/2026	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$14,000	$14,000	6.50%	6.50%	6.50%	7/15/2026	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$7,000	$7,000	6.25%	6.25%	6.25%	10/1/2026	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$2,000	$2,000	6.75%	6.75%	6.75%	1/15/2027	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$8,000	$8,000	6.50%	6.50%	6.50%	4/1/2027	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$1,000	$1,000	6.75%	6.75%	6.75%	7/15/2027	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$8,000	$8,000	6.50%	6.50%	6.50%	10/1/2027	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$8,000	$8,000	6.75%	6.75%	6.75%	4/1/2028	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$12,000	$12,000	6.75%	6.75%	6.75%	7/15/2028	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$9,000	$9,000	6.75%	6.75%	6.75%	10/1/2028	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$9,000	$9,000	7.00%	7.00%	7.00%	4/1/2029	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$9,000	$9,000	7.00%	7.00%	7.00%	10/1/2029	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$10,000	$10,000	7.00%	7.00%	7.00%	4/1/2030	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$10,000	$10,000	7.00%	7.00%	7.00%	10/1/2030	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$10,000	$10,000	7.00%	7.00%	7.00%	4/1/2031	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$11,000	$11,000	7.00%	7.00%	7.00%	10/1/2031	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$11,000	$11,000	7.00%	7.00%	7.00%	4/1/2032	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$12,000	$12,000	7.00%	7.00%	7.00%	10/1/2032	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$12,000	$12,000	7.25%	7.25%	7.25%	4/1/2033	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$12,000	$12,000	7.25%	7.25%	7.25%	10/1/2033	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$13,000	$13,000	7.25%	7.25%	7.25%	4/1/2034	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$13,000	$13,000	7.25%	7.25%	7.25%	10/1/2034	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$14,000	$14,000	7.25%	7.25%	7.25%	4/1/2035	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$14,000	$14,000	7.25%	7.25%	7.25%	10/1/2035	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$15,000	$15,000	7.50%	7.50%	7.50%	4/1/2036	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$16,000	$16,000	7.50%	7.50%	7.50%	10/1/2036	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$16,000	$16,000	7.50%	7.50%	7.50%	4/1/2037	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$17,000	$17,000	7.75%	7.75%	7.75%	10/1/2037	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$17,000	$17,000	7.75%	7.75%	7.75%	4/1/2038	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$18,000	$18,000	7.75%	7.75%	7.75%	10/1/2038	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$19,000	$19,000	8.00%	8.00%	8.00%	4/1/2039	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$20,000	$20,000	8.00%	8.00%	8.00%	10/1/2039	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$20,000	$20,000	8.00%	8.00%	8.00%	4/1/2040	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$71,000	$71,000	8.00%	8.00%	8.00%	11/15/2040	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$71,000	$71,000	8.00%	8.00%	8.00%	5/15/2041	4/1/2015
NORTH CAROLINA COLLEGE OF THEOLOGY	$71,000	$71,000	8.00%	8.00%	8.00%	11/15/2041	4/1/2015

NORTHRIDGE CHURCH PLYMOUTH MICHIGAN	$137,000	$133,233	7.00%	7.66%	7.20%	9/1/2023	1/1/2003

REFUGE WAY OF THE CROSS	$2,000	$2,000	4.50%	4.50%	4.50%	11/15/2021	5/15/2016
REFUGE WAY OF THE CROSS	$5,000	$5,000	4.75%	4.75%	4.75%	11/15/2022	5/15/2016
REFUGE WAY OF THE CROSS	$9,000	$9,000	5.25%	5.25%	5.25%	5/15/2025	5/15/2016
REFUGE WAY OF THE CROSS	$4,000	$4,000	5.50%	5.50%	5.50%	11/15/2025	5/15/2016
REFUGE WAY OF THE CROSS	$19,000	$19,000	5.50%	5.50%	5.50%	5/15/2026	5/15/2016
REFUGE WAY OF THE CROSS	$16,000	$16,000	5.75%	5.75%	5.75%	11/15/2026	5/15/2016

39

REFUGE WAY OF THE CROSS	$30,000	$30,000	5.75%	5.75%	5.75%	5/15/2027	5/15/2016
REFUGE WAY OF THE CROSS	$1,000	$1,000	6.00%	6.00%	6.00%	11/15/2027	5/15/2016
REFUGE WAY OF THE CROSS	$9,000	$9,000	6.00%	6.00%	6.00%	5/15/2028	5/15/2016
REFUGE WAY OF THE CROSS	$14,000	$14,000	6.00%	6.00%	6.00%	11/15/2028	5/15/2016
REFUGE WAY OF THE CROSS	$7,000	$7,000	6.25%	6.25%	6.25%	5/15/2029	5/15/2016
REFUGE WAY OF THE CROSS	$4,000	$4,000	6.25%	6.25%	6.25%	11/15/2029	5/15/2016
REFUGE WAY OF THE CROSS	$16,000	$16,000	6.25%	6.25%	6.25%	11/15/2029	5/15/2016
REFUGE WAY OF THE CROSS	$37,000	$37,000	6.25%	6.25%	6.25%	5/15/2030	5/15/2016
REFUGE WAY OF THE CROSS	$37,000	$37,000	6.25%	6.25%	6.25%	5/15/2030	5/15/2016
REFUGE WAY OF THE CROSS	$10,000	$10,000	6.50%	6.50%	6.50%	5/15/2031	5/15/2016
REFUGE WAY OF THE CROSS	$9,000	$9,000	6.50%	6.50%	6.50%	11/15/2031	5/15/2016
REFUGE WAY OF THE CROSS	$18,000	$18,000	7.00%	7.00%	7.00%	5/15/2035	5/15/2016
REFUGE WAY OF THE CROSS	$50,000	$50,000	7.00%	7.00%	7.00%	5/15/2039	5/15/2016
REFUGE WAY OF THE CROSS	$35,000	$35,000	7.00%	7.00%	7.00%	11/15/2039	5/15/2016
REFUGE WAY OF THE CROSS	$3,000	$3,000	7.00%	7.00%	7.00%	11/15/2040	5/15/2016
REFUGE WAY OF THE CROSS	$24,000	$24,000	7.00%	7.00%	7.00%	11/15/2040	5/15/2016
REFUGE WAY OF THE CROSS	$76,000	$76,000	7.00%	7.00%	7.00%	5/15/2041	5/15/2016

SANCTUARY OF FAITH	$18,000	$18,000	7.00%	7.00%	7.00%	4/15/2039	4/15/2015
SANCTUARY OF FAITH	$16,000	$16,000	7.00%	7.00%	7.00%	10/15/2039	4/15/2015
SANCTUARY OF FAITH	$25,000	$25,000	7.00%	7.00%	7.00%	10/15/2039	4/15/2015
SANCTUARY OF FAITH	$16,000	$16,000	7.00%	7.00%	7.00%	4/15/2040	4/15/2015
SANCTUARY OF FAITH	$25,000	$25,000	7.00%	7.00%	7.00%	4/15/2040	4/15/2015

SANCTUARY OF WILMINGTON	$25,000	$25,000	6.00%	6.00%	6.00%	10/15/2025	4/15/2013
SANCTUARY OF WILMINGTON	$51,000	$51,000	6.00%	6.00%	6.00%	4/15/2027	4/15/2013

SOUL REAPERS WORSHIP CENTER	$16,000	$16,000	7.50%	7.50%	7.50%	5/15/2041	3/15/2017
SOUL REAPERS WORSHIP CENTER	$16,000	$16,000	7.50%	7.50%	7.50%	11/15/2041	3/15/2017
SOUL REAPERS WORSHIP CENTER	$26,000	$26,000	7.50%	7.50%	7.50%	5/15/2042	3/15/2017
SOUL REAPERS WORSHIP CENTER	$36,000	$36,000	7.50%	7.50%	7.50%	11/15/2042	3/15/2017
SOUL REAPERS WORSHIP CENTER	$38,000	$38,000	7.50%	7.50%	7.50%	5/15/2043	3/15/2017
SOUL REAPERS WORSHIP CENTER	$40,000	$40,000	7.50%	7.50%	7.50%	11/15/2043	3/15/2017
SOUL REAPERS WORSHIP CENTER	$43,000	$43,000	7.50%	7.50%	7.50%	5/15/2044	3/15/2017
SOUL REAPERS WORSHIP CENTER	$44,000	$44,000	7.50%	7.50%	7.50%	11/15/2044	3/15/2017
SOUL REAPERS WORSHIP CENTER	$45,000	$45,000	7.50%	7.50%	7.50%	5/15/2045	3/15/2017
SOUL REAPERS WORSHIP CENTER	$47,000	$47,000	7.50%	7.50%	7.50%	11/15/2045	3/15/2017
SOUL REAPERS WORSHIP CENTER	$49,000	$49,000	7.50%	7.50%	7.50%	5/15/2046	3/15/2017
SOUL REAPERS WORSHIP CENTER	$15,000	$15,000	8.00%	8.00%	8.00%	3/15/2032	3/15/2017
SOUL REAPERS WORSHIP CENTER	$16,000	$16,000	8.00%	8.00%	8.00%	9/15/2032	3/15/2017
SOUL REAPERS WORSHIP CENTER	$17,000	$17,000	8.00%	8.00%	8.00%	3/15/2033	3/15/2017
SOUL REAPERS WORSHIP CENTER	$18,000	$18,000	8.00%	8.00%	8.00%	9/15/2033	3/15/2017
SOUL REAPERS WORSHIP CENTER	$18,000	$18,000	8.00%	8.00%	8.00%	3/15/2034	3/15/2017
SOUL REAPERS WORSHIP CENTER	$19,000	$19,000	8.00%	8.00%	8.00%	9/15/2034	3/15/2017
SOUL REAPERS WORSHIP CENTER	$20,000	$20,000	8.00%	8.00%	8.00%	3/15/2035	3/15/2017
SOUL REAPERS WORSHIP CENTER	$20,000	$20,000	8.00%	8.00%	8.00%	9/15/2035	3/15/2017
SOUL REAPERS WORSHIP CENTER	$22,000	$22,000	8.00%	8.00%	8.00%	3/15/2036	3/15/2017
SOUL REAPERS WORSHIP CENTER	$22,000	$22,000	8.00%	8.00%	8.00%	9/15/2036	3/15/2017
SOUL REAPERS WORSHIP CENTER	$23,000	$23,000	8.00%	8.00%	8.00%	3/15/2037	3/15/2017
SOUL REAPERS WORSHIP CENTER	$24,000	$24,000	8.00%	8.00%	8.00%	9/15/2037	3/15/2017
SOUL REAPERS WORSHIP CENTER	$25,000	$25,000	8.00%	8.00%	8.00%	3/15/2038	3/15/2017
SOUL REAPERS WORSHIP CENTER	$26,000	$26,000	8.00%	8.00%	8.00%	9/15/2038	3/15/2017
SOUL REAPERS WORSHIP CENTER	$27,000	$27,000	8.00%	8.00%	8.00%	3/15/2039	3/15/2017
SOUL REAPERS WORSHIP CENTER	$28,000	$28,000	8.00%	8.00%	8.00%	9/15/2039	3/15/2017
SOUL REAPERS WORSHIP CENTER	$30,000	$30,000	8.00%	8.00%	8.00%	3/15/2040	3/15/2017
SOUL REAPERS WORSHIP CENTER	$30,000	$30,000	8.00%	8.00%	8.00%	9/15/2040	3/15/2017
SOUL REAPERS WORSHIP CENTER	$32,000	$32,000	8.00%	8.00%	8.00%	3/15/2041	3/15/2017
SOUL REAPERS WORSHIP CENTER	$33,000	$33,000	8.00%	8.00%	8.00%	9/15/2041	3/15/2017
SOUL REAPERS WORSHIP CENTER	$35,000	$35,000	8.00%	8.00%	8.00%	3/15/2042	3/15/2017

THE HOUSE OF REFUGE APOSTOLIC CHURCH	$1,000	$1,000	8.00%	8.00%	8.00%	8/15/2030	11/15/2007
THE HOUSE OF REFUGE APOSTOLIC CHURCH	$57,000	$57,000	8.75%	8.75%	8.75%	8/15/2037	11/15/2007

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THE HOUSE OF REFUGE APOSTOLIC CHURCH	$62,000	$62,000	8.65%	8.65%	8.65%	6/15/2038	11/15/2007
THE HOUSE OF REFUGE APOSTOLIC CHURCH	$63,000	$63,000	8.65%	8.65%	8.65%	12/15/2038	11/15/2007

THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$4,000	$4,000	7.00%	7.00%	7.00%	11/1/2019	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$5,000	$5,000	7.00%	7.00%	7.00%	5/1/2020	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$5,000	$5,000	7.00%	7.00%	7.00%	11/1/2020	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$6,000	$6,000	7.50%	7.50%	7.50%	11/1/2022	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$1,000	$1,000	7.50%	7.50%	7.50%	5/1/2023	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$2,000	$2,000	7.50%	7.50%	7.50%	11/1/2023	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$6,000	$6,000	7.75%	7.75%	7.75%	5/1/2024	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$7,000	$7,000	7.75%	7.75%	7.75%	11/1/2024	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$7,000	$7,000	7.75%	7.75%	7.75%	5/1/2025	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$1,000	$1,000	8.00%	8.00%	8.00%	11/1/2025	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$8,000	$8,000	8.00%	8.00%	8.00%	5/1/2026	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$8,000	$8,000	8.00%	8.00%	8.00%	11/1/2026	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$8,000	$8,000	8.00%	8.00%	8.00%	5/1/2027	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$9,000	$9,000	8.00%	8.00%	8.00%	11/1/2027	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$9,000	$9,000	8.00%	8.00%	8.00%	5/1/2028	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$9,000	$9,000	8.00%	8.00%	8.00%	11/1/2028	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$10,000	$10,000	8.00%	8.00%	8.00%	5/1/2029	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$11,000	$11,000	8.00%	8.00%	8.00%	5/1/2030	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$1,000	$1,000	8.25%	8.25%	8.25%	5/1/2031	5/1/2009
THE MOUNT PISGAH MISSIONARY BAPTIST CHURCH	$1,000	$1,000	8.25%	8.25%	8.25%	5/1/2032	5/1/2009

THE RIVER CHRISTIAN CHURCH	$29,000	$29,000	7.25%	7.25%	7.25%	8/15/2041	2/15/2018
THE RIVER CHRISTIAN CHURCH	$30,000	$30,000	7.50%	7.50%	7.50%	2/15/2042	2/15/2018
THE RIVER CHRISTIAN CHURCH	$32,000	$32,000	7.50%	7.50%	7.50%	8/15/2042	2/15/2018
THE RIVER CHRISTIAN CHURCH	$32,000	$32,000	7.50%	7.50%	7.50%	2/15/2043	2/15/2018

THE SANCTUARY OF WILMINGTON	$2,000	$2,000	5.50%	5.50%	5.50%	4/15/2022	4/15/2013
THE SANCTUARY OF WILMINGTON	$1,000	$1,000	5.75%	5.75%	5.75%	4/15/2023	4/15/2013
THE SANCTUARY OF WILMINGTON	$2,000	$2,000	5.75%	5.75%	5.75%	10/15/2023	4/15/2013
THE SANCTUARY OF WILMINGTON	$1,000	$1,000	6.00%	6.00%	6.00%	4/15/2024	4/15/2013
THE SANCTUARY OF WILMINGTON	$1,000	$1,000	6.00%	6.00%	6.00%	10/15/2024	4/15/2013
THE SANCTUARY OF WILMINGTON	$3,000	$3,000	6.00%	6.00%	6.00%	4/15/2025	4/15/2013
THE SANCTUARY OF WILMINGTON	$49,000	$49,000	6.00%	6.00%	6.00%	4/15/2026	4/15/2013
THE SANCTUARY OF WILMINGTON	$52,000	$52,000	6.00%	6.00%	6.00%	10/15/2026	4/15/2013
THE SANCTUARY OF WILMINGTON	$32,000	$32,000	6.25%	6.25%	6.25%	10/15/2027	4/15/2013
THE SANCTUARY OF WILMINGTON	$55,000	$55,000	6.25%	6.25%	6.25%	4/15/2028	4/15/2013
THE SANCTUARY OF WILMINGTON	$49,000	$49,000	6.25%	6.25%	6.25%	10/15/2028	4/15/2013
THE SANCTUARY OF WILMINGTON	$57,000	$57,000	6.25%	6.25%	6.25%	4/15/2029	4/15/2013
THE SANCTUARY OF WILMINGTON	$12,000	$12,000	6.50%	6.50%	6.50%	10/15/2030	4/15/2013
THE SANCTUARY OF WILMINGTON	$67,000	$67,000	6.50%	6.50%	6.50%	4/15/2031	4/15/2013
THE SANCTUARY OF WILMINGTON	$57,000	$57,000	6.50%	6.50%	6.50%	10/15/2031	4/15/2013
THE SANCTUARY OF WILMINGTON	$25,000	$25,000	6.75%	6.75%	6.75%	4/15/2034	4/15/2013
THE SANCTUARY OF WILMINGTON	$13,000	$13,000	6.75%	6.75%	6.75%	10/15/2034	4/15/2013
THE SANCTUARY OF WILMINGTON	$8,000	$8,000	7.00%	7.00%	7.00%	4/15/2038	4/15/2013

VERITAS CHAPEL	$4,000	$4,000	3.75%	3.75%	3.75%	10/15/2019	4/15/2016
VERITAS CHAPEL	$5,000	$5,000	4.00%	4.00%	4.00%	4/15/2020	4/15/2016
VERITAS CHAPEL	$5,000	$5,000	4.00%	4.00%	4.00%	10/15/2020	4/15/2016
VERITAS CHAPEL	$5,000	$5,000	4.25%	4.25%	4.25%	4/15/2021	4/15/2016
VERITAS CHAPEL	$5,000	$5,000	4.50%	4.50%	4.50%	10/15/2021	4/15/2016
VERITAS CHAPEL	$5,000	$5,000	4.50%	4.50%	4.50%	4/15/2022	4/15/2016
VERITAS CHAPEL	$5,000	$5,000	4.75%	4.75%	4.75%	10/15/2022	4/15/2016
VERITAS CHAPEL	$6,000	$6,000	5.00%	5.00%	5.00%	4/15/2023	4/15/2016
VERITAS CHAPEL	$5,000	$5,000	5.00%	5.00%	5.00%	10/15/2023	4/15/2016
VERITAS CHAPEL	$6,000	$6,000	5.00%	5.00%	5.00%	4/15/2024	4/15/2016
VERITAS CHAPEL	$6,000	$6,000	5.25%	5.25%	5.25%	10/15/2024	4/15/2016
VERITAS CHAPEL	$6,000	$6,000	5.00%	5.00%	5.00%	4/15/2025	4/15/2016
VERITAS CHAPEL	$6,000	$6,000	5.50%	5.50%	5.50%	10/15/2025	4/15/2016
VERITAS CHAPEL	$7,000	$7,000	5.50%	5.50%	5.50%	4/15/2026	4/15/2016
VERITAS CHAPEL	$6,000	$6,000	5.75%	5.75%	5.75%	10/15/2026	4/15/2016

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VERITAS CHAPEL	$7,000	$7,000	5.75%	5.75%	5.75%	4/15/2027	4/15/2016
VERITAS CHAPEL	$7,000	$7,000	6.00%	6.00%	6.00%	10/15/2027	4/15/2016
VERITAS CHAPEL	$7,000	$7,000	6.00%	6.00%	6.00%	4/15/2028	4/15/2016
VERITAS CHAPEL	$7,000	$7,000	6.00%	6.00%	6.00%	10/15/2028	4/15/2016
VERITAS CHAPEL	$8,000	$8,000	6.00%	6.00%	6.00%	4/15/2029	4/15/2016
VERITAS CHAPEL	$8,000	$8,000	6.25%	6.25%	6.25%	10/15/2029	4/15/2016
VERITAS CHAPEL	$8,000	$8,000	6.25%	6.25%	6.25%	4/15/2030	4/15/2016
VERITAS CHAPEL	$8,000	$8,000	6.50%	6.50%	6.50%	10/15/2030	4/15/2016
VERITAS CHAPEL	$9,000	$9,000	6.50%	6.50%	6.50%	4/15/2031	4/15/2016
VERITAS CHAPEL	$9,000	$9,000	6.75%	6.75%	6.75%	10/15/2031	4/15/2016
VERITAS CHAPEL	$9,000	$9,000	6.75%	6.75%	6.75%	4/15/2032	4/15/2016
VERITAS CHAPEL	$10,000	$10,000	7.00%	7.00%	7.00%	10/15/2032	4/15/2016
VERITAS CHAPEL	$10,000	$10,000	7.00%	7.00%	7.00%	4/15/2033	4/15/2016
VERITAS CHAPEL	$10,000	$10,000	7.00%	7.00%	7.00%	10/15/2033	4/15/2016
VERITAS CHAPEL	$11,000	$11,000	7.00%	7.00%	7.00%	4/15/2034	4/15/2016
VERITAS CHAPEL	$11,000	$11,000	7.00%	7.00%	7.00%	10/15/2034	4/15/2016
VERITAS CHAPEL	$12,000	$12,000	7.00%	7.00%	7.00%	4/15/2035	4/15/2016
VERITAS CHAPEL	$12,000	$12,000	7.00%	7.00%	7.00%	10/15/2035	4/15/2016
VERITAS CHAPEL	$12,000	$12,000	7.00%	7.00%	7.00%	4/15/2036	4/15/2016
VERITAS CHAPEL	$13,000	$13,000	7.00%	7.00%	7.00%	10/15/2036	4/15/2016
VERITAS CHAPEL	$13,000	$13,000	7.00%	7.00%	7.00%	4/15/2037	4/15/2016
VERITAS CHAPEL	$14,000	$14,000	7.00%	7.00%	7.00%	10/15/2037	4/15/2016
VERITAS CHAPEL	$14,000	$14,000	7.00%	7.00%	7.00%	4/15/2038	4/15/2016
VERITAS CHAPEL	$15,000	$15,000	7.00%	7.00%	7.00%	10/15/2038	4/15/2016
VERITAS CHAPEL	$15,000	$15,000	7.00%	7.00%	7.00%	4/15/2039	4/15/2016
VERITAS CHAPEL	$16,000	$16,000	7.00%	7.00%	7.00%	10/15/2039	4/15/2016
VERITAS CHAPEL	$17,000	$17,000	7.00%	7.00%	7.00%	4/15/2040	4/15/2016
VERITAS CHAPEL	$17,000	$17,000	7.00%	7.00%	7.00%	10/15/2040	4/15/2016
VERITAS CHAPEL	$18,000	$18,000	7.00%	7.00%	7.00%	4/15/2041	4/15/2016

ZION DOMINION CHURCH OF GOD IN CHRIST	$66,000	$66,000	7.00%	7.38%	7.22%	9/1/2030	9/1/2005

______________________________________

*Agape Assembly Baptist Church is currently in default.

Mortgage Loan Processing and Underwriting

Our advisor’s personnel process and verify mortgage loan applications. Verification procedures are designed to assure a borrower’s qualification under our Lending Guidelines. Verification procedures include obtaining:

•	applications containing key information concerning the prospective borrower
•	project description
•	financial statements of the prospective borrower
•	organizational documents and history of the borrower
•	preliminary title report or commitment for mortgagee title insurance
•	a real estate appraisal in accordance with our Lending Guidelines

We require that appraisals and financial statements be prepared by independent third-party professionals who are pre-approved based on their experience, reputation and education. Completed loan applications, together with a written summary are presented by a loan analyst to our loan committee for consideration. Our loan committee is usually comprised of both our advisor’s president and our advisor’s vice-president, but at times also includes our advisor’s loan officer/administrator and other officers and employees of the advisor and the advisor’s affiliates. Once the loan committee has met and evaluated and discussed a potential loan, the loan is approved or denied, typically by consensus. If accepted, the loan, the terms of which may have been revised by the committee, is then presented

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to the potential borrower, who may, from time to time, be permitted to negotiate additional revisions. Once a borrower has accepted a loan proposal, however, it must submit a good faith deposit. At that point, a loan officer of our advisor may begin the loan preparation process by arranging for certain services on behalf of the borrower, in order to achieve pricing and timing efficiencies. Such services may include, but are not limited to: the provision of mortgage title insurance and for the services of professional independent third-party accountants and appraisers regarding delivery of title commitments, preliminary title reports, title policies, environmental evaluations, financial statements, and appraisals meeting our loan lending criteria. Our advisor may arrange for the direct payment for professional services and for the direct reimbursement to it of related expenditures by borrowers and prospective borrowers. Upon closing and funding of mortgage loans, an origination fee based on the original principal amount of each loan is generally charged, of which one-half is payable to us and one-half is payable to our advisor. We may charge a fee to recoup expenses we have incurred. This fee would be calculated based on funds we have paid for appraisal, accounting and title work. These costs are usually paid by borrowers from proceeds at closing. We may not recoup these fees if a commitment fee is not charged.

Loan Commitments

Subsequent to approval by our loan committee, and prior to funding a loan, we issue a loan commitment to qualified applicants. We may charge a loan commitment fee, but typically do not. Commitments indicate the loan amount, origination fees, closing costs, underwriting expenses (if any), funding conditions, approval expiration dates, interest rate and other terms. Commitments generally set forth a “prevailing” interest rate that is subject to change in accordance with market interest rate fluctuations until the final loan closing documents are prepared. In certain cases we may establish (“lock-in”) interest rate commitments up to sixty days from the commitment to closing. Interest rate commitments beyond sixty days will not normally be issued unless we receive a fee premium based upon the assessment of the risk associated with a longer “lock-in” period.

Loan Portfolio Management

Our advisor manages and services our portfolio of mortgage loans in accordance with an advisory agreement. Our advisor is responsible for all aspects of our mortgage loan business, including:

•	closing and recording of mortgage documents
•	collecting principal and interest payments
•	enforcing loan terms and other borrower’s requirements
•	periodic review of each mortgage loan file
•	determination of reserve classifications
•	exercising our remedies in connection with defaulted or non-performing loans

Fees and costs of attorneys, insurance, bonds and other direct expenses incurred in connection with the exercise of remedies in connection with a loan default are our responsibility, although they may be recouped from the borrower in the process of pursuing our remedies. Our advisor will not receive any additional compensation for services rendered in connection with ongoing loan portfolio management or exercising our remedies in the event of a loan default.

Loan Funding and Bank Borrowing

Our mortgage loans and purchases of church bonds are funded with available cash resources. Historically, we have obtained cash resources from the sale of our common stock, the repayment of our investments in loans and bonds or the sale of certificates. We may use the proceeds of the sale of certificates to fund mortgage loans and purchase church bonds. We may borrow up to 300% of stockholders’ equity, unless greater amounts are permitted under certain circumstances.

Currently, we have a $4 million dollar line of credit with a local bank. In addition, we may borrow up to 300% of our stockholders’ equity (in the absence of a satisfactory showing that a higher level of borrowing is appropriate; any excess in borrowing over such 300% level must be approved by a majority of the Independent Directors and disclosed to stockholders in the next quarterly report along with justification for such excess) to make loans regardless of our capacity to (i) sell our securities on a continuing basis, or to (ii) reposition assets from the maturity or early repayment of mortgage loans in our secured investor certificates, minus reserves for operating expenses, and bad-debt reserves, as determined by the Advisor. Cash resources available to us for lending purposes include, in addition to the net proceeds from any future sales of our common stock, secured investor certificates (if any) or other debt securities, (i) principal repayments from borrowers on loans made by us and (ii) funds borrowed under any line of credit arrangement.

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Lending Guidelines

Our business of mortgage lending to churches and other non-profit religious organizations is managed in accordance with and subject to our Lending Guidelines. Our Lending Guidelines identify our general business guidelines and the parameters of our lending business.

•	Loans we make are limited to churches and other non-profit religious organizations and are secured by mortgages. The total principal amount of our second mortgage loans is limited to 20% of our average invested assets. All other loans and bonds will be secured by first mortgages.
•	The total principal amount of mortgage-secured debt securities we purchase from churches and other non-profit religious organizations is limited to 30% of our average invested assets.
•	The loan amount cannot exceed 75% of the appraised value of the real estate and improvements securing each loan. On all loans, we require a written appraisal certified by a member of the Appraisal Institute or a state-certified appraiser.
•	The borrower must furnish us with an ALTA (American Land Title Association) or equivalent mortgagee title policy insuring our mortgage interest.
•	The borrower’s long-term debt (including the proposed loan) cannot exceed four times the borrower’s gross income for the previous 12 months.
•	The borrower must furnish us with financial statements (balance sheet and income and expense statement) for its last three (3) complete fiscal years and current financial statements for the period within ninety (90) days of the loan closing date. A borrower must have the last complete fiscal year financial statements reviewed by a certified public accountant (CPA) engaged by the borrower and who is independent of the borrower. On loans in excess of $500,000 our advisor may require the last complete fiscal year be audited by a CPA engaged by the borrower and who is independent of the borrower. In lieu of the above requirement, we or our advisor may employ a qualified accountant. The qualified accountant we employ would be required to be independent of the borrower. Our employed qualified accountant would not be independent of us. Compiled financial statements of the borrower are acceptable from our employed qualified accountant. Along with the compiled financial statements of the borrower, our employed qualified accountant would perform partial and targeted review examination procedures for borrowers. On loans in excess of $500,000, the advisor may require partial and targeted audit examination procedures for borrowers.
•	Borrowers in existence for less than three (3) fiscal years must provide financial statements since their inception. No loan will be extended to a borrower in operation less than two (2) calendar years absent express approval by our board of directors.
•	Our advisor typically requires the borrower to arrange for automatic electronic or drafting of monthly payments.
•	Our advisor may require (i) key-person life insurance on the life of the senior pastor of a church; (ii) personal guarantees of church members and/or affiliates; and (iii) other security enhancements for our benefit.
•	The borrower must agree to provide us with annual financial statements within 120 days of each fiscal year end during the term of the loan.
•	Our advisor may require the borrower to grant to us a security interest in all personal property located and to be located upon the mortgaged premises (excluding property leased by the borrower).
•	We may make fixed-interest rate loans having maturities of three to thirty years.
•	We may borrow up to 300% of stockholders’ equity, unless greater amounts are permitted under certain circumstances.

We require borrowers to maintain a general perils and liability coverage insurance policy naming us as the loss-payee in connection with damage or destruction to the property of the borrower which typically includes weather-related damage, fire, vandalism and theft. In its discretion, our advisor may require the borrower to provide flood, earthquake and/or other special coverage.

These Lending Guidelines are in addition to the prohibited investments and activities set forth in our bylaws, which are discussed in the next section.

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Prohibited Investments and Activities

Our bylaws impose certain prohibitions and restrictions on our investment practices and activities, including prohibitions against:

•	Investing more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;
•	Investing in commodities or commodity futures contracts other than “interest rate futures” contracts intended only for hedging purposes;
•	Investing in mortgage loans (including construction/interim loans) on any one property which in the aggregate with all other mortgage loans on the property would exceed 75% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria;
•	Investing in mortgage loans that are subordinate to any mortgage or equity interest of our advisor or our directors or any of their affiliates;
•	Investing in equity securities;
•	Engaging in any short sales of securities or in trading, as distinguished from investment activities;
•	Issuing redeemable equity securities;
•	Engaging in underwriting or the agency distribution of securities issued by others;
•	Issuing options or warrants to purchase our shares at an exercise price less than the fair market value of the shares on the date of the issuance or if the issuance thereof would exceed 10% in the aggregate of our outstanding shares;
•	Issuing debt securities unless the debt service coverage for the most recently completed fiscal year, as adjusted for known changes, is sufficient to properly service the higher level of debt;
•	Investing in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title;
•	Selling or leasing to our advisor, a director or any affiliate thereof unless approved as being fair and reasonable by a majority of directors (including a majority of independent directors), not otherwise interested in such transaction;
•	Acquiring property from our advisor or any director, or any affiliate thereof (other than church bonds from American Investors Group, Inc. in the ordinary course of our investing activities), unless a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable and at a price no greater than the cost of the asset to our advisor, director or any affiliate thereof, or if the price is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset exceed its current appraised value;
•	Investing or making mortgage loans unless a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of title is obtained; or
•	Issuing our shares on a deferred payment basis or other similar arrangement.

We do not intend to invest in the securities of other issuers for the purpose of exercising control, to engage in the purchase and sale of investments other than as described in this prospectus, to offer securities in exchange for property unless deemed prudent by a majority of our directors, to repurchase or otherwise reacquire our shares or to make loans to other persons except in the ordinary course of our business as described herein.

We will not make loans to or borrow from, or enter into any contract, joint venture or transaction with, any director or officer of ours, our advisor or any affiliate of any of the foregoing unless a majority of our directors, including a majority of the independent directors, approves the transaction as fair and reasonable to us and the transaction is on terms and conditions no less favorable to us than those available from unaffiliated third parties. If we invest in any property, mortgage or other real estate interest pursuant to a transaction with our advisor or any directors or officers thereof, then the investment will be based upon a current appraisal of the underlying property

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from an independent qualified appraiser selected by the independent directors and will not be made at a price greater than fair market value as determined by such appraisal.

Policy Changes

Our bylaw relating to policies, prohibitions and restrictions referred to under “Our Business—Prohibited Investments and Activities” may not be changed (except in certain immaterial respects by a majority approval of the board of directors) without the approval of a majority of the independent directors and the approval of the holders of a majority of our shares, at a duly held meeting for that purpose.

Competition

The business of making loans to churches and non-profit religious organizations is competitive. We compete with a wide variety of investors, including banks, savings and loan associations, insurance companies, pension funds and fraternal organizations which may have investment objectives similar to ours. Many competitors have greater financial resources, larger staffs and longer operating histories than we have. We compete in this industry by limiting our business “niche” to lending to churches and other non-profit religious organizations, offering loans with competitive and flexible terms, and emphasizing our expertise in the specialized industry segment of lending to churches and other non-profit religious organizations.

Allowance for Mortgage Loans Receivable

We record mortgage loans receivable at estimated net realizable value, which is the unpaid principal balances of the mortgage loans receivable, less the allowance for mortgage loans. Our loan loss policy provides an allowance for estimated uncollectible loans based on an evaluation of the current status of the loan portfolio. This policy provides for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan; therefore, the Company recognizes a provision for losses and an allowance for the outstanding principal amount of a loan in the Company’s portfolio if the amount is in doubt of collection. Additionally, no additional interest income is recognized on impaired loans that are declared to be in default and are in the foreclosure process. At June 30, 2019, we reserved $1,620,207 for sixteen mortgage loans, of which $1,205,458 of the reserve amount is for ten loans that are three or more payments in arrears and $538,643 of the reserve amount for three loans that have been declared to be in default and $218,722 of the reserve amount for one loan which is in the foreclosure process.

At December 31, 2018, we provided $1,672,003 for seventeen mortgage loans, of which eleven loans totaling approximately $4,351,000 are three or more mortgage payments in arrears, three loans totaling approximately $810,000 are declared to be in default and two loans totaling approximately $688,000 are in the foreclosure process. At December 31, 2017, we provided $1,428,155 for nineteen mortgage loans, of which seven totaling approximately $3,364,000 were three or more mortgage payments in arrears, five loans totaling approximately $1,403,000 were declared to be in default and two loans totaling approximately $641,000 were in the foreclosure process.

The total impaired loans, which are loans that are in the foreclosure process or are declared to be in default, were approximately $1,498,000 and $2,044,000 at December 31, 2018 and December 31, 2017, respectively, which we believe are adequately secured by the underlying collateral and the allowance for mortgage loans. Approximately $833,000 and $723,000 of our allowance for mortgage loans was allocated to impaired loans at December 31, 2018 and December 31, 2017, respectively. There were no changes to the impaired loans or allowance for the six month period ended June 30, 2019.

Loan Loss Provision

We follow a loan loss reserve policy on our portfolio of loans outstanding. This critical policy requires complex judgments and estimates. We record mortgage loans receivable at their estimated net realizable value, which is the unpaid principal balance less the allowance for mortgage loans. Our loan policy provides an allowance for estimated uncollectible loans based on an evaluation of the current status of the loan portfolio. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan. Our policy will reserve for the outstanding principal amount of a loan in our portfolio if the amount is in doubt of being collected. Additionally, no interest income is recognized on impaired loans that are in the foreclosure process.

Real Estate Held for Sale/Description of Properties Acquired through Foreclosure

During the sixth month period ended June 30, 2019, we acquired one property through the foreclosure process, with an outstanding loan balance of approximately $112,515 and acquired one property via deed in lieu of foreclosure, with outstanding loan balance totaling approximately $226,000. The property acquired through foreclosure is being prepared for sale through a local realtor. The property acquired via deed in lieu of foreclosure is available for sale, however it is currently not listed as we have allowed the church to either obtain financing from another source or list the property for sale. The Church is paying rent while trying to either sell the building or

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obtain refinancing. This property is being carried at the fair value. The fair value of our real estate held for sale, which represents the carrying value, is approximately $328,000 as of June 30, 2019 after an impairment reserve of approximately $22,000. Once a property is acquired by us, comparable sales information is obtained and a local realtor is engaged to determine demand for our properties. The situation with respect to each property is reviewed periodically with our realtors. The general competitive conditions surrounding the potential sale of our properties are tied, in large part, to the fact that they are special-use properties with variable zoning restrictions. We principally lend to churches, which are commonly exempt from zoning restrictions. However, while a church property may be exempt from zoning restrictions, if it is located in a residential area, it still may only be used as a church, thereby limiting the pool of potential buyers. On the other hand, a church or other property that is zoned for commercial use generally experiences higher demand, as potential buyers can convert the property to their own business use. As such, our properties that are located in residential areas typically experience less demand than those zoned for commercial use.

Description of the property owned by us prior to January 1, 2019 is listed below:

In 2008, we received a deed in lieu of foreclosure on a church located in Pine Bluff, Arkansas and have recorded the deed in the county where the church is located. Due to the value of the property $360,000 versus the amount owed to us $238,000, we have allowed the church to either obtain financing from another source or list the property for sale in hopes of recovering some of its equity. The church is paying us monthly rent until the property is refinanced or sold. We have included this property in Real Estate Held for Sale at $226,000 at December 31, 2018. This property is located in a residential area.

In 2018, we acquired a church through the foreclosure process. The Church is located in Bethel, Ohio. We have included this property in Real Estate Held for Sale at $125,249 at December 31, 2018. We are in the process of determining the current value of the property. This property is located in a rural area and not subject to typical zoning requirements.

Our advisor, Church Loan Advisors, Inc., manages our properties held for sale but receives no additional compensation for this service. The advisor contracts with realtors to provide comparable sales data and has access to our properties to show to prospective buyers. We also engage maintenance personnel recommended by the local listing agent to perform routine maintenance to the properties including repairs to broken windows or doors and cutting of grass and management of weeds during the summer months. Our advisor also pays all bills, at our expense, for items such as insurance, taxes, utilities, alarm system monitoring and maintenance personnel. Our advisor is Church Loan Advisors, Inc., 10400 Yellow Circle Drive, Suite 102, Minnetonka, Minnesota 55343, (952) 945-9455. Church Loan Advisors, Inc. has been our advisor since we began active business operations in April 1996.

Employees

We have no employees but we have two executive officers: Philip J. Myers, our Chief Executive Officer and President, and Scott J. Marquis, our Chief Financial Officer and Treasurer. However, our daily operations and other material aspects of our business are managed by Church Loan Advisors, Inc. (the “Advisor”) on a “turn-key” basis using employees of the Advisor and/or its Affiliates. At present, certain officers and directors of American and the Advisor are providing services to us at no charge and which will not be reimbursed to them. These services include, among others, legal and analytic services relating to the execution of our business plan, development and preparation of reports to be filed under the Securities Exchange Act, and utilization of proprietary forms and documents utilized by the Advisor in connection with our business operations.

Subject to the supervision of the board of directors, our business is managed by the Advisor, which provides us investment advisory and administrative services. Philip J. Myers, our Chief Executive Officer, President and a Director, is President of the Advisor and President of American Investors Group, Inc., the underwriter of this offering and our past public offerings. The Advisor utilizes two employees of American on a full-time basis and one employee of American on a part-time or other basis. The Company does not presently expect to directly employ anyone in the foreseeable future, since all of our administrative functions and operations are contracted through the Advisor. However, legal, accounting and certain other services are provided to us by outside professionals and paid by us directly.

MANAGEMENT

General

Directors are elected for a term expiring at the next annual meeting of our stockholders and serve for one-year terms and until their successors are duly elected and qualified. Annual stockholder meetings are typically held in June. Officers serve at the discretion of the board of directors. Among other requirements, in order to maintain our REIT status, a majority of our directors must be “independent.” Our executive officers and directors are as follows:

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Name	Age	Office	Director Since
Philip J. Myers	63	President, Secretary and Chairman	2001
Scott J. Marquis	61	Chief Financial Officer and Treasurer	—
Kirbyjon H. Caldwell	65	Independent Director	1994
Dennis J. Doyle	67	Independent Director	1994
Michael G. Holmquist	69	Independent Director	2003

Philip J. Myers has been our Chairman, President and Secretary since April 2001. He has also served as President, Treasurer, stockholder and a director of our Advisor, Church Loan Advisors, Inc. since 1994, President, Secretary, majority stockholder and a director of American Investors Group, Inc., a registered broker-dealer, since 1996, and of its parent company, Apostle Holdings Corp. since 2000. Mr. Myers has been an officer and owner of American Investors Group, Inc. and has engaged directly in church mortgage lending since 1989. He earned his bachelor of arts degree in political science in 1977 from the State University of New York at Binghamton and his juris doctor degree from the State University of New York at Buffalo School of Law in 1980. From 1980 to 1982, Mr. Myers served as an attorney in the Division of Market Regulation of the U.S. Securities and Exchange Commission in Washington, D.C. and, from 1982 to 1984, as an attorney with the Division of Enforcement of the Securities and Exchange Commission in San Francisco. From August 1984 to January 1986, he was employed as an attorney with the San Francisco law firm of Wilson, Ryan and Compilongo where he specialized in corporate finance, securities and broker-dealer matters. From January 1986 to January 1989, Mr. Myers was Senior Vice President and General Counsel of Financial Planners Equity Corporation, a 400 broker securities dealer formerly located in Marin County, California. He became affiliated with American Investors Group, Inc. in 1989. He is an inactive member of the New York, California and Minnesota State Bar Associations. Mr. Myers holds General Securities Representative and General Securities Principal licenses with the Financial Industry Regulatory Authority (FINRA). Mr. Myers’ 29 years of experience in church lending combined with the practice of law in the securities, corporate and regulatory arenas and his experience as a CEO afford him a comprehensive and broad based insight into managing the direction, opportunities and challenges of the Company.

Scott J. Marquis is our Chief Financial Officer and Treasurer. He was appointed to this position in September of 2009 by our board of directors. He is also currently employed full-time as Chief Financial and Operating Officer of the underwriter, American Investors Group, Inc., where he has been employed since February 1987. Prior to his employment with American Investors Group, Inc., Mr. Marquis was employed for approximately seven years with the Minneapolis-based broker-dealer, Piper Jaffray Companies in various capacities within its operations department. Mr. Marquis attended the University of Minnesota, Minneapolis, Minnesota and served in the United States Coast Guard Reserve (retired). Mr. Marquis is a licensed financial principal and registered representative of American Investors Group, Inc., holds his Series 7, 63 and 27 licenses from the Financial Industry Regulatory Authority. Mr. Marquis’ knowledge of and experience in operating a public REIT company allow him to provide valuable insights to the board in its oversight of the Company’s operations as a REIT.

Kirbyjon H. Caldwell has served as an independent director of the Company since 1994. He has been Senior Pastor of Windsor Village United Methodist Church in Houston, Texas since January 1982. The membership of Windsor Village exceeds 17,000. Rev. Caldwell received his B.A. degree in Economics from Carlton College (1975), an M.B.A. in Finance from the University of Pennsylvania’s Wharton School (1977), and his Masters in Theology from Southern Methodist University School of Theology (1981). He is Chair of the Governance & Nominating Committee, Inc. for NRG Energy and a member of the Amegy Bank Advisory Board, Bridgeway Capital Management Board, The Greater Houston Partnership Executive Committee, Houston Gold Association Executive Committee, Baylor College of Medicine Executive Committee and M.D. Anderson-The University Cancer Foundation. He is also the founder of community development organizations and a limited partner with the Houston Texans franchise. Pastor Caldwell brings to the Company’s board a unique combination of talents as a former financial services professional with an MBA and a leading denominational pastor with national recognition. He is uniquely qualified to advise management on the direction and thinking of church leaders, the principal market of the Company.

Dennis J. Doyle has served as an independent director of the Company since 1994. He is a stockholder and co-founder of Welsh Companies, Inc., Minneapolis, Minnesota, a full-service real estate company involved in property management, brokerage, investment sales, construction and commercial development. Since 1977, he has held many positions within Welsh’s services business ranging from manual laborer to licensed broker to positions in executive management. He has served as Chief Executive Officer of Welsh since 1987. He continues to hold a real estate broker’s license in Minnesota. He is the general partner in the Wildamere Capital Management 10 million square foot portfolio of properties. Mr. Doyle is the founder and chief executive officer of Matter, a privately funded, not-for-profit organization established to fight poverty, hunger, and disease by utilizing corporate surplus. Mr. Doyle is a member of the board of directors of Tradition Capital Bank. Mr. Doyle’s 30 years in real estate and years as the CEO of a growing commercial real estate company, in addition to his 20 years of service on the Company’s Board allows him to offer profound insight into the management of the Company’s real estate-based lending activities.

Michael G Holmquist has served as an independent director of the Company since 2003. Mr. Holmquist is a Certified Public Accountant practicing from his office in Minnetonka, Minnesota. Prior to entering the accounting field in 1977, he worked for two years as a public school teacher and served four years in the U.S. Coast Guard. He is a graduate of St. Olaf College. Mr. Holmquist was an original incorporator of American Investors Group and an employee of the firm from 1986-1989. Mr. Holmquist’s experience

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as a CPA and tax professional qualifies him to lead our Sarbanes-Oxley accounting compliance efforts as well as regularly evaluate our internal control and reporting procedures.

Day-to-Day Management of Operations

We have no employees. Our advisor manages our day-to-day operations under the advisory agreement. Our officers receive no compensation for their services, other than through their interests in our advisor and our affiliates. As required by our bylaws, a majority of our directors are independent directors in that they are otherwise unaffiliated with and do not receive compensation from us (other than in their capacity as directors) or from our advisor or the underwriter.

Duties of Directors

Our directors are responsible for considering and approving our policies. Directors meet as often and devote such time to our business as their oversight duties may require. Pursuant to our bylaws, the independent directors have the responsibility of evaluating the capability and performance of our advisor and determining that the compensation we pay to our advisor is reasonable. During 2018, our directors held four meetings. The attendance policy of the Board encourages and expects all board members to attend all Board meetings. During 2018, Mr. Myers, Mr. Doyle and Mr. Holmquist attended 100% of the meetings held while Reverend Caldwell attended three of the meetings held.

Neither our articles of incorporation or bylaws nor any of our policies restrict officers or directors from conducting, for their own account, or on behalf of others, business activities of the type we conduct.

Directors and officers have a duty to us and our stockholders. Our directors may be removed by a majority vote of all shares outstanding and entitled to vote at any annual meeting or special meeting called for such purpose.

Executive Compensation

Since inception, the Company has not had employees. The Company has two executive officers, Philip J. Myers, who serves in several capacities and is not compensated for such position and Scott J. Marquis who serves as the Company’s Chief Financial Officer and Treasurer and is not compensated for such position. The Company’s business is managed by the Advisor. The actions and decisions of the Company and the Advisor are governed by the Company’s independent directors and by the Company’s Bylaws and the Advisory Agreement. Both of these documents substantially comply with the NASAA REIT Guidelines, which include substantive limitations on, among other things, conflicts of interest and related party transactions. As such, the Company has not adopted a Code of Ethics.

In addition, because the Company has no employees, and because neither Mr. Myers nor Mr. Marquis is compensated by the Company, there is no Company compensation committee. However, we currently pay each independent director $500 for each board meeting attended ($400 for telephonic meetings), limited to $2,500 per year. We also reimburse directors for travel expenses incurred in connection with their duties as our directors. Please see “Director Compensation.” As a non-independent director, Philip J. Myers receives no compensation or reimbursements in connection with his service on our board of directors.

Director Independence

Our board of directors has determined that each of Dennis J. Doyle, Kirbyjon H. Caldwell and Michael G. Holmquist are “independent,” as that term is defined in NASAA REIT Guidelines and in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Accordingly, the board is composed of a majority of independent directors. There are no transactions with the directors which were evaluated in connection with the board’s determination of the independence other than Mr. Holmquist was paid an additional $1,700 during 2018 for auditing and testing the Company’s internal controls to determine if the Company has established and is maintaining an adequate system of controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002 or which have not already been disclosed elsewhere in this registration statement.

Fiduciary Responsibility of Board of Directors and Indemnification

The board of directors and our advisor are accountable to us and to our stockholders. Consequently, they must exercise good faith and integrity in handling our affairs. Similarly, our advisor has contractual obligations to us which it must discharge with the utmost good faith and integrity.

Our articles require us to indemnify and pay or reimburse reasonable expenses to any individual who is our present or former director, advisor or affiliate, provided that: (i) the director, advisor or affiliate seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest; (ii) the director, advisor or affiliate seeking indemnification was acting on our behalf or performing services on our behalf; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party, except that in the event the indemnified party is or was an independent director, such

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liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our assets and not from our stockholders directly.

We may advance amounts to persons entitled to indemnification for legal and other expenses and costs incurred as a result of legal action instituted against or involving such person if: (i) the legal action relates to the performance of duties or services by the indemnified party for or on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder, or the legal action is initiated by a stockholder acting in his or her capacity as such and a court specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes, in writing, to repay the advanced funds, with interest at the rate we determined, in cases in which such party would not be entitled to indemnification.

Notwithstanding the foregoing, we may not indemnify our directors, advisor, or affiliates and any persons acting as a broker-dealer for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Subject to the limitations described above, we have the power to purchase and maintain insurance on behalf of an indemnified party. We may procure insurance covering our liability for indemnification. The indemnification permitted by our Articles is more restrictive than permitted under the Minnesota Business Corporation Act.

Warrants and Options

In January 2003, we terminated our stock option plan for directors and the adviser and outstanding stock options were surrendered and cancelled. No options were exercised during the option plan’s existence. No options or warrants are outstanding as of the date of this Prospectus.

EXECUTIVE COMPENSATION AND EQUITY COMPENSATION PLANS; DIRECTOR COMPENSATION

The Company pays no compensation to its officers and has no other employees. The Company has no equity compensation plans. Because no compensation or equity awards have been awarded to, earned by or paid to any executive officer of the Company, the Company has not included any tables or charts describing executive compensation. However, compensation paid to our directors for the fiscal year ended December 31, 2018 is described below.

Name	Fees Earned or Paid in Cash (1)		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Incentive Plan Compensation	All Other Compensation	Total
Kirbyjon H. Caldwell		$1,400	n/a	n/a	n/a	n/a	n/a			$1,400
Dennis J. Doyle		$1,600	n/a	n/a	n/a	n/a	n/a			$1,600
Michael G. Holmquist		$1,600	n/a	n/a	n/a	n/a		$1,700(2)		$3,300
Philip J. Myers	n/a		n/a	n/a	n/a	n/a	n/a		—

________________________________________

(1)	All Directors, except Philip J. Myers, are paid $500 per board meeting attended ($400 for telephonic meetings), limited to $2,500 per year, and reimbursed for travel expenses incurred in connection with their duties as directors; no reimbursements were paid in 2018.
(2)	Mr. Holmquist was paid an additional $1,700 during 2018 for auditing and testing the Company’s internal controls to determine if the Company has established and is maintaining an adequate system of controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of June 30, 2019, the number of shares beneficially owned by each director and by all executive officers and directors as a group, and the beneficial owner of 5% or more of our outstanding stock, based on 1,677,798 shares of common stock outstanding at that date. Unless otherwise noted, each of the following persons has sole voting and investment power with respect to the shares set forth opposite their respective names.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Philip J. Myers	83,687	(2)	4.98%
Scott J. Marquis	1,300		.08%
Kirbyjon H. Caldwell	—		—
Dennis J. Doyle	—		—
Michael H. Holmquist	319		.02%
All Executive Officers and Directors as a Group (five individuals)	85,306		5.08%

________________________________________

(1)	The address for each Director is 10400 Yellow Circle Drive, Suite 102, Minnetonka, Minnesota 55343.
(2)	This number includes 25,014 shares owned directly by Mr. Myers and 58,673 shares owned by Apostle Holdings Corp., an affiliate of our Advisor, which is 100% owned by Mr. Myers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Our advisor, Church Loan Advisors, Inc., manages our business subject to the supervision of our board of directors. Our advisor provides us with lending, marketing, management and administrative services. Our President, Philip J. Myers, owns and is the President of both our advisor and American Investors Group, Inc., the underwriter of this offering, and thus controls both entities. Our Chief Financial Officer and Treasurer, Scott J. Marquis, is both a Vice President of our advisor and Chief Financial Officer and Chief Operating Officer of American Investors Group, Inc. and thus in a position of control of both entities. On our behalf, our advisor regularly uses the services of personnel employed by American Investors Group, Inc., including our President, Philip J. Myers, and Vice-President Scott J. Marquis. We incur no direct cost for such services, except for the advisory fee we pay to our advisor. While our advisor has no employees, it does have two executive officers. See section “The Advisor and Our Advisory Agreement” herein.

Transactions with Our Advisor

We pay our advisor advisory fees and expenses. In addition, our advisor receives a portion of any origination fees associated with a mortgage loan made or renewed by us. The Company paid the advisor management and origination fees of approximately $32 2,000 and $333,000 for the year ended December 31, 2018 and 2107, respectively. The Company paid advisory fees of approximately $159,000 for the six month period ended June 30, 2019. The Company did not pay any origination fees to the advisor during the same period. We believe that the terms of the advisory agreement are no less favorable to us had we entered into the agreement with an independent third party as advisor.

Transactions with the Underwriter

Effective on commencement of this offering, we entered into a distribution agreement with the underwriter. Pursuant to the agreement, we will pay the underwriter a commission based on the gross principal amount of certificates sold in this offering and an underwriter’s management fee based on the principal amount and term of certificates sold in this offering. We will also pay the underwriter a non-accountable expense reimbursement of up to $60,000, assuming all of the certificates are sold. The underwriter is an affiliate of our advisor. We have paid the advisor $20,000 in non-accountable expense reimbursement through June 30, 2019. We believe that the terms of the distribution agreement are no less favorable to us than if we had entered into the agreement with an independent third party. The following table sets forth the name and positions of certain officers and all directors of the underwriter:

Name	Position
Philip J. Myers	President, Treasurer and Director
Scott J. Marquis	Chief Financial and Operating Officer

In the course of our business, we may purchase church bonds being underwritten and sold by American Investors Group, Inc., (“American”). Although we would not pay any commissions, American will benefit from such purchases as a result of commissions paid to it by the issuer of the bonds. American also may benefit from mark-ups on bonds we buy from it and mark-downs on bonds we sell through it on the secondary market. We will purchase church bonds for investment purposes only, and only at the public offering

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price. Church bonds we purchase in the secondary market, if any, will be purchased at the best price available, subject to customary markups (or in the case of sales - markdowns), on terms no less favorable than those applied to other customers of American. Principals of ours and our advisor may receive a benefit in connection with such transactions due to their affiliation with the underwriter. Other than with respect to the purchase and sale of church bonds for our portfolio in the ordinary course of business, all future transactions between us and our officers, directors and affiliates will be approved, in advance, by a majority of our independent and disinterested directors.

THE ADVISOR AND OUR ADVISORY AGREEMENT

Our Advisor: Church Loan Advisors, Inc.

Subject to the supervision of the board of directors, our business is managed by our advisor, Church Loan Advisors, Inc., which provides investment advisory and administrative services. Church Loan Advisors, Inc. is a Minnesota corporation and has acted as our advisor since inception in 1994. Mr. Myers owns 100% of the Advisor. Our advisor’s offices are located at 10400 Yellow Circle Drive, Suite 102, Minnetonka (Minneapolis), Minnesota 55343. Our advisor renders lending and advisory services solely to us, and administers our business affairs and operations.

The following table sets forth the names and positions of the officers and directors of the advisor:

Name	Position
Philip J. Myers	President, Treasurer and Director
Scott J. Marquis	Vice President, Secretary

See “Management” for a description of the positions and business experience of Philip J. Myers and Scott J. Marquis.

Our Advisory Agreement

We have entered into a contract with our advisor (the “Advisory Agreement”) under which our advisor furnishes advice and recommendations concerning our affairs, provides administrative services to us, and manages our day-to-day affairs. The Company’s and the advisor’s activities are governed by the Company’s Bylaws and the Advisory Agreement. Both of these documents substantially comply with the NASAA REIT Guidelines, which include substantive limitations on, among other things, conflicts of interest and related party transactions.

Other than with respect to the purchase and sale of church bonds for our portfolio in the ordinary course of business, as described below, all future transactions between us and our officers, directors and affiliates must be approved, in advance, by a majority of our independent directors. Our advisor provides us with the following services:

•	serves as our mortgage loan underwriter and advisor in connection with our primary business of making loans to churches
•	advises and selects church bonds for us to purchase and hold for investment
•	services all mortgage loans that we make
•	provides marketing and advertising and generates loan leads directly and through its affiliates
•	deals with borrowers, lenders, banks, consultants, accountants, brokers, attorneys, appraisers, insurers and others
•	supervises the preparation, filing and distribution of tax returns and reports to governmental agencies, prepares reports to stockholders and acts on our behalf in connection with stockholder relations
•	reports to us on its performance of the foregoing services
•	furnishes advice and recommendations with respect to other aspects of our business.

In performing its services under the Advisory Agreement, our advisor uses facilities, personnel and support services of its affiliates. Expenses, such as legal and accounting fees, director fees, stock transfer agent and registrar and paying agent fees, are our direct expenses and are not provided for by our advisor as part of its services.

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The Advisory Agreement is renewable annually by us for one-year periods, subject to a determination, including a majority of our independent directors, that our advisor’s performance has been satisfactory and that the compensation paid by us to our Advisor has been reasonable. The Advisory Agreement was reviewed and renewed for a one-year period ending on April 18, 2020. We may terminate the Advisory Agreement without cause or penalty on 60 days’ written notice. Upon termination of the Advisory Agreement by either party, the advisor may require us to change our name to a name that does not contain the word “American,” “America” or the name of the advisor or any approximation or abbreviation thereof. However, we may continue to use the word “church” in our name. Our directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

Pursuant to the Advisory Agreement, our advisor is required to pay all of the expenses it incurs in providing us services including, but not limited to, personnel expenses, rental and other office expenses of officers and employees of the advisor, and all of its overhead and miscellaneous administrative expenses relating to performance of its functions under the Advisory Agreement. We are required to pay all other expenses, including the costs and expenses of reporting to various governmental agencies and our stockholders and of conducting our operations as a mortgage lender, fees and expenses of appraisers, directors, auditors, outside legal counsel and transfer agents, and costs directly relating to the closing of loan transactions.

In the event that our total operating expenses exceed in any calendar year the greater of (a) 2% of our average invested assets or (b) 25% of our net income (before interest expense), the advisor is obligated to reimburse us, to the extent of its fees for such calendar year, for the amount by which the aggregate annual operating expenses paid or incurred by us exceed the limitation. Our independent directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year.

Our Bylaws provide that our independent directors are to determine, at least annually, the reasonableness of the compensation which we pay to our advisor. Factors to be considered in reviewing the advisory fee include the size of the fees of the advisor in relation to the size and composition of our assets, our profitability, the rates charged by other investment advisors performing comparable services, the success of our advisor in generating opportunities that meet our investment objectives, the amount of additional revenues realized by our advisor for other services performed, the quality and extent of service and advice furnished by our advisor, the quality of our investments in relation to investments generated by our advisor for its own account, if any, and the performance of our investments.

Pursuant to the Advisory Agreement, we pay our advisor an annual base management fee of 1.25% of average invested assets on the first $35 million of such assets, 1.00% on assets from $35 million to $50 million, and .75% on assets in excess of $50 million. Our advisor only charges a .25% management fee on the church bond portion of our portfolio. For purposes of the Advisory Agreement, the Company’s Invested Assets means outstanding church loans and bonds and does not include cash or cash equivalent temporary investments. As defined in the Advisory Agreement, we remit to the advisor up to one-half of any origination fee collected from a borrower in connection with mortgage loans made or renewed by us. We paid our advisor approximately $322,000 and $325,000, for the years ended December 31, 2018 and 2017, respectively and approximately $159,000 for the six month period ended June 30, 2019.

The advisory agreement requires us to indemnify our advisor and each of its directors, officers and employees against expense or liability arising out of such person’s activities in rendering services to us, provided that the conduct against which the claim is made was determined by such person, in good faith, to be in our best interest and was not the result of negligence or misconduct.

The foregoing is a summary of the material provisions of the advisory agreement. Reference is made to the advisory agreement, filed as an exhibit to the registration statement of which this prospectus is a part, for a complete statement of its provisions.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE CERTIFICATES

The discussion set forth below of the material United States federal income tax consequences relating to the acquisition, ownership and disposition of the certificates is a summary and it is not exhaustive of all possible tax considerations. This discussion does not provide a discussion of any estate, state, local, or foreign tax considerations.

Winthrop & Weinstine, P.A. has acted as our special U.S. federal income tax counsel with respect to this offering, has reviewed this summary discussion that is titled “Material Federal Income Tax Consequences Associated with the Certificates,” and is of the opinion that it fairly summarizes the United States federal income tax consequences that are likely to be material to U.S. persons (defined below) that acquire, own, and dispose of our certificates. The opinion of Winthrop & Weinstine, P.A. has been filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Winthrop & Weinstine, P.A. is based on various assumptions, is subject to limitations, and is not binding on the Internal Revenue Service (“IRS”) or any court.

The information in this summary is based on the Code, current and temporary Treasury regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions, all as of

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the date of this prospectus. The administrative interpretation and practices of the IRS upon which this summary is based includes the practices and policies as expressed in private letter rulings, which are not binding on the IRS, except with respect to taxpayers who request and receive such rulings. No assurance can be given that future legislation, Treasury regulations, administrative interpretations and practices, and court decisions will not significantly change current law, or adversely affect the existing interpretations of current law, on which the information in this summary is based. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following summary will not be challenged by the IRS or will be sustained by a court if so challenged, and we will not seek a ruling with respect to any part of the information discussed in this summary. This summary is qualified in its entirety by the applicable Code provisions, Treasury regulations, and administrative and judicial interpretations of the Code.

The discussion applies only to original purchasers of certificates at par value. The discussion is included for general information purposes only and does not deal with persons in special situations, such as banks or other financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding certificates in a tax-deferred or tax-advantaged account, traders in securities that elect to use a mark-to-market accounting method for securities holdings, expatriates, persons holding certificates as a hedge against currency or interest-rate risks, as a position in a “straddle,” or as part of a “hedging,” “conversion,” or integrated transaction for federal income tax purposes consisting of the certificates and one or more other investments, holders who are U.S. persons (defined below) for federal income tax purposes whose functional currency for federal income tax purposes is not the U.S. dollar, holders who are non-U.S. persons (defined below), trusts and estates, and entities or arrangements that are treated as partnerships for federal income tax purposes and investors in such partnerships. This discussion also assumes that the certificates are held as “capital assets” within the meaning of Section 1221 of the Code. For purposes of this prospectus, “U.S. persons” refers to a person that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or in the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. The term “non-U.S. person” means a person that is neither a U.S. person nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE IMPACT OF YOUR PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES. THIS INCLUDES THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Tax Classification of the Certificates

We believe that the certificates will be classified as debt of our company for federal income tax purposes. By your acceptance of a certificate, and by virtue of any person’s acquisition of a beneficial interest in a certificate, you and or any such beneficial owner agree to treat the certificates as debt for all tax purposes.

Our characterization of the certificates as debt is not binding on the IRS, and the IRS could assert that the certificates represent an ownership interest in the equity of the company or in the mortgage collateral. The IRS’s treatment of the certificates as equity interests could adversely affect our ability to maintain our REIT status, and could result in collateral tax consequences to certificate holders, including changes in the characterization and timing of income received with respect to the certificates and could adversely affect our cash flow. The remainder of this discussion assumes that the certificates are treated as debt for federal income tax purposes.

Interest Income on the Certificates

We will pay interest on the certificates quarterly. Interest paid on the certificates will generally be taxable to you as ordinary income as the interest is paid to you if you are a cash-method taxpayer or as the interest accrues if you are an accrual-method taxpayer.

Treatment of Dispositions of Certificates

Upon the sale, exchange, retirement or other taxable disposition of a certificate, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than any amounts attributable to, and taxable as, accrued interest) and your adjusted tax basis in the certificate. Your adjusted tax basis of a certificate generally will equal your original cost for the certificate, increased by any accrued but unpaid interest you previously included in income with respect to the certificate and reduced by any principal payments you previously received with respect to the certificate. Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in your income. This capital gain or loss will be long-term, capital gain or loss if the certificate had been held for more than one year and otherwise short-term capital gain or loss.

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Reporting and Backup Withholding

We will report annual interest income paid, and any other information that is required to be reported with respect to the certificates, to the IRS and to holders of record that are not excepted from the reporting requirements.

Under certain circumstances, as a holder of a certificate, you may be subject to “backup withholding.” Backup withholding may apply to you if you are a U.S. person and, among other circumstances, you fail to furnish your Social Security Number or other taxpayer identification number to us. Backup withholding may apply, under certain circumstances, if you are a non-U.S. person and fail to provide us with the statement necessary to establish an exemption from federal income and withholding tax on interest on the certificates. Backup withholding is not an additional tax and may be applied against your United States federal income tax liability or refunded provided that you furnish the IRS with certain required information.

QUALIFICATION AS A REIT FOR FEDERAL INCOME TAX PURPOSES

The discussion of an entity’s qualification as a REIT for federal income tax purposes set forth below is a summary. It does not address fully all requirements for REIT qualification. The Company’s tax counsel has opined that the Company has been organized in a manner that will permit it to satisfy the requirements under Sections 856 through 860 of the Code for qualification and taxation as a REIT for the taxable year 2019 and that the Company’s proposed method of operation, as described herein, will permit the Company to satisfy the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code with respect to 2019 and subsequent taxable years.

WHETHER THE COMPANY QUALIFIES AS A REIT FOR FEDERAL INCOME TAX PURPOSES WILL NOT AFFECT WHETHER THE CERTIFICATES ARE CLASSIFIED AS DEBT FOR FEDERAL INCOME TAX PURPOSES OR THE SUMMARY OF THE ANTICIPATED MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO U.S. PERSONS WHO HOLD THE CERTIFICATES THAT IS SET FORTH IN THE PRECEDING DISCUSSION TITLED “MATERIAL FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE CERTIFICATES.” IF THE COMPANY WOULD NOT CONTINUE TO QUALIFY AS A REIT FOR FEDERAL INCOME TAX PURPOSES, IT, HOWEVER, COULD AFFECT ADVERSELY THE COMPANY’S ABILITY TO MAKE DEBT SERVICE PAYMENTS TO HOLDERS OF THE CERTIFICATES.

Qualification as a Real Estate Investment Trust

General. The following is a general summary of the requirements to qualify as a REIT for federal income tax purposes. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The requirements to qualify as a REIT may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 859 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes certain entities); and (vii) which meets certain other tests, described below. Conditions (i) to (iv) must be met during the entire taxable year. Condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

To qualify as a REIT for a taxable year, we must elect or previously have elected to be so treated, which we did, and must meet other requirements, including percentage tests relating to the sources of our gross income, the nature and diversification of our assets and the distribution of our income to our stockholders. During our history of operations, we have operated as a REIT under the Code. Our ability to continue to qualify to operate as a REIT depends, in part, on the timing and nature of our investments. There can be no assurance that we will continue to qualify as a REIT. Qualification as a REIT is dependent on future events. No assurance can be given that our business or that the actual results of our operation for any particular taxable year will satisfy the REIT requirements.

The Effect of Failure to Qualify as a Real Estate Investment Trust

If we fail to qualify as a REIT in any taxable year and the relief provisions do not apply, then we will be subject to a tax (including any applicable minimum tax) on our taxable income computed in the usual manner for corporate taxpayers without any deduction for dividends paid. In such event, to the extent of current and accumulated earnings and profits, and subject to certain limitations in the Code, distributions to our stockholders generally will be taxable in the case of our stockholders who are individuals or certain non-corporate trust and estate U.S. persons at a maximum rate of 20% and distributions to our corporate U.S. person stockholders

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may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be prohibited from electing to be taxed as a REIT for the four taxable years following the year during which qualification is lost. To renew our REIT qualifications at the end of such a four-year period, we would be required to distribute all of our current and accumulated earnings and profits before the end of the period.

Loss of REIT status from either our disqualification as a REIT or our revocation of REIT status would not affect whether the certificates are classified as debt for federal income tax purposes, the anticipated federal income tax consequences to U.S. persons who hold the certificates, or whether we may deduct interest paid to certificate holders for United States federal income tax purposes. To generate funds with which to pay federal income taxes because of the loss of REIT status, however, could reduce our funds that are available for investment, could cause us to incur additional indebtedness, or could cause us to liquidate investments, each of which could affect adversely our ability to make debt service payments to holders of certificates.

ERISA CONSIDERATIONS

Certain employee benefit plans and individual retirement accounts and individual retirement annuities (collectively, “Plans”), are subject to various provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code. Before investing in the certificates, a Plan fiduciary should ensure that such investment is in accordance with ERISA’s fiduciary standards and that the investment will comply with the diversification, prudence, liquidity, and composition requirements of ERISA. A Plan fiduciary also should consider the prohibitions under ERISA on improper delegation of control over, or responsibility for “plan assets” and ERISA’s imposition of co-fiduciary liability on a fiduciary who participates in, or permits, by action or inaction, the occurrence of, or fails to remedy, a known breach of duty by another fiduciary with respect to “plan assets,” and a Plan fiduciary should consider the need to value the assets of the Plan annually. A Plan fiduciary also should ensure that the investment is in accordance with the governing instruments and the overall policy of the Plan. In addition, provisions of ERISA and the Code prohibit certain transactions in Plan assets that involve persons who have specified relationships with a Plan. The consequences of such prohibited transactions include excise taxes, disqualifications of IRAs and other liabilities. A Plan fiduciary should ensure that any investment in the certificates will not constitute a prohibited transaction. A Plan fiduciary also should consider the illiquid nature of an investment in our certificates and that no secondary market will exist for them.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 50,000,000 undesignated shares, of which our board of directors has established that 30,000,000 shares are Common Stock, par value of $0.01 per share. Pursuant to our articles of incorporation, our board of directors has the authority to divide the balance of the authorized capital stock into classes and series with relative rights and preferences and at such par value as the board of directors may establish from time to time. Each share of Common Stock is entitled to participate equally in dividends when and as declared by the directors and in the distribution of our assets upon liquidation. Each authorized share is entitled to one vote and will be fully paid and nonassessable upon issuance and payment therefor. Each authorized share has no preference, conversion, exchange, preemptive or cumulative voting rights. There are no cumulative voting rights in electing directors. We have 1,677,798 shares of common stock outstanding as of July 31, 2019.

Repurchase of Shares and Restrictions on Transfer

Two of the requirements for qualification for the tax benefits accorded by the real estate investment trust provisions of the Internal Revenue Code are that (i) during the last half of each taxable year not more than 50% of the outstanding capital stock may be owned directly or indirectly by five or fewer individuals and (ii) there must be at least 100 stockholders for at least 335 out of 365 days of each taxable year or the proportionate amount for any partial taxable year.

Our articles of incorporation prohibit any person or group of persons from holding, directly or indirectly, ownership of a number of shares in excess of 9.8% of the outstanding capital stock. Shares owned by a person or group of persons in excess of such amounts are referred to in the articles of incorporation and herein as “excess shares.” For this purpose, shares shall be deemed to be owned by a person if they are constructively owned by such person under the provisions of Section 544 of the Code (as modified by Section 856(h) of the Code) or are beneficially owned by such person under the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The term “group” has the same meaning as that term has for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, shares owned or deemed to be owned by a person who individually owns less than 9.8% of the outstanding capital stock may nevertheless be Excess Shares if such person is a member of a group which owns more than 9.8% of the outstanding capital stock.

Our articles of incorporation provide that in the event any person acquires excess shares, we may redeem such Excess Shares, at the discretion of the board of directors. Except as set forth below, the redemption price for excess shares is the closing price on the

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last business day prior to the redemption date if the shares are traded on an exchange or, if not listed on an exchange, the net asset value of the excess shares as determined in good faith by the board of directors. In no event, however, may the purchase price of the shares redeemed be greater than their net asset value as determined by the board of directors in good faith. To redeem excess shares, the board of directors must give a notice of redemption to the holder of such excess shares not less than 30 days prior to the date fixed by the board of directors for redemption. The redemption price for excess shares will be paid on the redemption date fixed by the board of directors and included in such notice. Excess shares cease to be entitled to any distribution and other benefits from and after the date fixed for redemption, except the right to payment of the redemption price for such shares.

Under our articles of incorporation, any transfer of shares that would result in our disqualification as a real estate investment trust under the Code is void to the fullest extent permitted by law. The board of directors is authorized to refuse to transfer shares to a person if, as a result of the transfer, that person would own excess shares. Upon demand by the board of directors, a stockholder is required to provide us with an affidavit setting forth, as to that stockholder, the information required to be reported in returns filed by stockholders under the Treasury Regulation Section 1.857-9 and in reports filed under Sections 13(d) and 15(d) of the Exchange Act. Each proposed transferee of shares, upon demand of the board of directors, also may be required to provide us with a statement or affidavit setting forth the number of shares already owned by the transferee and any related persons. The transfer or sale of shares also are subject to compliance with applicable state “Blue Sky” laws.

Repurchase of Shares by Us

Although our shares are not redeemable, we may at our complete discretion, repurchase shares offered to us by stockholders. We may pay whatever price our advisor deems appropriate and reasonable and is acceptable to the selling stockholder and us. Any shares repurchased will be re-designated as “unissued,” will no longer be entitled to distribution of dividends, and will cease to have voting rights.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO 80401, telephone: (303) 262-0600.

DESCRIPTION OF THE CERTIFICATES

General. The Series E Certificates we are offering by this prospectus are secured debt obligations of American Church Mortgage Company. We have issued four prior series of Secured Investor Certificates: Series A, Series B, Series C and Series D. The following chart summarizes the amount of certificates of each series originally authorized to be sold, the amount actually sold and the amount outstanding as of July 31, 2019:

	Authorized Amount	Amount Sold	Amount Outstanding
Series A	$15,000,000	$15,000,000	—
Series B	$23,000,000	$14,860,000	$9,378,000	(1)
Series C	$20,000,000	$7,932,000	$6,406,000
Series D	$10,000,000	$8,234,000	$8,234,000
Series E	$10,000,000	$3,390,000	$3,390,000
________________________________________
(1)	Includes $3,500,000 in Series A certificates that were renewed and became Series B certificates.

We will issue the certificates under an indenture between us and Herring Bank, as trustee. The terms and conditions of the certificates include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following is a summary of some, but not all, provisions of the certificates, the indenture and the Trust Indenture Act. For a complete understanding of the certificates, you should review the terms and conditions contained in the global certificate that we will issue to the trustee, the indenture and the Trust Indenture Act, which include definitions of certain terms used below. Copies of the form of the certificates and the indenture are available from us at no charge upon request.

The certificates are secured by our assignment to the trustee of cash, mortgage backed promissory notes or mortgage secured bonds issued by churches and other not-for-profit religious organizations, which we own or will receive as a result of loans we make to churches and other nonprofit religious organizations and bonds we purchase for cash. The mortgages securing the promissory notes will not be assigned to the trustee nor will any bonds be re-registered to the trustee. Further, we are not required to establish or maintain a sinking fund to provide for payment of maturing certificates.

You may determine the amount (any multiple of $1,000) and term (5, 6, 7, 8, 9, 10, 11, 12, 13, 14 or 15 years) of the certificates you would like to purchase when you subscribe, subject to availability. However, we may not always offer certificates of each maturity,

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depending on market conditions and our capital requirements. Each certificate will mature on the anniversary of the last day of the fiscal quarter in which the certificate is purchased. We will set interest rates based on current market conditions and our need for capital. Interest rates will not be derived from any reference or published interest rate.

The interest rate will be fixed for the term of your certificate and paid quarterly. The current rates we will pay for each maturity of certificates are set forth below. The interest rate will vary based on the term to maturity of the certificate you purchase and these rates may be changed at any time. You should check for any rate supplements at the time of purchase.

Certificate Term	Interest Rate %
5 Year	4.00%
6 Year	5.00%
7 Year	5.00%
8 Year	5.25%
9 Year	5.25%
10 Year	5.75%
11 Year	6.00%
12 Year	6.00%
13 Year	6.25%
14 Year	6.25%
15 Year	6.50%

Upon acceptance of your subscription to purchase certificates, the trustee, who is also acting as our servicing agent, will create an account in our book-entry registration system for you and credit the principal amount of your subscription to your account. Our trustee will send you a book-entry receipt that will indicate our acceptance of your subscription. If we reject your subscription, all funds deposited will be promptly returned to you without any interest. Investors whose subscriptions for certificates have been accepted and anyone who subsequently acquires certificates in a qualified transfer are referred to as “holders” or “registered holders” in this document and in the indenture.

We may modify or supplement the terms of the certificates described in this prospectus from time to time in a supplement to this prospectus. Except as set forth under “Amendment, Supplement and Waiver” below, any modification or amendment will not affect then-outstanding certificates. However, investors are advised to check for supplements to the prospectus as interest rates are subject to change.

Denomination. You may purchase certificates in principal amount of multiples of $1,000. You will determine the original principal amount of each certificate you purchase when you subscribe.

Term and Maturity. We are offering certificates with terms of five to fifteen years.

You will select the term of each certificate you purchase when you subscribe, depending on availability. You may purchase multiple certificates with different terms by filling in investment amounts for more than one term.

The maturity date will be the anniversary of the last day of the fiscal quarter in which you purchase your certificate. For example, if you purchased a thirteen (13) year certificate on July 10, 2019, the certificate will mature on September 30, 2032. We may cease offering specified maturities, and re-continue their offering, at any time during the offering period. We may change the interest rate offered on any unsold certificates without prior notice.

Collateral. We will assign to the trustee, to secure the certificates, cash, mortgage secured promissory notes and bonds issued by churches and other nonprofit religious organizations evidencing loans made by us for cash which have an aggregate unpaid principal balance of at least 100% of the aggregate outstanding principal amount of the certificates. Unless there is an event of default, we will not assign the mortgages securing the assigned promissory notes and bonds to the trustee.

We will be obligated to replace a promissory note or bond that we have assigned to the trustee if the church obligor prepays the promissory note or bond or if it defaults in the payment of principal or interest on the promissory note or bond and the default continues for at least 90 consecutive days. We will assign additional promissory notes and bonds or cash to the trustee as necessary to maintain the aggregate outstanding principal balance of the assigned notes at a level of at least 100% of the outstanding principal balance of the certificates sold in this offering.

We will furnish the following to the trustee in connection with our assigning mortgage-secured promissory notes to the trustee:

•	An opinion of counsel to the effect that all necessary action has been taken to create and perfect a first lien and security interest in favor of the trustee in the assigned promissory notes and bonds.
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•	Annual opinions of counsel to the effect that all necessary action has been taken to maintain a first lien and security interest in favor of the trustee in the assigned promissory notes and bonds.
•	Annual certification of our officers that all provisions of the indenture relating the deposit, release and substitution of collateral have been complied with.

Generally, neither we, nor the trustee will be required to provide reports to holders concerning the deposit, release or substitution of promissory notes and bonds securing the certificates. However, the trustee will be required to report to holders if we default in our obligations to maintain the 100% collateral coverage requirement and that default has not been cured within 90 days.

Interest Rate. The interest rate on a particular certificate will be the interest rate for the particular term of the certificate at the time of subscription or renewal. Please see the “Interest Rate” chart above or in an applicable supplement. The interest rate will remain fixed for the original or renewal term of the certificate. We will set interest rates based on current market conditions and our need for capital. Interest rates will not be derived from any reference or published interest rate. We will establish and may change the interest rates payable for unsold certificates of various terms in a supplement to this prospectus.

Computation of Interest. We will compute interest on certificates on the basis of an actual calendar year. Interest will accrue from the date of purchase, but will not be compounded. The date of purchase will be the first business day immediately following the date we receive funds. Our business days are Monday through Friday, except for legal holidays recognized by FINRA.

Interest Payment Dates. Interest will be payable quarterly and interest checks will be mailed to certificate holders on the last day of each calendar quarter (i.e., March 31, June 30, September 30 and December 31). If the last day of a quarter falls on a weekend or a holiday, we will pay interest on the next business day.

Place and Method of Payment. We will pay principal and interest on the certificates through the trustee, who will act as our paying agent, by check mailed on each interest payment date to your address appearing in the certificate register. If the foregoing payment method is not available, principal and interest on the certificates will be payable at our principal executive office or at such other place as we may designate for payment purposes. We will not wire or electronically transmit interest payments to holders of certificates.

Servicing Agent. We have engaged Herring Bank, who is also acting as the trustee in this offering, to act as our servicing agent for the certificates. The trustee’s responsibilities as servicing agent will include serving as our registrar and transfer agent and fulfilling certain of our responsibilities to the holders.

You may contact the trustee as follows with any questions about the certificates:

Herring Bank
22201 Civic Circle, 8th Floor
Amarillo, TX 79109
(806) 378-6655

Book-Entry Registration and Transfer. You will not receive or be entitled to receive physical delivery of a certificate. The issuance and transfer of certificates will be accomplished exclusively through the crediting and debiting of the appropriate accounts in our book-entry registration and transfer system. However, you will receive a book-entry acknowledgement from the trustee that will show all pertinent information regarding your certificate, including the principal amount of your certificate, its interest rate and maturity, and verification of its registration. The trustee will maintain our book-entry system.

The holders of the accounts established upon the purchase or transfer of certificates will be deemed to be the owners of the certificates under the indenture. The holders of certificates must rely upon the procedures established by the trustee to exercise any rights of a holder of certificates under the indenture. The servicing agent will determine the interest payments to be made to the book entry accounts and maintain, supervise and review any records relating to book-entry beneficial interests in the certificates.

Book-entry notations in the accounts evidencing ownership of the certificates are exchangeable for actual certificates only if: (i) we, at our option, advise the trustee in writing of our election to terminate the book-entry system, or (ii) after the occurrence of an event of default under the indenture, holders of the certificates aggregating more than 50% of the aggregate outstanding amount of the certificates advise the trustee in writing that the continuation of a book-entry system is no longer in the best interests of the holders of certificates and the trustee notifies all registered holders of the occurrence of any such event and the availability of definitive certificates. Subject to the exceptions described above, the book-entry interests in these securities will not be exchangeable for fully registered certificates. The trustee will also issue fully registered certificates if required by the administrator of an Individual Retirement Account or similar tax deferred account in which a holder has acquired a certificate. The trustee may charge a $10 fee per certificate issuance.

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Right to Reject Applications. We may reject any application for certificates in our sole discretion.

Renewal or Payment on Maturity. Approximately 30 days prior to maturity of your certificate, you will be notified that your certificate is about to mature and whether we will allow you to renew the certificate. If we are offering renewal of certificates, we will provide you with a schedule of interest rates then in effect, which will apply if you elect to renew your certificate, along with a form on which you may elect to renew or not to renew your certificate. You will have until 10 days prior to the maturity date to exercise one of the following options:

•	You can inform us in writing on or before 10 days prior to the scheduled maturity date that you would like to renew the certificate, in which case the principal amount of your certificate will be renewed for the same term at the interest rate we are offering at the time of renewal and we will pay you accrued interest through the maturity date of your certificate. No commission will be charged for renewals.
•	You can do nothing or inform us that you would like us to pay the certificate in full; in either case we will pay the principal amount and accrued interest when due.
•	We reserve the right to stop offering the option to renew certificates and to refuse to renew any certificate in our complete discretion. Interest will accrue from the first day of each renewed certificate term. Each renewed certificate will continue in all its provisions, including provisions relating to payment, except that the interest rate payable during any renewed term will be the interest rate that we are then offering at the time of renewal.
•	If your certificate is not renewed for any reason, no interest will accrue after the stated date of maturity and we will pay you the principal and unpaid accrued interest on your certificate within 5 business days of the stated maturity date.

Redemption Prior to Stated Maturity. The certificates may be redeemed prior to stated maturity only as set forth below. You will have no right to require us to prepay any certificate prior to its maturity date except as indicated below.

Discretionary Redemption by Us on Thirty Days’ Notice. We have the option to redeem all or a portion of the outstanding certificates at any time, in our sole discretion. If we exercise this option, we will give affected certificate holders 30 days’ notice that we intend to redeem their outstanding certificates.

Offer to Redeem by Us upon a Change of Our Advisor. Our advisor is currently Church Loan Advisors, Inc. If we terminate our advisory agreement with our current advisor for any reason, we are required to offer to redeem all certificates outstanding as of the date of such termination. In such case, certificates will be redeemable at the option of the holders. If we terminate our advisory agreement with our current advisor, we will provide our certificate holders with notices offering to redeem all outstanding certificates within 10 days of the termination. Holders of outstanding certificates will have 30 days after the date of the notice to inform us in writing whether they will require us to redeem their certificates. The redemption price will be the principal amount of the certificate, plus interest accrued and not previously paid up to the date of redemption.

Redemption by the Holder upon Death. Certificates may be redeemed upon the death of a holder who is a natural person (including certificates held in an individual retirement account), by his or her estate giving us written notice within 45 days following his or her death. The redemption price will be the principal amount of the certificate, plus interest accrued and not previously paid up to the date of redemption. Subject to the limitations described below, we will pay the redemption price within 10 days of receiving notice of the holder’s death. If spouses are joint registered holders of a certificate, the election to redeem will apply when either registered holder dies. If the certificate is held by a person who is not a natural person such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply. In addition, we will not be required to redeem any certificates at the request of the holder in excess of $25,000 aggregate principal amount for all holders per calendar quarter. For purposes of the $25,000 limit, redemption requests will be honored in the order in which they are received and any redemption request not honored in a calendar quarter will be honored, to the extent possible, in the next calendar quarter. Redemptions in the next calendar quarter are also subject to the $25,000 limitation. We will not redeem certificates in connection with a holder’s death if an uncured event of default exists with respect to the outstanding certificates.

Discretionary Redemption. If you request us to redeem your certificate prior to maturity, we may do so and charge you early redemption penalties, both at our complete discretion.

Transfers. The certificates are not negotiable debt instruments and, subject to certain exceptions, will be issued only in book-entry form. The book-entry receipt issued upon our acceptance of a subscription is not a negotiable instrument, and no rights of record ownership can be transferred without our advisor’s prior written consent. Transfers of certificates will generally be prohibited. However, our advisor intends to approve transfers of certificates upon a demonstrated need for liquidity, such as upon the death or

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bankruptcy of a certificates holder, or to facilitate estate planning objectives. Ownership of certificates may be transferred on our register only as follows:

•	The holder must deliver written notice requesting a transfer to the trustee signed by the holder(s) or such holder’s duly authorized representative on a form to be supplied by our servicing agent.
•	Our advisor must provide its written consent to the proposed transfer.
•	The trustee may require a signature guarantee in connection with such transfer.

Upon transfer of a certificate, the trustee will provide the new holder of the certificate with a book-entry receipt which will evidence the transfer of the account on our records. The record date of any transfer will be the last day of the quarter in which the transfer is made. The transferee will be entitled to all interest accruing in the quarter in which the transfer is made.

No Sinking Fund. We will not contribute funds to a separate account, commonly known as a sinking fund, to repay principal or interest on the certificates upon maturity or default.

Restrictive Covenants. The indenture contains certain covenants that require us to maintain certain financial standards and restrict us from certain actions as set forth below.

Maintenance of Certain Financial Standards. The indenture provides that, so long as the certificates are outstanding:

•	we will maintain a positive net worth, which includes stockholders’ equity and subordinated debt; and
•	our long-term liabilities will not exceed 300% of our stockholders’ equity at the end of any fiscal year, or such higher amount as authorized by our bylaws from time to time.

Prohibition on Certain Actions. The indenture provides that, so long as the certificates are outstanding:

•	we will not pay any dividends on our common or preferred stock if there is an uncured event of default with respect to the certificates;
•	we will not allow any other lien to be created or maintained on the collateral securing the certificates; and
•	we will not guarantee, endorse or otherwise become liable for any obligations of any of our control persons, or other parties controlled by or under common control with any of our control persons.

Consolidation, Merger or Sale. The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the certificates and performance of the covenants in the applicable indenture; and
•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets, according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the certificates.

Events Of Default. The indenture provides that each of the following constitutes an event of default:

•	any default for thirty days in the payment of interest when due on the certificates;
•	any default for thirty days in payment of principal when due on the certificates;
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•	if we default in our obligations to maintain the 100% collateral coverage requirement and that default has not been cured within 90 days;
•	our failure to observe or perform any material covenant or our breach of any material representation or warranty, but only after we have been given notice of such failure or breach and such failure or breach is not cured within 30 days after our receipt of notice;
•	defaults in certain of our other financial obligations; and
•	certain events of bankruptcy or insolvency with respect to us.

If any event of default occurs and is continuing, the trustee or the holders of at least a majority in principal amount of the then-outstanding certificates may declare the unpaid principal of and any accrued interest on the certificates to be due and payable immediately. In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to us, all outstanding certificates will become due and payable without further action or notice. Holders of the certificates may not enforce the indenture or the certificates except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding certificates may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the certificates notice of any continuing default or event of default (except a default or event of default relating to the payment of principal or interest) if the trustee determines that withholding notice is in the interest of the holders.

The holders of a majority in aggregate principal amount of the certificates then outstanding by notice to the trustee may, on behalf of the holders of all of the certificates, waive any existing default or event of default and its consequences under the indenture, except a continuing default or event of default in the payment of interest on, or the principal of, the certificates.

Amendment, Supplement and Waiver. Except as provided in this prospectus or the indenture, the terms of the certificates then outstanding may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the certificates then outstanding, and any existing default or compliance with any provision of the indenture or the certificates may be waived with the consent of the holders of a majority in principal amount of the then outstanding certificates.

Notwithstanding the foregoing, without the consent of any holder of the certificates, we or the trustee may amend or supplement the indenture or the certificates:

•	to cure any ambiguity, defect or inconsistency;
•	to provide for assumption of our obligations to holders of the certificates in the case of a merger or consolidation;
•	to make any change that would provide any additional rights or benefits to the holders of the certificates or that does not materially adversely affect the legal rights under the indenture of any such holder, including an increase in the aggregate dollar amount of certificates which may be outstanding under the indenture;
•	to modify our policy regarding redemptions elected by a holder of certificates and our policy regarding redemptions of the certificates upon the death of any holder of the certificates, but such modifications shall not materially adversely affect any then outstanding certificates;
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or
•	to maintain our status as a REIT.

The Trustee. Herring Bank has agreed to be the trustee under the indenture. The indenture contains certain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with us and our affiliates.

The indenture provides that in case an event of default specified in the indenture shall occur and not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of certificates, unless the holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

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Resignation or Removal of The Trustee. The trustee may resign at any time, or may be removed by the holders of a majority of the principal amount of then-outstanding certificates. In addition, upon the occurrence of contingencies relating generally to the insolvency of the trustee or the trustee’s ineligibility to serve as trustee under the Trust Indenture Act of 1939, as amended, we may remove the trustee or a court of competent jurisdiction may remove the trustee upon petition of a holder of certificates. However, no resignation or removal of the trustee may become effective until a successor trustee has been appointed.

No Personal Liability of Directors, Officers, Employees, Stockholders and Servicing Agent. No director, officer, employee, incorporator or stockholder of ours or our servicing agent, will have any liability for any of our obligations under the certificates, the indenture or for any claim based on, in respect to, or by reason of, these obligations or their creation. Each holder of the certificates waives and releases these persons from any liability. The waiver and release are part of the consideration for issuance of the certificates. We have been advised that the waiver may not be effective to waive liabilities under the federal securities laws since it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

Service Charges. We and the trustee may assess service charges for changing the registration of any certificate to reflect a change in name of the holder or transfers (whether by operation of law or otherwise) of a certificate.

Variations By State. We may offer different securities and vary the terms and conditions of the offer (including, but not limited to, different interest rates and maturity dates) depending upon the state where the purchaser resides.

Interest Withholding. We or the trustee will withhold the required portion of any interest paid to any investor who has not provided us with a Social Security Number, Employer Identification Number, or other satisfactory equivalent in the account application (or another document) or where the IRS has notified us that back-up withholding is otherwise required.

Liquidity. THERE IS NO MARKET FOR THE CERTIFICATES. We do not believe that a public market will develop for the certificates. You may not be able to sell your certificates. You should be prepared to hold any certificates you purchase until maturity.

Reports. We have published and filed with the Securities and Exchange Commission annual reports on Form 10-K, and will continue to publish and file annual reports on Form 10-K, containing financial statements, and have published and filed quarterly reports on Form 10-Q, and will continue to publish and file quarterly reports on Form 10-Q, containing financial information for the first three quarters of each fiscal year. See “Additional Information.” We will send copies of our reports at no charge to any certificate holder who requests them in writing. They are also available for viewing on the SEC’s website www.sec.gov.

SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

The following is a summary of certain provisions of our organizational documents, which consist of our Amended and Restated Articles of Incorporation (“Articles”) and the Third Amended and Restated Bylaws (“Bylaws”). This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to the registration statement of which this prospectus is a part.

Certain Articles of Incorporation and Bylaws Provisions

Stockholders’ rights and related matters are governed by the Minnesota Business Corporation Act, our Articles and our Bylaws. Certain provisions of our Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of our board and may discourage an attempt by a person or group to obtain control of us through acquisitions of shares.

Stockholder Meetings

Our Bylaws provide for annual meetings of stockholders. We typically hold our annual meeting of stockholders during the second quarter of each year. Special meetings of stockholders may be called by (i) our Chief Executive Officer, (ii) a majority of the members of our board of directors or a majority of our independent directors, or (iii) stockholders holding at least 10% of the outstanding shares of common stock entitled to vote at the meeting.

Board of Directors

Our Bylaws provide that our board establishes the number of our directors, which may not be fewer than three (3) nor more than nine (9), and a majority of which must be independent directors. Any vacancy will be filled by a majority of the remaining directors, except that a vacancy of an independent director position must follow a nomination by the remaining independent directors. The directors may leave a vacancy unfilled until the next regular meeting of the stockholders.

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Limitations on Director Actions

Without concurrence of a majority of the outstanding shares, the directors may not: (i) amend our Articles or Bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders including amendments to provisions relating to, director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (ii) sell all or substantially all of our assets other than in the ordinary course of our business or in connection with liquidation and dissolution; (iii) cause us to merge with another entity or otherwise reorganize; or (iv) cause us to dissolve or liquidate.

A majority of the then outstanding shares may, without the necessity for concurrence by our directors, vote to: (i) amend the Bylaws; (ii) terminate the corporation; or (iii) remove the directors.

Minnesota Anti-Takeover Law

We are governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a corporation acquired in a “control share acquisition” have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a “business combination” with an “interested stockholder” for a period of four years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. “Business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s stock.

Restrictions on Roll-Ups

“Roll-up” means a transaction involving our acquisition, merger, conversion, or consolidation (either directly or indirectly) and the issuance of securities of a roll-up entity. Such term does not include: (i) a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the NASDAQ National Market System; or (ii) a transaction involving the conversion to corporate, trust, or association form if, as consequence of the transaction, there will be no significant adverse change in any of the following: (a) stockholders’ voting rights; (b) our term of existence; (c) sponsor or advisor compensation; (d) our investment objectives. “Roll-up entity” means a partnership, real estate investment trust, corporation, trust, or other entity created or surviving after the completion of a roll-up transaction.

In connection with a roll-up, an appraisal of all of our assets would be required to be obtained from a competent independent expert. The appraiser would evaluate all relevant information, indicate the value of the assets as of a date immediately prior to the announcement of the roll-up and assume an orderly liquidation of the assets over a 12-month period. Notwithstanding the foregoing, we may not participate in any proposed roll-up which would:

•	result in our stockholders having rights to meeting less frequently or which are more restrictive to stockholders than those provided in our Bylaws;
•	result in our stockholders having voting rights that are less than those provided in our Bylaws;
•	result in our stockholders having greater liability than as provided in our Bylaws;
•	result in our stockholders having rights to receive reports that are less than those provided in our Bylaws;
•	result in our stockholders having access to records that are more limited than those provided in our Bylaws;
•	include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity);
•	limit the ability of an investor to exercise the voting rights of its securities in the roll up entity on the basis of the number of the shares held by that investor;
•	result in investors in the roll-up entity having rights of access to the records of the roll-up entity that are less than those provided in our Bylaws; or
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•	place upon us any of the costs of the transaction if the roll-up is not approved by the stockholders.

Nothing prevents our participation in any proposed roll-up resulting in stockholders having rights and restrictions comparable to those contained in our Bylaws, with the prior approval of a majority of our stockholders.

Stockholders voting against a proposed roll-up have the choice of (i) accepting the securities of the roll-up entity offered in the proposed roll-up; or (ii) one of either: (a) remaining as our stockholders and preserving their interests therein on the same terms and conditions as previously existed, or (b) receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets. We do not intend to participate in a roll up transaction.

Limitation on Total Operating Expenses

Our Bylaws provide that, subject to the conditions described in this paragraph, our annual total operating expenses cannot exceed the greater of 2% of our average invested assets or 25% our net income, computed before interest expense. The independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed the foregoing limitations. The independent directors may determine that a higher level of operating expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the independent directors and the reasons in support thereof must be recorded in the minutes of the meeting of the board of directors. We will send a written disclosure to our stockholders within 60 days after the end of any fiscal quarter for which operating expenses (for the 12 months then ended) exceed 2% of the average invested assets or 25% of net income. In the event the operating expenses exceed the limitations described above and if our directors are unable to conclude that such excess was justified then within 60 days after the end of our fiscal year, our advisor must reimburse us for the amount by which the aggregate annual total operating expenses paid or incurred by us exceed the limitation.

Transactions with Affiliates

Our Bylaws restrict our dealings with our advisor, sponsor and any director or affiliates thereof. In approving any transaction or series of transactions with such persons or entities, a majority of our directors not otherwise interested in such transaction, including a majority of the independent directors must determine that:

(a)	the transaction as contemplated is fair and reasonable to us and our stockholders and its terms and conditions are not less favorable to us than those available from unaffiliated third parties;
(b)	if the transaction involves compensation to any advisor or its affiliates for services rendered in a capacity other than contemplated by the advisory arrangements, such compensation is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons and is not in excess of compensation paid to any advisor and its affiliates for any comparable services;
(c)	if the transaction involves the making of loans (other than in the ordinary course of our business) or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances; and
(d)	if the transaction involves the investment in a joint venture, the transaction is fair and reasonable and no less favorable to us than to other joint venturers.

If the proposed transaction involves a loan to any advisor, director or any affiliate thereof, or to a wholly-owned subsidiary of ours, a written appraisal of the underlying property must be obtained from an independent expert. The appraisal must be maintained in our records for at least five years and be available for inspection and duplication by any stockholder. Such loan is subject to all requirements of our Financing Policy.

We cannot borrow money from any advisor, director or any affiliate thereof, unless a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

We cannot make or invest in any mortgage loans subordinate to any mortgage or equity interest of our advisor, directors, sponsors or any of our affiliates.

Restrictions on Investments

The investment policies and restrictions set forth in our Bylaws have been approved by a majority of our independent directors. In addition to other investment restrictions imposed by the directors consistent with our objective to qualify as a REIT, we will observe

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the guidelines and prohibitions on our investments set forth in our Bylaws. These guidelines and prohibitions are discussed at the section headed “Our Business—Prohibited Investments and Activities.”

PLAN OF DISTRIBUTION

General

The underwriter is offering the certificates pursuant to the terms and conditions of a distribution agreement (a copy of which is filed as an exhibit to the Registration Statement of which this prospectus is a part). The underwriter is offering $10,000,000 principal amount of certificates on our behalf on a “best efforts” basis. “Best efforts” means that the underwriter is not obligated to purchase any certificates. This is a “no minimum” offering. No minimum principal amount of certificates must be sold, and we will receive the proceeds from the sale of certificates as they are sold. This offering will be conducted on a continuous basis pursuant to applicable rules of the Securities and Exchange Commission and will terminate three years from the date of effectiveness or upon completion of the sale of all certificates. We may terminate this offering at any time. As of July 31, 2019 we have sold 3,390 in secured investor certificates series “E” for a total of $3,390,000.

Compensation

We will pay to the underwriter a commission based on the principal amount of certificates sold. The amount of this commission is 2.75% for sales of new certificates sold. We will also pay the underwriter a 0.75% management fee upon the original issuance of each certificate. A fee not to exceed 1.25% may be charged for renewals and is paid to the underwriter. Because there is sharing of employees with the underwriter, the underwriting compensation described above does not include the salaries or other amounts that such shared employees will receive from their employer, which amounts would be paid to those employees whether or not the offering occurred. A portion of shared employee salary may be considered as underwriting compensation. This compensation, and all compensation to be received by the underwriter and related persons, will not exceed ten percent (10%) of the total offering proceeds. Shared employees are not directly involved in the sale of certificates and do not receive transaction-based compensation.

We have agreed to pay the underwriter a non-accountable expense allowance of up to $60,000 to reimburse the underwriter for certain expenses incurred by it in connection with the offer and sale of the shares, $10,000 of which is payable upon the sale of each $1,000,000 of certificates up to $5,000,000 of certificates, and $1,000 for each additional $1,000,000 of certificates offered hereby up to the completion or termination of this offering, whichever occurs first.

Other Compensation Information. We have agreed to pay the underwriter’s legal fees, to be worth no more than $5,000 in value. We will not pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice to induce such person to advise the investor to purchase certificates. This provision does not prohibit the normal sales commission payable to a registered broker-dealer or other properly licensed person for selling certificates.

Subscription Process

Our certificates will be offered to the public through the underwriter and soliciting dealers. The certificates are being sold when, and if we receive and accept account applications. We have the right to accept or reject any application. If we reject your application, your funds will be returned to you, without interest. We will not accept applications for less than $1,000 for each maturity term of certificates.

The underwriter may offer the certificates through its own registered representatives and broker-dealers who are members of the FINRA (“soliciting dealers”). The underwriter may re-allow to soliciting dealers a portion of its commissions, fees and reimbursable expenses payable to it under the distribution agreement. In no event will the compensation re-allowed by the underwriter to soliciting dealers exceed the total of compensation payable to the underwriter under the distribution agreement.

Clients of soliciting dealers who wish to purchase certificates must remit payment for the purchase of certificates directly to the underwriter payable to “American Investors Group, Inc.” and will receive a confirmation of their purchase directly from the underwriter.

A sale will be deemed to have been made on the date reflected in the written confirmation. The confirmation will be sent to each purchaser by the underwriter on the first business day following the date upon which we advise the underwriter in writing that an application has been accepted. Generally, payment for certificates should accompany the account application. You may rescind your purchase of certificates for up to five (5) business days after you have received a final prospectus.

The distribution agreement provides for reciprocal indemnification between us and the underwriter against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933.

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The foregoing discussion of the material terms and provisions of the distribution agreement is qualified in its entirety by reference to the detailed terms and provisions of the distribution agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

Determination of Investor Suitability

We, the underwriter and each soliciting dealer will make reasonable efforts to determine that those persons being offered or sold the certificates are appropriate in light of the suitability standards set forth herein and are appropriate to such investor’s investment objectives and financial situation. The soliciting dealer must ascertain that you can reasonably benefit from an investment in our certificates. The following shall be relevant to such determination: (i) you are capable of understanding the fundamental aspects of our business, which capacity may be evidenced by the following: (a) employment experience; (b) educational level achieved; (c) access to advice from qualified sources, such as attorneys, accountants, tax advisors, etc.; and (d) prior experience with similar investments; (ii) you have apparent understanding of (a) the fundamental risk and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; (c) that the investment will be directed and managed by the Advisor; and (d) the tax consequences of the investment; and (iii) you have the financial capability to invest in our certificates.

By executing your account application, each soliciting dealer acknowledges its determination that the certificates are a suitable investment for you, and will be required to represent and warrant its compliance with the applicable laws requiring the determination of the suitability of the certificates as an investment for you. In addition to the foregoing, we will coordinate the processes and procedures utilized by the underwriter and soliciting dealers and, where necessary, implement additional reviews and procedures deemed necessary to determine that you meet the suitability standards set forth herein. The underwriter and/or the soliciting dealers must maintain for at least six (6) years a record of the information obtained to determine that you meet the suitability standards imposed on the offer and sale of certificates and your representation that you are investing for your own account or, in lieu of such representation, information indicating that you met the suitability standards.

Suitability of the Investment

Our certificates are suitable only for investment by persons who have adequate financial means and can commit their investment for the full term of the certificates purchased. You will be required to provide us with certain financial information in your account application. You may purchase up to $5,000 of certificates if you meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and a minimum gross income (without regard to investment in the certificates) of at least $45,000; or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000. To purchase in excess of $5,000 of certificates, you must meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and a minimum gross income (without regard to investment in the certificates) of at least $70,000; or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $250,000. Suitability standards may be higher in certain states. Please see Exhibit B. In the case of gifts to minors or purchases in trusts, the suitability standards must be met by the custodian or the grantor. By acceptance of the confirmation of purchase or delivery of the certificates, you will represent satisfaction of the applicable suitability standards and acknowledge receipt of this prospectus.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to our bylaws, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

LEGAL MATTERS

Certain legal matters, including the legality of the certificates being offered hereby and certain federal income tax matters, are being passed upon for us by Winthrop & Weinstine, P.A., Minneapolis, Minnesota.

EXPERTS

Our balance sheets as of December 31, 2018 and 2017 and related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2018 and 2017 included in this prospectus have been audited by Baker Tilly Virchow Krause, LLP, independent registered public accounting firm, as set forth in the report thereon appearing elsewhere herein, and are included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

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ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the Certificates to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the Certificates to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our current and future SEC filings are and will be made publicly available, free of charge, on our website at http://www.church-loans.net under the heading “Shareholders/Resources”.

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INDEX TO FINANCIAL STATEMENTS

Financial Statements

Audited Financial Statements

Report of Independent Registered Public Accounting Firm F-1

Balance Sheets as of December 31, 2018 and 2017 F-2

Statements of Operations for the fiscal years ended December 31, 2018 and 2017 F-4

Statements of Stockholders’ Equity for the fiscal years ended December 31, 2018 and 2017 F-5

Statements of Cash Flows for the fiscal years ended December 31, 2018 and 2017 F-6

Notes to Financial Statements F-8

Balance Sheets as of June 30, 2019 (unaudited) and December 31, 2018 F-22

Unaudited Statements of Operations for the Six Months Ended June 30, 2019 and 2018 F-24

Unaudited Statements of Cash Flows for the Six Months Ended June 30, 2019 and 2018 F-25

Unaudited Notes to Financial Statements F-27

EXHIBIT B

STATE SUITABILITY REQUIREMENTS

If you are a resident of one of the states listed below, you must be able to represent that you meet the financial suitability requirements for the state in which you live to invest in the Series E Secured Investor Certificates being offered by American Church Mortgage Company.  The investment firms that solicit purchases are required by law to ask you whether you meet these requirements to determine whether a purchase of the certificates is suitable for you.  When you sign the Subscription Agreement that is part of the Account Application you are required to represent that you meet the suitability standards contained under the caption “Who May Invest” (at page 12 of this Prospectus), and if applicable, the higher standards set forth in the table below.

IF YOU ARE A RESIDENT OF ONE OF THE STATES BELOW, YOU MUST SATISFY THE NET WORTH REQUIREMENT OR THE COMBINED NET WORTH- NET INCOME REQUIREMENT SET FORTH OPPOSITE THE STATE.  When considering the net worth standards, you cannot include the value of your home, furnishings and automobiles.

STATE	ALTERNATIVE 1 NET WORTH	ALTERNATIVE 2 NET INCOME + NET WORTH	MINIMUM INVESTMENT	MAXIMUM INVESTMENT
Arizona	$250,000	$70,000 net income PLUS $70,000 net worth	N/A	N/A
Iowa	$350,000	$100,000 net income PLUS $100,000 net worth	N/A	10% of Net Worth
Missouri	$250,000	$70,000 net income PLUS $70,000 net worth	N/A	10% of Net Worth
Oregon	$250,000	$70,000 net income PLUS $70,000 net worth	N/A	10% of Net Worth
Texas	$250,000	$70,000 net income PLUS $70,000 net worth	N/A	N/A

Prospective investors may rely only on the information contained in this prospectus. Neither American Church Mortgage Company nor the Underwriter has authorized anyone to provide any other information. This prospectus is not an offer to sell to — nor is it seeking an offer to buy securities from — any person in any jurisdiction in which it is illegal to make an offer or solicitation. The information here is correct only on the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	6
WHO MAY INVEST	12
USE OF PROCEEDS	13
COMPENSATION TO ADVISOR AND AFFILIATES	13
CONFLICTS OF INTEREST	15
DISTRIBUTIONS	17
CAPITALIZATION	19
SELECTED FINANCIAL DATA	20
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF 2OPERATIONS	21
OUR BUSINESS2OPERATIONS	28
MANAGEMENT	48
EXECUTIVE COMPENSATION AND EQUITY COMPENSATION PLANS; DIRECTOR COMPENSATION	50
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	51
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	51
THE ADVISOR AND OUR ADVISORY AGREEMENT	52
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE CERTIFICATES	53
QUALIFICATION AS A REIT FOR FEDERAL INCOME TAX PURPOSES	55
ERISA CONSIDERATIONS	56
DESCRIPTION OF CAPITAL STOCK	56
DESCRIPTION OF THE CERTIFICATES	57
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS	63
PLAN OF DISTRIBUTION	66
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	67
LEGAL MATTERS	67
EXPERTS	68
ADDITIONAL INFORMATION	68
INDEX TO FINANCIAL STATEMENTS	F-i

American Church Mortgage Company $10,000,000 of Series E Secured Investor Certificates
PROSPECTUS
American Investors Group, Inc. October 17, 2019 This Offering Expires November 6, 2020

AMERICAN CHURCH MORTGAGE COMPANY

Minnetonka, Minnesota

Unaudited Financial Statements

June 30, 2019

AMERICAN CHURCH MORTGAGE COMPANY

Balance Sheets

ASSETS	June 30, 2019	December 31, 2018
	(unaudited)
Current Assets
Cash and cash equivalents	$ 1,141,413	$ 2,183,441
Accounts receivable	273,895	251,535
Interest receivable	197,021	184,869
Investments	2,410	2,410
Current maturities of mortgage loans receivable, net of
allowance for loan losses of $78,608 and $172,481 and deferred origination fees of $60,583 and $21,283 at June 30, 2019
and December 31, 2018, respectively	987,922	2,241,557
Current maturities of bond portfolio	236,000	167,000
Prepaid expenses	13,675	7,166
Total current assets	2,852,336	5,037,978

Mortgage Loans Receivable, net of current maturities,
allowance of $1,541,599 and $1,499,522 and deferred
origination fees of $251,330 and $250,630 at June 30, 2019
and December 31, 2018, respectively	20,311,295	19,422,182

Bond Portfolio, net of current maturities	15,864,937	15,222,807

Real Estate Held for Sale	327,925	340,659
Total Assets	$ 39,356,493	$ 40,023,626

Notes to Financial Statements are an integral part of this Statement.

F-2

AMERICAN CHURCH MORTGAGE COMPANY

Balance Sheets

LIABILITIES AND STOCKHOLDERS’ EQUITY	June 30, 2019	December 31, 2018
	(unaudited)
Current Liabilities
Current maturities of secured investor certificates	$ 3,269,000	$ 4,105,000
Accounts payable	203,825	604,876
Line of Credit	2,000,000	-
Dividends payable	100,667	142,613
Total current liabilities	5,573,492	4,852,489

Secured Investor Certificates, Series B, net of current maturities	6,649,000	8,880,000
Secured Investor Certificates, Series C, net of current maturities	6,236,000	5,659,000
Secured Investor Certificates, Series D, net of current maturities	7,864,000	7,956,000
Secured Investor Certificates, Series E	3,344,000	2,786,000

(Less) Deferred Offering Costs, net of accumulated amortization of $901,008 and $1,059,702 at June 30, 2019 and
December 31, 2018, respectively	(859,520)	(886,411)
Total liabilities	28,806,972	29,247,078

Stockholders’ Equity
Common stock, par value $.01 per share
authorized, 30,000,000 shares,
issued and outstanding, 1,677,798 shares at June 30, 2019 and
Rocko#003	16,778	16,778
Additional paid-in capital	19,113,458	19,113,458
Accumulated deficit	(8,580,715)	(8,353,688)
Total stockholders’ equity	10,549,521	10,776,548

Total liabilities and stockholders' equity	$ 39,356,493	$ 40,023,626

Notes to Financial Statements are an integral part of this Statement.

F-3

AMERICAN CHURCH MORTGAGE COMPANY

Statements of Operations

	For the Six Months Ended
	June 30, 2019	June 30, 2018
	(unaudited)

Interest and Other Income	$ 1,346,023	$ 1,305,368

Interest Expense	920,803	968,978

Net Interest Income	425,220	336,390

Provision for losses on mortgage loans receivable	48,741	156,734

Net Interest Income after Provision for Mortgage Losses	376,479	179,656

Operating Expenses
Other than temporary impairment on bond portfolio	100,000	-
Other operating expenses	310,559	280,916
	410,559	280,916

Net (Loss)	$ (34,080)	$ (101,260)

Basic and Diluted (Loss) Per Share	$ (0.02)	$ (0.06)

Dividends Declared Per Share	$ 0.12	$ 0.09

Weighted Average Common Shares Outstanding -
Basic and Diluted	1,677,798	1,677,798

Notes to Financial Statements are an integral part of this Statement.

F-4

AMERICAN CHURCH MORTGAGE COMPANY

Statements of Operations

	For the Three Months Ended
	June 30, 2019	June 30, 2018
	(unaudited)

Interest and Other Income	$ 648,471	$ 640,472

Interest Expense	457,333	493,284

Net Interest Income	191,138	147,188

Provision for losses on mortgage loans receivable	30,463	47,500

Net Interest Income after Provision for Mortgage Losses	160,675	99,688

Operating Expenses
Other than temporary impairment on bond portfolio	50,000	-
Other operating expenses	183,975	175,523
	233,975	175,523

Net (Loss)	(73,300)	(75,835)

Basic and Diluted (Loss) Per Share	$ (0.04)	$ (0.05)

Dividends Declared Per Share	$ 0.06	$ 0.02

Weighted Average Common Shares Outstanding -
Basic and Diluted	1,677,798	1,677,798

Notes to Financial Statements are an integral part of this Statement.

F-5

AMERICAN CHURCH MORTGAGE COMPANY

Statements of Cash Flows

	For the Six Months Ended
	June 30, 2019	June 30, 2018
	(unaudited)
Cash Flows from Operating Activities
Net (loss)	$ (34,080)	$ (101,260)
Adjustments to reconcile net (loss) to net cash
from operating activities:
Net loss on sales and impairment on real estate held for sale	12,734	-
Provision for losses on mortgage loans receivable	48,741	156,734
Other than temporary impairment on bond portfolio	100,000	-
Amortization of loan origination discounts	40,000	-
Amortization of deferred offering costs	54,420	57,023
Change in assets and liabilities
Accounts receivable	(22,360)	5,385
Interest receivable	(12,152)	(2,380)
Prepaid expenses	(6,510)	(18,662)
Accounts payable	(400,855)	58,306
Management fee payable	(196)	247
Net cash (used for) provided by operating activities	(220,258)	155,393

Cash Flows from Investing Activities
Investment in mortgage loans	(2,048,933)	-
Collections of mortgage loans	2,425,251	1,423,390
Proceeds from the sale of real estate held for sale	(100,537)	-
Investment in bonds	(895,000)	(694,000)
Proceeds from bonds	83,870	87,000
Net cash (used for) provided by investing activities	(535,349)	816,390

Cash Flows from Financing Activities
Proceeds from secured investor certificates	558,000	2,020,000
Payments on secured investor certificate maturities	(2,582,000)	(237,000)
Payments for deferred costs	(27,528)	(92,697)
Net change in short term borrowings	2,000,000	-
Dividends paid	(234,893)	(234,892)
Net cash (used for) provided by financing activities	(286,421)	1,455,411

Net (Decrease) Increase in Cash and Cash Equivalents	(1,042,028)	2,427,194

Cash and Cash Equivalents - Beginning of Period	2,183,441	502,490

Cash and Cash Equivalents - End of Period	$ 1,141,413	$ 2,929,684

Notes to Financial Statements are an integral part of this Statement.

F-6

AMERICAN CHURCH MORTGAGE COMPANY

Statements of Cash Flows - Continued

For the Six Months Ended
	June 30, 2019	June 30, 2018
(unaudited)
Supplemental Cash Flow Information

Dividends payable	$ 100,667	$ 33,556

Interest paid	$ 920,803	$ 968,978

Notes to Financial Statements are an integral part of this Statement.

F-7

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

1. BASIS OF PRESENTATION

The accompanying unaudited financial statements of American Church Mortgage Company, (the “Company”) were prepared in accordance with instructions for Form 10-Q and Regulation S-X and do not include information or footnotes necessary for a complete presentation of financial condition, results of operations, changes in equity and cash flows in conformity with accounting principles generally accepted in the United States of America.

In the opinion of management, all adjustments necessary for a fair presentation of the financial statements have been included. The results of operations for the six month period ended June 30, 2019 are not necessarily indicative of the results which may be expected for the entire year. These statements should be read in conjunction with the Financial Statements and notes thereto for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (“SEC”) as part of American Church Mortgage Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

American Church Mortgage Company, a Minnesota corporation, was incorporated on May 27, 1994. The Company is engaged primarily in the business of making mortgage loans to churches and other nonprofit religious organizations throughout the United States, on terms established for individual organizations.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. The most sensitive estimates relate to the realizability of the mortgage loans receivable, the valuation of the bond portfolio and the valuation of real estate held for sale. It is at least reasonably possible that these estimates could change in the near term and that the effect of the change, if any, may be material to the financial statements.

Concentration of Credit Risk

The Company's loans have been granted to churches and other non-profit religious organizations. The ability of the Company’s debtors to honor their contracts is dependent on member contributions and the involvement in the church or organization of its senior pastor.

F-8

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

The Company maintains accounts primarily at two financial institutions. At times throughout the year, the Company’s cash and equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation. Cash in money market funds is not federally insured. The Company had $15,067 and $974,346 in a money market fund account at June 30, 2019 and December 31, 2018, respectively. The Company has not experienced any losses in such accounts.

Bond Portfolio

The Company accounts for the bond portfolio under the Accounting Standards Codification (ASC) 320, Investments-Debt and Equity Securities. The Company classifies the bond portfolio as “available-for sale” and measures the portfolio at fair value. While the bonds are generally held until contractual maturity, the Company classifies them as available for sale as the bonds may be used to repay secured investor certificates or provide additional liquidity or working capital in the short term. The Company has classified $236,000 and $167,000 in bonds as current assets as of June 30, 2019 and December 31, 2018, respectively, based on management’s estimates for liquidity requirements and contractual maturities of certain bonds maturing in 2020 and 2019, respectively.

Allowance for Loan Losses on Mortgage Loans Receivable

The Company records mortgage loans receivable at estimated net realizable value, which is the unpaid principal balances of the mortgage loans receivable, less the allowance for loan losses on mortgage loans receivable and less deferred loan origination fees. The Company’s loan policy provides an allowance for estimated uncollectible loans based on an evaluation of the current status of the loan portfolio with application of reserve percentages to specific loans based on payment status. This policy reserves for principal amounts outstanding on a specific loan if cumulative interruptions occur in the normal payment schedule of the loan, therefore, the Company recognizes a provision for losses and an allowance for the outstanding principal amount of the loan in the Company’s portfolio if the amount is in doubt of collection. Additionally, no interest income is recognized on impaired loans that are declared to be in default and are in the foreclosure process. At June 30, 2019, the Company reserved $1,620,207 for sixteen mortgage loans. Ten of these loans are three or more mortgage payments in arrears of which three are declared to be in default and one is in the foreclosure process. The total principal amount of these sixteen loans totalled approximately $6,79 3,000 at June 30, 2019. At December 31, 2018, the Company reserved $1,672,003 for seventeen mortgage loans. Eleven of these loans are three or more mortgage payments in arrears of which three are declared to be in default and two are in the foreclosure process. The total principal amount of these seventeen loans totalled approximately $6,893 ,000 at December 31, 2018.

F-9

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

A summary of transactions in the allowance for mortgage loans for the period ended June 30, 2019 is as follows:

Balance at December 31, 2018	$ 1,672,003
Provision for additional losses	48,741
Proceeds from sale of property held for sale	(100,537)
Balance at June 30, 2019	$ 1,620,207

The total impaired loans, which are loans that are in the foreclosure process or are declared to be in default, were approximately $1,369,000 and $1,498,000 at June 30, 2019 and December 31, 2018, respectively, which the Company believes are adequately secured by the underlying collateral and the allowance for mortgage loans. Approximately $757,000 of the Company’s allowance for mortgage loans was allocated to these loans at June 30, 2019. Approximately $833,000 of the Company’s allowance for mortgage loans was allocated to impaired loans at December 31, 2018.

The Company will declare a loan to be in default and will place the loan on non-accrual status when the following thresholds have been met: (i) the borrower has missed three consecutive mortgage payments; (ii) the borrower has not communicated to the Company any legitimate reason for delinquency in its payments to the Company and has not arranged for the re-continuance of payments; (iii) lines of communication to the borrower have broken down such that any reasonable prospect of rehabilitating the loan and return of regular payments is gone.

The Company’s policies on payments received and interest accrued on non-accrual loans are as follows: (i) The Company will accept payments on loans that are currently on non-accrual status when a borrower has communicated to us that they intend to meet their mortgage obligations. The accrual of interest on a loan is discontinued when the loan becomes 90 days delinquent or whenever management believes the borrower will be unable to make payments as they become due. When loans are placed on nonaccrual status or charged off, all unpaid accrued interest is reversed against interest income. The interest on these loans is subsequently accounted for on the cash basis or using the cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. No interest income was recognized on non-accrual loans as of June 30, 2019.

When a loan is declared in default according to the Company’s policy or deemed to be doubtful of collection, the loan committee of the Advisor to the Company will direct the staff to charge-off the uncollectable receivables.

Loans totaling approximately $2,891,000 and $2,853,000 exceeded 90 days past due but continued to accrue interest as of June 30, 2019 and December 31, 2018, respectively. The Company believes that continued interest accruals are appropriate because the loans are well secured, not deemed to be in technical default and the Company is actively pursuing collection of past due payments.

F-10

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

Real Estate Held for Sale

The Company records real estate held for sale at the estimated fair value, which is net of the expected expenses related to the sale of the real estate.  The fair value of our real estate held for sale, which represents the carrying value, totaled $327,925 and $340,659 as of June 30, 2019 and December 31, 2018, respectively.

Carrying Value of Long-Lived Assets

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that the carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of the estimated useful life.

Recoverability is assessed based on the carrying amount of the asset compared to the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is deemed not recoverable and exceeds fair value as determined through various valuation techniques including, but not limited to, discounted cash flow models, quoted market values, and third party independent appraisals.

Revenue Recognition

Interest income on mortgage loans receivable and the bond portfolio is recognized as earned per the terms of the specific asset. Other income included with interest represents cash received for loan origination fees, which are recognized over the life of the loan as an adjustment to the yield on the loan.

As of January 1, 2018, the Company adopted ASU 2014-09 Revenue from Contracts with Customers - Topic 606 and all subsequent ASUs that modified ASC 606. The Company has elected to apply the ASU and all related ASUs using the modified retrospective implementation method. The implementation of the guidance had no material impact on the measurement or recognition of revenue of prior periods.

The Company generally fully satisfies its performance obligations on its contracts with customers as services are rendered and the transaction prices are typically fixed; charged either on a periodic basis or based on activity. Because performance obligations are satisfied as services are rendered and the transaction prices are fixed, there is little judgment involved in applying Topic 606 that significantly affects the determination of the amount and timing of revenue from contracts with customers. The main types of revenue contracts included in non-interest income within the consolidated statements of operations are as follows:

F-11

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

Gain Losses on Real Estate Held For Sale

The Company records a gain or loss from real estate held for sale when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When the Company finances real estate held for sale to the buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, real estate held for sale is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer. In determining the gain or loss on the sale, the Company adjusts the transaction prices and related gain (loss) on sale if a significant financing component is present.

Deferred Financing Costs

The Company defers the costs related to obtaining financing. These costs are amortized over the life of the financing using the straight line method, which approximates the effective interest method.

Income (Loss) Per Common Share

No adjustments were made to income (loss) for the purpose of calculating earnings per share, as there were no potential dilutive shares outstanding.

Recent Accounting Pronouncements

In 2016 the FASB issued ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 is intended to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit. For public entities, ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company has not yet fully evaluated the potential effects of adopting ASU 2016-13 on the Company’s results of operations, financial position or cash flows.

Recent Accounting Pronouncements – Adopted

In the first quarter of 2018, the Company adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606).  Under the ASU, revenue is recognized when a customer obtains control of promised services in an amount that reflects the consideration the entity expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.  The Company applied the five-step method outlined in the ASU to all revenue streams scoped-in by the ASU and elected the modified retrospective implementation method. Substantially all of the Company’s interest income and certain non-interest income were not impacted by the adoption of this ASU because either the revenue from those contracts with customers is covered by other guidance in U.S. GAAP or the revenue recognition outcomes were similar to our current revenue recognition

F-12

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

practices. We reviewed non-interest sources of income and related contracts to document the impact of the new standard on our service offerings that are in the scope of the ASU including gains (losses) on sale of OREOs. Upon our analysis we concluded that the adoption of the ASC 606 did not change the timing and pattern of revenue recognition related to scoped in non-interest income source and only required additional disclosures. In addition, we reviewed, and where necessary, enhanced our business processes, systems and controls to support recognition and disclosures under the new standard. The additional disclosures required by the ASU have been included above.

Subsequent Events

The Company has evaluated events and transactions through the date the financial statements were available to be issued. No material events or transactions occurred in the time period referenced above requiring adjustment to or disclosure in the June 30, 2019 financial statements.

3. FAIR VALUE MEASUREMENT

The Company measures certain financial instruments at fair value in our balance sheets. The fair value of these instruments is based on valuations that include inputs that can be classified within one of the three levels of a hierarchy. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

Except for the bond portfolio, which is required by authoritative accounting guidance to be recorded at fair value in our balance sheets, the Company elected not to record any other financial assets or liabilities at fair value on a recurring basis. We recorded an aggregate other than temporary impairment for losses on our Agape bonds (Note 4), which totaled $558,000 and $458,000 for the periods ended June 30, 2019 and December 31, 2018, respectively.

F-13

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

The following table summarizes the Company’s financial instruments that were measured at fair value on a recurring basis:

		Fair Value Measurement
June 30, 2019	Fair Value	Level 3

Bond portfolio	$16,100,937	$16,100,937

		Fair Value Measurement
December 31, 2018	Fair Value	Level 3

Bond portfolio	$15,389,807	$15,389,807

We determine the fair value of the bond portfolio shown in the table above by comparing it with similar instruments in inactive markets. The analysis reflects the contractual terms of the bonds, which are callable at par by the issuer at any time, and the anticipated cash flows of the bonds and uses observable and unobservable market-based inputs. Unobservable inputs include our internal credit rating and selection of similar bonds for valuation.

The change in Level 3 assets measured at fair value on a recurring basis is summarized as follows:

Bond Portfolio

Balance at December 31, 2018	$15,389,807
Additional losses on bond portfolio	(100,000)
Purchases	895,000
Proceeds	(83,870)
Balance at June 30, 2019	$16,100,937

Real estate held for sale and impaired loans are recorded at fair value on a nonrecurring basis. The fair value of real estate held for sale was based upon the listed sales price less expected selling costs, which is a Level 3 input. The resulting impairment charges were $0 and $114,787 for the periods ended June 30, 2019 and December 31, 2018, respectively.

F-14

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

The following table summarizes the Company’s financial instruments that were measured at fair value on a nonrecurring basis:

	June 30, 2019
	Level 1	Level 2	Level 3	Fair Value at June 30, 2019
Impaired Loans	$—	$—	$611,390	$611,390
Real estate held for resale	—	—	327,925	327,925
Totals	$—	$—	$939,315	$939,315

	December 31, 2018
	Level 1	Level 2	Level 3	Fair Value at December 31, 2018
Impaired Loans	$—	$—	$665,267	$665,267
Real estate held for resale	—	—	340,659	340,659
Totals	$—	$—	$1,005,926	$1,005,926

The change in Level 3 assets measured at fair value on a nonrecurring basis is summarized as follows:

	Impaired Loans	Real Estate Held for Sale

Balance at December 31, 2018	$665,267	$340,659
Dispositions/Proceeds	(28,891)	—
Impairment	(24,986)	(12,734)
Balance at June 30, 2019	$611,390	$327,925

The fair value of impaired loans referenced above was determined by obtaining independent third party appraisals and/or internally developed collateral valuations to support the Company’s estimates and judgments in determining the fair value of the underlying collateral supporting impaired loans.

The fair value of real estate held for resale referenced above was determined by obtaining market price valuations from independent third parties wherever such quotes were available for the other collateral owned. The Company utilized independent third party appraisal to support the Company’s estimates and judgments in determining fair value for other real estate owned.

F-15

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

4. MORTGAGE LOANS RECEIVABLE AND BOND PORTFOLIO

At June 30, 2019, the Company had first mortgage loans receivable totaling $23,231,337. The loans bear interest ranging from 0% to 10.25% with a weighted average of approximately 8.09% at June 30, 2019. At December 31, 2018, the Company had first mortgage loans receivable totaling $23,607,655. The loans bear interest ranging from 0% to 10.25% with a weighted average of approximately 8.15% at December 31, 2018.

The Company has a portfolio of secured church bonds at June 30, 2019 and December 31, 2018, which are carried at fair value. The bonds pay either semi-annual or quarterly interest ranging from 3.75% to 9.75%. The aggregate par value of secured church bonds equaled approximately $16,658,937 at June 30, 2019 with a weighted average interest rate of 6.87% and approximately $15,847,807 at December 31, 2018 with a weighted average interest rate of 6.80%. These bonds are due at various maturity dates through February 2047. The Company has recorded an aggregate other than temporary impairment of $558,000 and $458,000 for June 30, 2019 and December 31, 2018, respectively for the First Mortgage Bonds issued by Agape Assembly Baptist Church. This bond series in the aggregate constitute approximately 6.84% and 6.47% of the bond portfolio at June 30, 2019 and December 31, 2018, respectively. The Company had maturities and redemptions of bonds of approximately $84,000 for the six months ended June 30, 2019 and $723,000 for the year ended December 31, 2018, respectively.

The contractual maturity schedule for mortgage loans receivable and the bond portfolio as of June 30, 2019, is as follows:

	Mortgage Loans	Bond Portfolio

July 1, 2019 through June 30, 2020	$ 1,127,113	$ 236,000
July 1, 2020 through December 31, 2020	2,586,213	103,000
2021	692,348	270,000
2022	1,491,046	192,000
2023	852,674	295,000
Thereafter	16,481,943	15,562,937
	23,231,337	16,658,937
Less loan loss and other than temporary impairment on bonds allowance	(1,620,207)	(558,000)
Less deferred origination fees	(311,913)	___-____
Totals	$21,299,217	$16,100,937

The Company currently owns $529,000 First Mortgage Bonds and $497,000 Second Mortgage Bonds issued by Agape Assembly Baptist Church located in Orlando, Florida. The total principal amount of First Mortgage Bonds issued by Agape is $7,200,000, and the total principal amount of Second Mortgage Bonds issued is $715,000. Agape defaulted on its payment obligations to bondholders in September 2010. The church subsequently commenced a Chapter 11 bankruptcy reorganization proceeding regarding the property that secures the First Mortgage Bonds in December 2010. In October 2014, the

F-16

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

bondholders of Agape agreed to a modification in the terms of their bonds which resulted in the temporary resumption of both principal and interest payments to both the first and second mortgage bond holders. Both the First Mortgage Bonds and Second Mortgage Bonds were modified to a fully amortized fixed rate, quarterly interest payment of 6.25% with a new maturity date of September 2037 for all the issued and outstanding bonds. The Company, along with all other bondholders, has a superior lien over all other creditors. The Church subsequently defaulted on their modification agreement in 2016 and no interest payments were made to bondholders during the period ended June 30, 2019. However, the trustee made a distribution to bondholders during 2017 of $18.75 per $1,000 bond as a repayment of principal only, effectively reducing the outstanding balance of each $1,000 bond to approximately $826. The Company has an aggregate other than temporary impairment of $558,000 and $458,000 for the First and Second Mortgage Bonds at June 30, 2019 and December 31, 2018, respectively, which effectively reduces the bonds to the fair value amount management believes will be recovered.

The Company restructured two mortgage loans during the year ended December 31, 2018. The first restructured loan was a $669,544 first mortgage loan located in Indianapolis, Indiana. The Church was unable to meet its monthly debt obligations. The Company reduced the Church’s monthly mortgage obligation to interest only payments for a period of three years. After the initial three-year period, the Church will resume its regular monthly mortgage payments. The Church accepted the restructured loan terms. The modification had no effect on the Company’s financial statements.

The second restructured loan was a $470,000 first mortgage loan located in Cincinnati, Ohio. The Church was unable to meet its monthly debt obligations. The Company reduced the Church’s monthly mortgage obligation to interest only for a period of three years which included a reduction in their interest rate. After the initial three-year term, the rate of interest will increase for an additional three-year period. At the end of the sixth year, the Church will resume its regular monthly mortgage payments at the original rate of interest. The Church accepted the restructured loan terms. The modification had no effect on the Company’s financial statements.

The Company did not restructure any loans during the six month period ended June 30, 2019. A summary of loans re-structured or modified for the sixth month period ended June 30, 2019 and the year ended December 31, 2018 are shown below. All of the loans shown are currently performing under the terms of the modifications for their mortgage obligations.

	June 30, 2019

Type of Loan	Number of Loans	Original Principal Balance	Original Average Interest Rate	Unpaid Principal Balance	Modified Average Interest Rate
First Mortgage Loan	7	$4,415,544	8.014%	$3,434,328	6.03%

F-17

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

	December 31, 2018

Type of Loan	Number of Loans	Original Principal Balance	Original Average Interest Rate	Unpaid Principal Balance	Modified Average Interest Rate
First Mortgage Loan	7	$4,415,544	8.014%	$3,838,819	6.03%

5. SECURED INVESTOR CERTIFICATES

Secured investor certificates are collateralized by certain mortgage loans receivable or secured church bonds of approximately the same value as the certificates. The weighted average interest rate on the certificates was 6.33% and 6.35% at June 30, 2019 and December 31, 2018, respectively. Holders of the secured investor certificates may renew certificates at the current rates and terms upon maturity at the Company’s discretion. Renewals upon maturity are considered neither proceeds from nor issuance of secured investor certificates. Renewals totaled approximately $243,000 and $1,671,000 at June 30, 2019 and December 31, 2018, respectively. The secured investor certificates have certain financial and non-financial covenants identified in the respective series’ trust indentures.

The estimated maturity schedule for the secured investor certificates at June 30, 2019 is as follows:

July 1, 2019 through June 30, 2020	$ 3,269,000
July 1, 2020 through December 31, 2020	2,128,000
2021	2,168,000
2022	996,000
2023	3,353,000
Thereafter	15,448,000
$27,362,000
Less deferred offering costs	(859,520)
Totals	$26,502,480

In September 2017, the Company filed a registration statement with the Securities and Exchange Commission to offer $10,000,000 worth of Series E secured investor certificates. The offering was declared effective by the SEC on November 6, 2017. The certificates are being offered in multiples of $1,000 with interest rates ranging from 4.00% to 6.50%, subject to changing market rates, and maturities from 5 to 15 years. The certificates are collateralized by certain mortgage loan receivables and church bonds of approximately the same value. At June 30, 2019, approximately 3,344 Series E certificates had been issued and were outstanding for $3,344,000.

F-18

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

6. TRANSACTIONS WITH AFFILIATES

The Company has an Advisory Agreement with Church Loan Advisors, Inc. (the “Advisor”). The Advisor is responsible for the day-to-day operations of the Company and provides office space and administrative services. The Advisor and the Company are related through common ownership and common management. For its services, the Advisor is entitled to receive a management fee equal to 1.25% annually of the Company's Average Invested Assets, plus one-half of any origination fee charged to borrowers on mortgage loans made by the Company. A majority of the independent board members approve the Advisory Agreement on an annual basis. The Company paid the Advisor management and origination fees of approximately $159,000 and $322,000 at June 30, 2019 and December 31, 2018, respectively.

7. LINE OF CREDIT

On April 9, 2018, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Alerus Financial, N.A., as lender (the “Lender”), and a Revolving Note (the “Note”) evidencing a $4,000,000 revolving loan (the “Revolving Loan”). The Lender agrees to make loans to the Company from time to time and after the date of the loan agreement and the Company may repay and re-borrow pursuant to the terms and conditions of the Revolving Loan as long as no borrowing causes that dollar limit to be exceeded and the Company is not otherwise in default on the Revolving Loan. The Revolving Loan is secured by a first priority security interest in substantially all of the Company’s assets other than collateral pledged to secure the Company’s secured investor certificates, both those currently issued and any potentially issued in the future. The Company borrowed against the line of credit during the six month period ended June 30, 2019 and has and outstanding balance of $2,000,000 as of June 30, 2019. The original maturity date of the Note was April 9, 2019 and the interest rate is the prevailing London Interbank Offering Rate (LIBOR) plus 2.70% adjusted monthly. On July 22, 2019 the revolving loan was extended for an additional year to July 22, 2020.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company is required to disclose the fair value information about financial instruments, where it is practicable to estimate that value. Because assumptions used in these valuation techniques are inherently subjective in nature, the estimated fair values cannot always be substantiated by comparison to independent market quotes and, in many cases, the estimated fair values could not necessarily be realized in an immediate sale or settlement of the instrument.

The fair value estimates presented herein are based on relevant information available to management as of June 30, 2019 and December 31, 2018, respectively. Management is not aware of any factors that would significantly affect these estimated fair value amounts. As these reporting requirements exclude certain financial instruments and all non-financial instruments, the aggregate fair value amounts presented herein do not represent management’s estimate of the underlying value of the Company.

F-19

AMERICAN CHURCH MORTGAGE COMPANY

Notes to Unaudited Financial Statements

June 30, 2019

The estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, are as follows:

	June 30, 2019		December 31, 2018
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Cash and equivalents	$ 1,141,413	$ 1,141,413	$ 2,183,441	$ 2,183,441
Accounts receivable	273,895	273,895	251,535	251,535
Interest receivable	197,021	197,021	184,869	184,869
Mortgage loans receivable	23,231,337	25,815,605	23,607,655	23,905,564
Bond portfolio	16,658,937	16,100,937	15,847,807	15,389,807
Secured investor certificates	26,502,480	34,788,901	29,386,000	34,099,540

AMERICAN CHURCH MORTGAGE COMPANY

Minnetonka, Minnesota

Financial Statements

As of and for the Years Ended December 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

American Church Mortgage Company

Opinion on the Financial Statements

We have audited the accompanying balance sheets of American Church Mortgage Company (the "Company") as of December 31, 2018 and 2017, the related statements of operations, stockholders’ equity, and cash flows, for the years ended December 31, 2018 and 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years ended December 31, 2018 and 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2010.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

April 1, 2019

AMERICAN CHURCH MORTGAGE COMPANY

Balance Sheets

	As of December 31,
ASSETS	2018	2017

Current Assets
Cash and cash equivalents	$2,183,441	$502,490
Accounts receivable	251,535	260,785
Interest receivable	184,869	176,365
Investments	2,410	2,410
Current maturities of mortgage loans receivable, net of
allowance for loan losses of $172,481 and $88,113 and deferred origination fees of $21,283 and $28,956 at December
31, 2018 and 2017, respectively	2,241,557	1,373,463
Current maturities of bond portfolio	167,000	139,000
Prepaid expenses	7,166	2,598
Total current assets	5,037,978	2,457,111

Mortgage Loans Receivable, net of current maturities,
allowance of $1,499,522 and $1,340,042 and deferred
origination fees of $250,630 and $256,578 at December
31, 2018 and 2017, respectively	19,422,182	21,071,635

Bond Portfolio, net of current maturities	15,222,807	14,090,755

Real Estate Held for Sale	340,659	225,872
Total Assets	$40,023,626	$37,845,373

Notes to Financial Statements are an integral part of this Statement.

F-2

AMERICAN CHURCH MORTGAGE COMPANY

Balance Sheets

	As of December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2018	2017

Current Liabilities
Current maturities of secured investor certificates	$4,105,000	$4,116,000
Accounts payable	604,876	56,847
Dividends payable	142,613	117,446
Total current liabilities	4,852,489	4,290,293

Secured Investor Certificates, Series B, net of current maturities	8,880,000	8,825,000
Secured Investor Certificates, Series C, net of current maturities	5,659,000	6,148,000
Secured Investor Certificates, Series D, net of current maturities	7,956,000	8,234,000
Secured Investor Certificates, Series E	2,786,000	—

(Less) Deferred Offering Costs, net of accumulated amortization of $1,059,702 and $1,222,243 at December 31, 2018 and
2017, respectively	(886,411)	(839,377)
Total liabilities	29,247,078	26,657,916

Stockholders’ Equity
Common stock, par value $.01 per share
authorized, 30,000,000 shares,
issued and outstanding, 1,677,798 shares at
December 31, 2018 and 2017	16,778	16,778
Additional paid-in capital	19,113,458	19,113,458
Accumulated deficit	(8,353,688)	(7,942,779)
Total stockholders’ equity	10,776,548	11,187,457

Total liabilities and stockholders' equity	$40,023,626	$37,845,373

Notes to Financial Statements are an integral part of this Statement.

F-3

AMERICAN CHURCH MORTGAGE COMPANY

Statements of Operations

	Years Ended December 31,
	2018	2017

Interest and Other Income	$2,689,405	$2,767,019

Interest Expense	1,970,986	1,913,704

Net Interest Income	718,419	853,315

Provision for losses on mortgage loans receivable	254,310	116,172

Net Interest Income after Provision for Mortgage	464,109	737,143

Operating Expenses	514,291	584,922

Net (Loss) Income	($50,182)	$152,221

Basic and Diluted (Loss) Income Per Share	$(0.03)	$0.09

Dividends Declared Per Share	$0.22	$0.28

Weighted Average Common Shares Outstanding -
Basic and Diluted	1,677,798	1,677,798

Notes to Financial Statements are an integral part of this Statement.

F-4

AMERICAN CHURCH MORTGAGE COMPANY

Statements of Stockholders’ Equity

Years Ended December 31, 2018 and 2017

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit

Balance, December 31, 2016	1,677,798	$16,778	$19,113,458	$(7,625,217)

Net income	—	—	—	152,221

Dividends declared	—	—	—	(469,783)

Balance, December 31, 2017	1,677,798	16,778	19,113,458	(7,942,779)

Net (loss)	—	—	—	(50,182)

Dividends declared	—	—	—	(360,727)

Balance, December 31, 2018	1,677,798	$16,778	$19,113,458	$(8,353,688)

Notes to Financial Statements are an integral part of this Statement.

F-5

AMERICAN CHURCH MORTGAGE COMPANY

Statements of Cash Flows

	Years Ended December 31,
	2018	2017

Cash Flows from Operating Activities
Net (loss) income	$(50,182)	$152,221
Adjustments to reconcile net (loss) income to net cash
from operating activities:
Net loss on sales and impairment on real estate held for sale	(12,734)	66,971
Provision for losses on mortgage loans receivable	254,310	116,172
Accretion of deferred loan origination fees	(13,621)	(12,965)
Amortization of deferred offering costs	110,519	120,802
Change in assets and liabilities
Accounts receivable	9,250	(41,433)
Interest receivable	(8,504)	(453)
Prepaid expenses	(4,568)	(1,109)
Accounts payable	548,029	19,896
Net cash provided by operating activities	832,499	420,102

Cash Flows from Investing Activities
Investment in mortgage loans	(2,209,583)	(3,129,367)
Collections of mortgage loans	2,648,201	3,702,860
Investment in bonds	(1,883,052)	(2,964,000)
Proceeds from bonds	723,000	216,861
Proceeds from real estate held for sale	—	48,029
Net cash (used for) investing activities	(721,434)	(2,125,617)

Cash Flows from Financing Activities
Proceeds from secured investor certificates	2,786,000	930,000
Payments on secured investor certificate maturities	(723,000)	(1,531,000)
Payments for deferred costs	(157,554)	(120,984)
Dividends paid	(335,560)	(453,005)
Net cash provided by (used for) financing activities	1,569,886	(1,174,989)

Net Increase (Decrease) in Cash and Cash Equivalents	1,680,951	(2,880,504)

Cash and Cash Equivalents - Beginning of Year	502,490	3,382,994

Cash and Cash Equivalents - End of Year	$2,183,441	$502,490

Notes to Financial Statements are an integral part of this Statement.

F-6

AMERICAN CHURCH MORTGAGE COMPANY

Statements of Cash Flows - Continued

	Years Ended December 31,
	2018	2017

Supplemental Cash Flow Information

Dividends payable	$142,613	$117,446

Loan origination fees	$24,200	$40,712

Interest paid	$1,384,399	$1,792,902

Loans transferred to real estate held for sale	$112,515	$—

Notes to Financial Statements are an integral part of this Statement.

F-7

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

American Church Mortgage Company, a Minnesota corporation, was incorporated on May 27, 1994. The Company was organized to engage primarily in the business of making mortgage loans to churches and other nonprofit religious organizations throughout the United States, on terms established for individual organizations.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. The most sensitive estimates relate to the realizability of the mortgage loans receivable, the valuation of the bond portfolio and the valuation of real estate held for sale. It is at least reasonably possible that these estimates could change in the near term and that the effect of the change, if any, may be material to the financial statements.

Concentration of Credit Risk

The Company's loans have been granted to churches and other non-profit religious organizations. The ability of the Company’s debtors to honor their contracts is dependent on member contributions and the involvement in the church or organization of its senior pastor.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

The Company maintains accounts primarily at two financial institutions. At times throughout the year, the Company’s cash and equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation. Cash in money market funds is not federally insured. The Company had $974,346 and $15,428 in a money market fund account at December 31, 2018 and 2017, respectively. The Company has not experienced any losses in such accounts.

Bond Portfolio

The Company accounts for the bond portfolio under the Accounting Standards Codification (ASC) 320, Investments-Debt and Equity Securities. The Company classifies the bond portfolio as “available-for sale” and measures the portfolio at fair value. While the bonds are generally held until contractual maturity, the Company classifies them as available for sale as the bonds may be used to repay secured investor certificates or provide additional liquidity or working capital in the short term. The Company has classified $167,000 and $139,000 in bonds as current assets as of December 31,

F-8

2018 and 2017, respectively, based on management’s estimates for liquidity requirements and contractual maturities of certain bonds maturing in 2019 and 2018, respectively.

Allowance for Loan Losses on Mortgage Loans Receivable

The Company records mortgage loans receivable at estimated net realizable value, which is the unpaid principal balances of the mortgage loans receivable, less the allowance for loan losses on mortgage loans receivable and less deferred loan origination fees. The Company’s loan policy provides an allowance for estimated uncollectible loans based on an evaluation of the current status of the loan portfolio with application of reserve percentages to specific loans based on payment status. This policy reserves for principal amounts outstanding on a specific loan if cumulative interruptions occur in the normal payment schedule of the loan, therefore, the Company recognizes a provision for losses and an allowance for the outstanding principal amount of the loan in the Company’s portfolio if the amount is in doubt of collection. Additionally, no interest income is recognized on impaired loans that are declared to be in default and are in the foreclosure process. At December 31, 2018, the Company reserved $1,672,003 for seventeen mortgage loans. Eleven of these loans are three or more mortgage payments in arrears of which three are declared to be in default and two are in the foreclosure process. The total principal amount of these seventeen loans totals approximately $6,893 ,000 at December 31, 2018. At December 31, 2017, the Company reserved $1,428,155 for nineteen mortgage loans. Fourteen of these loans are three or more mortgage payments in arrears of which five are declared to be in default and two loans are in the foreclosure process. The total principal amount of these nineteen loans totals approximately $5,408,000 at December 31, 2017.

A summary of transactions in the allowance for mortgage loans for the years ended December 31 is as follows:

	2018	2017
Balance at beginning of year	$ 1,428,155	$ 1,311,983
Provision for losses on mortgage loans receivable	254,310	116,172
Reclassified to real estate held for sale	(10,462)	-
Balance at end of year	$ 1,672,003	$ 1,428,155

The total impaired loans, which are loans that are in the foreclosure process or are declared to be in default, were approximately $1,498,000 and $2,044,000 at December 31, 2018 and 2017, respectively, which the Company believes are adequately secured by the underlying collateral and the allowance for mortgage loans. Approximately $833,000 of the Company’s allowance for mortgage loans was allocated to these loans at December 31, 2018. Approximately $723,000 of the Company’s allowance for mortgage loans was allocated to impaired loans at December 31, 2017.

The Company will declare a loan to be in default and will place the loan on non-accrual status when the following thresholds have been met: (i) the borrower has missed three consecutive mortgage payments; (ii) the borrower has not communicated to the Company any legitimate reason for delinquency in its payments to the Company and has not arranged for the re-continuance of payments;

F-9

(iii) lines of communication to the borrower have broken down such that any reasonable prospect of rehabilitating the loan and return of regular payments is gone.

The Company’s policies on payments received and interest accrued on non-accrual loans are as follows: (i) The Company will accept payments on loans that are currently on non-accrual status when a borrower has communicated to us that they intend to meet their mortgage obligations. A payment made on a non-accrual loan is considered a good faith deposit as to the intent to resume their mortgage payment obligation. This good faith deposit is credited back to interest first then principal as stated in the mortgage loan documentation. (ii) A letter outlining the re-payment terms or the restructure terms (if any) of the loan is provided to the borrower. This letter will be signed by the Senior Pastor and either officers or board members of the borrower. This letter resumes the obligation to make payments on non-accrual loans. (iii) The borrower must meet all its payment obligations for the next 120 days without interruption in order to be removed from non-accrual status. No interest income was recognized on non-accrual loans for the years ended December 31, 2018 and 2017.

When a loan is declared in default according to the Company’s policy or deemed to be doubtful of collection, the loan committee of the Advisor to the Company will direct the staff to charge-off the uncollectable receivables.

Loans totaling approximately $2,853,000 and $3,364,000 exceeded 90 days past due but continued to accrue interest as of December 31, 2018 and 2017, respectively. The Company believes that continued interest accruals are appropriate because the loans are well secured, not deemed to be in technical default and the Company is actively pursuing collection of past due payments.

Real Estate Held for Sale

As of December 31, 2018, the Company had acquired one property located in Bethel, Ohio through the foreclosure process with an outstanding balance of $112,515. The Company is preparing to list the property for sale through a local realtor.

As of December 31, 2018, the Company has one property located in Pine Bluff, Arkansas acquired via deed in lieu of foreclosure with an outstanding balance totaling balance totaling $225,872. The Church is still occupying this property and paying rent while trying to either sell the building or obtain refinancing. The Company records real estate held for sale at the estimated fair value, which is net of the expected expenses related to the sale of the real estate. The fair value of our real estate held for sale, which represents the carrying value, is $340,659 as of December 31, 2018.

The Company sold one property and disposed of a second property during the year ended December 31, 2017. The first property was sold to an unrelated third party for approximately $48,000. The second property was disposed by way of a “Quit-Claim Deed” to an unrelated third party. The disposed property had no carrying value. The Company realized an additional loss of approximately $67,000 on property that was sold as of December 31, 2017.

F-10

Carrying Value of Long-Lived Assets

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that the carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of the estimated useful life.

Recoverability is assessed based on the carrying amount of the asset compared to the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is deemed not recoverable and exceeds fair value as determined through various valuation techniques including, but not limited to, discounted cash flow models, quoted market values, and third party independent appraisals.

Revenue Recognition

Interest income on mortgage loans receivable and the bond portfolio is recognized as earned per the terms of the specific asset. Other income included with interest represents cash received for loan origination fees, which are recognized over the life of the loan as an adjustment to the yield on the loan.

As of January 1, 2018, the Company adopted ASU 2014-09 Revenue from Contracts with Customers - Topic 606 and all subsequent ASUs that modified ASC 606. The Company has elected to apply the ASU and all related ASUs using the modified retrospective implementation method. The implementation of the guidance had no material impact on the measurement or recognition of revenue of prior periods.

The Company generally fully satisfies its performance obligations on its contracts with customers as services are rendered and the transaction prices are typically fixed; charged either on a periodic basis or based on activity. Because performance obligations are satisfied as services are rendered and the transaction prices are fixed, there is little judgment involved in applying Topic 606 that significantly affects the determination of the amount and timing of revenue from contracts with customers. The main types of revenue contracts included in non-interest income within the consolidated statements of operations are as follows:

Gain Losses on Sale of OREO

The Company records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When the Company finances the

F-11

sale of OREO to the buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the OREO asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer. In determine the gain or loss on the sale, the Company adjusts the transaction prices and related gain (loss) on sale if a significant financing component is present.

Deferred Financing Costs

The Company defers the costs related to obtaining financing. These costs are amortized over the life of the financing using the straight line method, which approximates the effective interest method.

Income (Loss) Per Common Share

No adjustments were made to income (loss) for the purpose of calculating earnings per share, as there were no potential dilutive shares outstanding.

Recent Accounting Pronouncements

In June, 2016 the FASB issued ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 is intended to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit. For public entities, ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company has not yet fully evaluated the potential effects of adopting ASU 2016-13 on the Company’s results of operations, financial position or cash flows.

Recent Accounting Pronouncements – Adopted

In the first quarter of 2018, the Company adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606).  Under the ASU, revenue is recognized when a customer obtains control of promised services in an amount that reflects the consideration the entity expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.  The Company applied the five-step method outlined in the ASU to all revenue streams scoped-in by the ASU and elected the modified retrospective implementation method. Substantially all of the Company’s interest income and certain non-interest income were not impacted by the adoption of this ASU because either the revenue from those contracts with customers is covered by other guidance in U.S. GAAP or the revenue recognition outcomes were similar to our current revenue recognition practices. We reviewed non-interest sources of income and related contracts to document the impact of the new standard on our service offerings that are in the scope of the ASU including gains (losses) on sale of OREOs. Upon our analysis we concluded that the adoption of the ASC 606 did not change the timing and pattern of revenue recognition related to scoped in non-interest income source and only required additional disclosures. In addition, we reviewed, and where necessary,

F-12

enhanced our business processes, systems and controls to support recognition and disclosures under the new standard. The additional disclosures required by the ASU have been included above.

Income Taxes

The Company elected to be taxed as a Real Estate Investment Trust (REIT). Accordingly, the Company is not subject to Federal income tax to the extent of distributions to its shareholders if the Company meets all the requirements under the REIT provisions of the Internal Revenue Code.

The Company evaluated its recognition of income tax benefits using a two-step approach to recognizing and measuring tax benefits when realization of the benefits is uncertain. The first step is to determine whether the benefit meets the more-likely-than-not condition for recognition and the second step is to determine the amount to be recognized based on the cumulative probability that exceeds 50%. Primarily due to the Company’s tax status as a REIT, the Company does not have any significant tax uncertainties that would require recognition or disclosure.

Subsequent Events

The Company has evaluated events and transactions through the date the financial statements were available to be issued. No material events or transactions occurred in the time period referenced above requiring adjustment to or disclosure in the December 31, 2018 financial statements.

2. FAIR VALUE MEASUREMENT

The Company measures certain financial instruments at fair value in our balance sheets. The fair value of these instruments is based on valuations that include inputs that can be classified within one of the three levels of a hierarchy. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

Except for the bond portfolio, which is required by authoritative accounting guidance to be recorded at fair value in our balance sheets, the Company elected not to record any other financial assets or liabilities at fair value on a recurring basis. We recorded an aggregate other than temporary impairment for losses on our Agape bonds (Note 3), which totaled $458,000 for both the years ended December 31, 2018 and 2017.

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The following table summarizes the Company’s financial instruments that were measured at fair value on a recurring basis:

		Fair Value Measurement
December 31, 2018	Fair Value	Level 3

Bond portfolio	$15,389,807	$15,389,807

		Fair Value Measurement
December 31, 2017	Fair Value	Level 3

Bond portfolio	$14,229,755	$14,229,755

We determine the fair value of the bond portfolio shown in the table above by comparing it with similar instruments in inactive markets. The analysis reflects the contractual terms of the bonds, which are callable at par by the issuer at any time, and the anticipated cash flows of the bonds and uses observable and unobservable market-based inputs. Unobservable inputs include our internal credit rating and selection of similar bonds for valuation.

The change in Level 3 assets measured at fair value on a recurring basis is summarized as follows:

	2018	2017
Balance at beginning of year	$14,229,755	$11,482,616
Purchases	1,883,052	2,964,000
Proceeds	(723,000)	(216,861)
Balance at end of year	$15,389,807	$14,229,755

Real estate held for sale and impaired loans are recorded at fair value on a nonrecurring basis. The fair value of real estate held for sale was based upon the listed sales price less expected selling costs, which is a Level 3 input. The resulting impairment charges were $114,787 and $0 for the years ended December 31, 2018 and 2017, respectively.

The following table summarizes the Company’s financial instruments that were measured at fair value on a nonrecurring basis:

	December 31, 2018
	Level 1	Level 2	Level 3	Fair Value at December 31, 2018
Impaired Loans	$ -	$ -	$665,267	$665,267
Real estate held for resale	-	-	340,659	340,659
	$ -	$ -	$1,005,926	$1,005,926

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	December 31, 2017
	Level 1	Level 2	Level 3	Fair Value at December 31, 2017
Impaired Loans	$ -	$ -	$1,321,500	$1,321,500
Real estate held for resale	-	-	225,872	225,872
	$ -	$ -	$1,547,372	$1,547,372

The change in Level 3 assets measured at fair value on a nonrecurring basis is summarized as follows:

	Impaired Loans	Real Estate Held for Sale

Balance at December 31, 2016	$1,189,873	$340,872
Additions/Acquisitions	197,034	-
Dispositions/Proceeds	(5,465)	(115,000)
Impairment	(59,942)	-
Balance at December 31, 2017	$1,321,500	$225,872
Additions/Acquisitions	-	125,249
Dispositions/Proceeds	(546,406)	-
Impairment	(109,827)	(10,462)
Balance at December 31, 2018	$ 665,267	$340,659

The fair value of impaired loans referenced above was determine by obtaining independent third party appraisals and/or internally developed collateral valuations to support the Company’s estimates and judgements in determining the fair value of the underlying collateral supporting impaired loans.

The fair value of real estate held for resale referenced above was determined by obtaining market price valuations from independent third parties wherever such quotes were available for the other collateral owned. The company utilized independent third party appraisal to support the Company’s estimates and judgements in determining fair value for other real estate owned.

3. MORTGAGE LOANS RECEIVABLE AND BOND PORTFOLIO

At December 31, 2018, the Company had first mortgage loans receivable totaling $23,607,655. The loans bear interest ranging from 0% to 10.25% with a weighted average of approximately 8.15% at December 31, 2018. The Company had first mortgage loans receivable totaling $24,158,787 that bore interest ranging from 0% to 10.25% with a weighted average of approximately 8.19% at December 31, 2017.

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The Company has a portfolio of secured church bonds at December 31, 2018 and December 31, 2017, which are carried at fair value. The bonds pay either semi-annual or quarterly interest ranging from 3.50% to 9.75%. The aggregate par value of secured church bonds equaled approximately $15,847,807 at December 31, 2018 with a weighted average interest rate of 6.80% and approximately $14,687,755 at December 31, 2017 with a weighted average interest rate of 6.82%. These bonds are due at various maturity dates through May 2046. The Company has recorded an aggregate other than temporary impairment of $458,000 for both December 31, 2018 and 2017 for the First Mortgage Bonds issued by Agape Assembly Baptist Church. This bond series in the aggregate constitute approximately 6.47% and 6.98% of the bond portfolio at December 31, 2018 and 2017, respectively. The Company had maturities and redemptions of bonds of approximately $723,000 and $217,000 in 2018 and 2017, respectively.

The contractual maturity schedule for mortgage loans receivable and the bond portfolio as of December 31, 2018, is as follows:

	Mortgage Loans	Bond Portfolio

2019	$ 2,435,321	$ 167,000
2020	963,625	240,000
2021	756,395	266,000
2022	1,554,461	188,000
2023	924,931	289,000
Thereafter	16,972,922	14,697,807
	23,607,655	15,847,807
Less loan loss and other than temporary impairment on bonds allowance	(1,672,003)	(458,000)
Less deferred origination income	(271,913)	___-____
Totals	$21,663,739	$15,389,807

The Company currently owns $529,000 First Mortgage Bonds and $497,000 Second Mortgage Bonds issued by Agape Assembly Baptist Church located in Orlando, Florida. The total principal amount of First Mortgage Bonds issued by Agape is $7,200,000, and the total principal amount of Second Mortgage Bonds issued is $715,000. Agape defaulted on its payment obligations to bondholders in September 2010. The church subsequently commenced a Chapter 11 bankruptcy reorganization proceeding regarding the property that secures the First Mortgage Bonds in December 2010. In October 2014, a minimum of 80% of the bondholders of Agape agreed to a modification in the terms of their bonds which resulted in the temporary resumption of both principal and interest payments to both the first and second mortgage bond holders. Both the First Mortgage Bonds and Second Mortgage Bonds were modified to a fully amortized fixed rate, quarterly interest payment of 6.25% with a new maturity date of September 2037 for all the issued and outstanding bonds. The Company, along with all other bondholders, has a superior lien over all other creditors. The Church subsequently defaulted on their modification agreement in 2016 and no interest payments were made to bondholders during the year ended December 31, 2018. However, the trustee made a distribution to bondholders during 2017 of $18.75 per $1,000 bond as a repayment of principal only, effectively reducing the outstanding balance of each $1,000 bond to approximately $826. The Company has an aggregate other than temporary impairment of $458,000 for the First and Second Mortgage Bonds at both at December 31, 2018 and 2017, which effectively reduces the bonds to the fair value amount management believes will be recovered.

F-16

The Company restructured two mortgage loans during the year ended December 31, 2018. The first restructured loan was a $669,544 first mortgage loan located in Indianapolis, Indiana. The Church was unable to meet its monthly debt obligations. The Company reduced the Church’s monthly mortgage obligation to interest only payments for a period of three years. After the initial three-year period, the Church will resume its regular monthly mortgage payments. The Church accepted the restructured loan terms. The modification had no effect on the Company’s financial statements.

The second restructured loan was a $470,000 first mortgage loan located in Cincinnati, Ohio. The Church was unable to meet its monthly debt obligations. The Company reduced the Church’s monthly mortgage obligation to interest only for a period of three years which included a reduction in their interest rate. After the initial three-year term, the rate of interest will increase for an additional three-year period. At the end of the sixth year, the Church will resume its regular monthly mortgage payments at the original rate of interest. The Church accepted the restructured loan terms. The modification had no effect on the Company’s financial statements.

A summary of loans re-structured or modified for the years ended December 31, 2018 and 2017 are shown below. All of the loans shown are currently performing under the terms of the modifications for their mortgage obligations.

	December 31, 2018

Type of Loan	Number of Loans	Original Principal Balance	Original Average Interest Rate	Unpaid Principal Balance	Modified Average Interest Rate
First Mortgage Loan	7	$4,415,544	8.014%	$3,838,819	6.03%

	December 31, 2017

Type of Loan	Number of Loans	Original Principal Balance	Original Average Interest Rate	Unpaid Principal Balance	Modified Average Interest Rate
First Mortgage Loan	5	$3,276,000	8.67%	$2,762,309	6.64%

4. SECURED INVESTOR CERTIFICATES

Secured investor certificates are collateralized by certain mortgage loans receivable or secured church bonds of approximately the same value as the certificates. The weighted average interest rate on the certificates was 6.35% and 6.45% at December 31, 2018 and 2017, respectively. Holders of the secured investor certificates may renew certificates at the current rates and terms upon maturity at the

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Company’s discretion. Renewals upon maturity are considered neither proceeds from nor issuance of secured investor certificates. Renewals totaled approximately $1,671,000 and $1,282,000 during 2018 and 2017, respectively. The secured investor certificates have certain financial and non-financial covenants identified in the respective series’ trust indentures.

The estimated maturity schedule for the secured investor certificates at December 31, 2018 is as follows:

2019	$ 4,105,000
2020	4,117,000
2021	2,168,000
2022	1,316,000
2023	3,217,000
Thereafter	14,463,000
$29,386,000
Less deferred offering costs	(886,411)
Totals	$28,499,589

In July 2014, the Company filed a registration statement with the Securities and Exchange Commission to offer $10,000,000 worth of Series D secured investor certificates. The offering was declared effective by the SEC on August 12, 2014. The offering was renewed with an effective date of September 23, 2016. The certificates were offered in multiples of $1,000 with interest rates ranging from 4.00% to 6.50%, subject to changing market rates, and maturities from 5 and 7 to 15 years. The certificates are collateralized by certain mortgage loans receivable and church bonds of approximately the same value. At December 31, 2018, approximately 8,234 Series D certificates had been issued and were outstanding for $8,234,000. The offering terminated in August 2017.

In September 2017, the Company filed a registration statement with the Securities and Exchange Commission to offer $10,000,000 worth of Series E secured investor certificates. The offering was declared effective by the SEC on November 6, 2017. The certificates are being offered in multiples of $1,000 with interest rates ranging from 4.00% to 6.50%, subject to changing market rates, and maturities from 5 to 15 years. The certificates are collateralized by certain mortgage loan receivables and church bonds of approximately the same value. At December 31, 2018, approximately 2,786 Series E certificates had been issued and were outstanding for $2,786,000.

5. TRANSACTIONS WITH AFFILIATES

The Company has an Advisory Agreement with Church Loan Advisors, Inc. (the “Advisor”). The Advisor is responsible for the day-to-day operations of the Company and provides office space and administrative services. The Advisor and the Company are related through common ownership and common management. For its services, the Advisor is entitled to receive a management fee equal to 1.25% annually of the Company's Average Invested Assets, plus one-half of any origination fee charged to borrowers on mortgage loans made by the Company. A majority of the independent board members approve the Advisory Agreement on an annual basis. The Company paid the Advisor

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management and origination fees of approximately $322,000 and $333,000 during the years ended December 31, 2018 and 2017, respectively.

6. LINE OF CREDIT

On April 9, 2018, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Alerus Financial, N.A., as lender (the “Lender”), and a Revolving Note (the “Note”) evidencing a $4,000,000 revolving loan (the “Revolving Loan”). The Lender agrees to make loans to the Company from time to time and after the date of the loan agreement and the Company may repay and reborrow pursuant to the terms and conditions of the Revolving Loan as long as no borrowing causes that dollar limit to be exceeded and the Company is not otherwise in default on the Revolving Loan. The Revolving Loan is secured by a first priority security interest in substantially all of the Company’s assets other than collateral pledged to secure the Company’s secured investor certificates, both those currently issued and any potentially issued in the future. The Company has not yet borrowed against the line of credit as of December 31, 2018. The maturity date of the Note is April 9, 2019 and the interest rate is the prevailing London Interbank Offering Rate (LIBOR) plus 2.70% adjusted monthly.

7. INCOME TAXES

As discussed in Note 1, a REIT is subject to taxation to the extent that taxable income exceeds dividend distributions to shareholders. In order to maintain status as a REIT, the Company is required to distribute at least 90% of its taxable income. In 2018, the Company had pretax loss of $(50,182) and distributions to shareholders in the form of dividends during the tax year of $360,727. In 2017, the Company had pretax income of $152,221 and distributions to shareholders in the form of dividends during the tax year of $469,783. The Company paid out 100% of taxable income in dividends in 2018 and 2017.

The Company has federal and Minnesota net operating loss carryforwards of $2,600,000. The federal losses start to expire in 2034 and the Minnesota losses start to expire in 2029. The carrying amounts of some assets differ for tax basis than book basis. At December 31, 2018 and 2017, the cumulative tax basis in the Company’s assets and liabilities exceeded book basis by $1,966,000 and $1,725,000, respectively. The Company has no deferred tax assets or liabilities on its balance sheet.

The Tax Cuts and Jobs Act, signed into law on December 22, 2017, represents sweeping changes to the Internal Revenue Code, including the reduction of the corporate tax rate to a flat 21 percent.  This rate was effective January 1, 2018, ASC 740-10-30-8 and requires deferred tax assets and liabilities to be measured based on the enacted rates expected to apply when the deferred tax assets or liabilities are settled.  We do not have any deferred tax assets, and therefore did not incur a charge or benefit with regards to the rate change. We continue to work with our advisors to evaluate the new law and its application to ASC 740.

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8. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company is required to disclose the fair value information about financial instruments, where it is practicable to estimate that value. Because assumptions used in these valuation techniques are inherently subjective in nature, the estimated fair values cannot always be substantiated by comparison to independent market quotes and, in many cases, the estimated fair values could not necessarily be realized in an immediate sale or settlement of the instrument.

The fair value estimates presented herein are based on relevant information available to management as of December 31, 2018 and 2017, respectively. Management is not aware of any factors that would significantly affect these estimated fair value amounts. As these reporting requirements exclude certain financial instruments and all non-financial instruments, the aggregate fair value amounts presented herein do not represent management’s estimate of the underlying value of the Company.

The estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, are as follows:

	December 31, 2018		December 31, 2017
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Cash and equivalents	$2,183,441	$2,183,441	$502,490	$502,490
Accounts receivable	251,535	251,535	260,785	260,785
Interest receivable	184,869	184,869	176,365	176,365
Mortgage loans receivable	23,607,655	23,905,564	24,158,787	25,353,731
Bond portfolio	15,847,807	15,389,807	14,687,775	14,687,775
Secured investor certificates	29,386,000	34,099,540	27,323,000	34,811,519

The following methods and assumptions were used by the Company to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash and equivalents

Due to their short-term nature, the carrying amount of cash and cash equivalents approximates fair value and represents a level 1 measurement.

Accounts receivable

Due to the short term nature, the carrying amount of accounts receivable approximates fair value and represents a level 1 measurement.

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Interest receivable

Due to the short term nature, the carrying amount of interest receivable approximates fair value and represents a level 1 measurement.

Mortgage loans receivable

The fair value of the mortgage loans receivable is currently greater than the carrying value as the portfolio is currently yielding a higher rate than similar mortgages with similar terms for borrowers with similar credit quality. The credit markets in which the Company conducts business have experienced an increase in interest rates resulting in the fair value of the mortgage loans falling during the fiscal year ended December 31, 2018. The fair value of loans is considered a level 3 measurement.

Bond portfolio

We determine the fair value of the bond portfolio shown in the table above by comparing with similar instruments in inactive markets. The analysis reflects the contractual terms of the bonds, which are callable at par by the issuer at any time, and the anticipated cash flows of the bonds and uses observable and unobservable market-based inputs. Unobservable inputs include our internal credit rating and selection of similar bonds for valuation. The fair value of bonds is considered a level 3 measurement.

Secured investor certificates

The fair value of the secured investor certificates is currently greater than the carrying value due to higher interest rates than current market rates. The fair value of secured investor certificates is considered a level 3 measurement.

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